SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

The Clorox Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Notice of 2012 Annual Meeting, Proxy Statement and Annual Financial Statements

Annual Meeting of Stockholders November 14, 2012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2012

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of The Clorox Company, a Delaware corporation (“Clorox” or the “Company”), will be held at 9:00 a.m., Pacific time on Wednesday, November 14, 2012, in Building C of the Company’s Pleasanton Campus, located at 4900 Johnson Drive, Pleasanton, CA 94588, for the following purposes:

1.	To elect nine directors to serve until the 2013 Annual Meeting;

2.	To conduct an advisory vote on the compensation of the Company’s named executive officers;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013;

4.	To approve the Amended and Restated 2005 Stock Incentive Plan; and

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The board of directors (the “Board”) has fixed the close of business on September 18, 2012, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available at the Annual Meeting and during the ten days prior to the Annual Meeting at the office of the Secretary of the Company at 1221 Broadway, Oakland, CA 94612-1888.

Only record holders and people holding proxies from record holders of Clorox common stock as of the record date may attend the Annual Meeting. If you plan to attend the Annual Meeting and your shares are registered in your name, you must bring a current form of government-issued photo identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you must provide proof that you owned Clorox common stock on the record date, as well as a current form of government-issued photo identification. Please see the “Attending the Annual Meeting” section of the proxy statement for more information.

We are pleased to take advantage of the Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet. Under this process, on or about September 28, 2012, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our proxy statement, annual report—executive summary and voting instructions are available on the Internet as of the same date. As more fully described in the Notice of Internet Availability of Proxy Materials, all stockholders may choose to access our proxy materials via the Internet or may request printed copies of the proxy materials. Please see the “Information about the Meeting and Voting” section of the proxy statement for more information.

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report—Executive Summary are available at www.edocumentview.com/CLX.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND VOTE YOUR PROXY BY TELEPHONE, VIA THE INTERNET OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING, SIGNING AND RETURNING THE PROXY CARD ENCLOSED THEREIN.

By Order of the Board of Directors,

Angela C. Hilt
Vice President – Corporate Secretary
& Associate General Counsel
September 28, 2012

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Stockholders may call toll-free at (877) 825-8730

Banks and brokers may call collect at (212) 750-5833

THE CLOROX COMPANY
1221 BROADWAY
OAKLAND, CA 94612-1888

TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING AND VOTING	1
PROPOSAL 1: ELECTION OF DIRECTORS	5
Board of Directors’ Recommendation	6
Vote Required	6
COMMITTEES, ORGANIZATION OF THE BOARD OF DIRECTORS AND DIRECTOR INDEPENDENCE	13
Standing Committees	13
Evaluation of Director Qualifications and Experience	14
Diversity	14
Board of Directors’ Meeting Attendance	15
The Clorox Company Governance Guidelines and Director Independence	15
Director Independence Determination	16
Related Party Transaction Policies and Procedures	16
Code of Conduct	17
Board of Directors Leadership Structure	17
Board of Directors’ Role in Risk Management Oversight	18
Executive Sessions	18
BENEFICIAL OWNERSHIP OF VOTING SECURITIES	19
EQUITY COMPENSATION PLAN INFORMATION	20
COMPENSATION DISCUSSION AND ANALYSIS	21
DIRECTOR COMPENSATION	54
Fees Earned or Paid in Cash	55
Stock Awards	55
Stock Ownership Guidelines for Directors	56
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	56
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	56
Board of Directors’ Recommendation	56
Vote Required	57
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	57
Board of Directors’ Recommendation	57
Vote Required	57
AUDIT COMMITTEE REPORT	58
Fees of the Independent Registered Public Accounting Firm	59
PROPOSAL 4: APPROVAL OF AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN	59
Overview	59
Why You Should Vote to Approve the Plan	60
Section 162(m) of the Internal Revenue Code	60
Promotion of Good Corporate Governance Practices	60
Plan Summary	61
Federal Tax Aspects	63
Vote Required and Board of Directors’ Recommendation	65

i

OTHER INFORMATION		65
Annual Report, Financial Statements and Form 10-K		65
Director Communications		65
SOLICITATION OF PROXIES		65
STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING		65
HOUSEHOLDING		66
ATTENDING THE ANNUAL MEETING		66
APPENDIX A	AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN	A-1
APPENDIX B	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
	RESULTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION	B-1

ii

THE CLOROX COMPANY
1221 Broadway
Oakland, CA 94612-1888

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of The Clorox Company, a Delaware corporation (“Clorox” or the “Company”), for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held at 9:00 a.m. Pacific time on Wednesday, November 14, 2012, in Building C of the Company’s Pleasanton Campus, located at 4900 Johnson Drive, Pleasanton, CA 94588. Please refer to the “Attending the Annual Meeting” section of this proxy statement for more information about procedures for attending the Annual Meeting.

The Securities and Exchange Commission, or SEC, has adopted rules that allow us to use a “Notice and Access” model to make our proxy statement and other annual meeting materials available to you. On or about September 28, 2012, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice”), to our stockholders advising them that our proxy statement, annual report—executive summary and voting instructions can be accessed on the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet.

The Notice of Annual Meeting, Proxy Statement and Annual Report—Executive Summary are available at www.edocumentview.com/CLX.

INFORMATION ABOUT THE MEETING AND VOTING

Q: What is the purpose of this proxy statement?

A: The Board is soliciting your proxy to vote at the Company’s 2012 Annual Meeting of Stockholders to be held on November 14, 2012, and at any adjournments of the Annual Meeting. This proxy statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this proxy statement.

Q: Who is entitled to vote at the Annual Meeting?

A: Only stockholders of record at the close of business on September 18, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. On that date, there were 130,255,096 shares of our common stock (the “Common Stock”) outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

Q: Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

A: Pursuant to rules adopted by the SEC, we are making this proxy statement available to our stockholders electronically via the Internet. On or about September 28, 2012, we will mail the Notice to the holders of our Common Stock as of the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Annual Report—Executive Summary. The Notice also contains instructions on how to request a paper copy of the proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q: Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A: No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

Q: How can I vote my shares?

A: You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so via the Internet or by telephone, or by requesting a printed copy of the proxy materials and using the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you submit a proxy in advance via the Internet, by telephone or by mail. In this way, your shares of Common Stock will be voted as directed by you even if you should become unable to attend the Annual Meeting.

Q: May I change my vote?

A: Yes. You may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

  submitting written notice of revocation to the Secretary of the Company;

  voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or

  voting in person at the Annual Meeting.

Q: How many shares must be present to conduct the Annual Meeting?

A: We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described below) will be counted for the purpose of determining a quorum.

Q: What are broker non-votes?

A: A broker non-vote occurs when a bank or brokerage firm does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes are not counted as votes against a proposal or as abstentions, and will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal or the number of votes cast on a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires the approval of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting (Proposals 2, 3 and 4) or the approval of a majority of the votes cast (Proposal 1).

Q: Will my shares be voted if I do not provide instructions to my broker?

A: If you are the beneficial owner of shares held in a “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. Under applicable New York Stock Exchange rules, if you hold your shares through a bank or brokerage firm and your broker delivers this proxy statement to you, the broker has the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but does not have discretion to vote on “non-routine” matters, such as the election of directors or proposals on executive compensation matters. Thus, the broker is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2 or 4 without your instructions.

Q: How do I vote if I hold shares in the Clorox 401(k) Plan?

A: If you are a participant in our 401(k) plan, you will receive a voting instruction card to be used to direct T. Rowe Price Company, as trustee of our 401(k) plan, how to vote the shares of our common stock attributable to your individual account. T. Rowe Price Company will vote shares as instructed by participants prior to 11:59 PM (EDT) on November 13, 2012. If you do not provide voting directions to T. Rowe Price Company by that time, the shares attributable to your account will not be voted.

Q: How do I vote if I cannot attend the Annual Meeting in person?

A: Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card enclosed therein, you will enable Donald R. Knauss, Stephen M. Robb or Laura Stein, each of whom is named on the proxy card as a “proxy holder,” to vote your shares at the Annual Meeting in the manner you indicate on your proxy card. When you vote your proxy, you can specify whether your shares should be voted for or against each of the nominees for director identified in Proposal 1, or you can abstain from voting on the director nominees. You can also specify how you want your shares voted with respect to Proposal 2, 3 or 4, which are described in this proxy statement.

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

  Voting via the Internet. You can vote your shares via the Internet by following the instructions provided either in the Notice or on the proxy card. If you requested and received a printed set of the proxy materials by mail, you should follow the voting instruction form you received. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card to us.

  Voting by Telephone. You can vote your shares by telephone if you requested and received a printed set of the proxy materials through the mail by following the instructions provided on the proxy card or voting instruction form enclosed with the proxy materials you received. If you received the Notice only, you can vote by telephone by following the instructions at the website address referred to in the Notice. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote by telephone, you do not need to mail a proxy card to us.

  Voting by Mail. You can vote by mail by requesting that a printed copy of the proxy materials be sent to your specified address. Upon receipt of the materials, you may fill out the proxy card enclosed therein and sign and return it as instructed on the card.

Q: May I vote in person at the Annual Meeting?

A: Yes, you may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a broker, trust, bank or other nominee, you must bring a legal proxy or other proof from that broker, trust, bank or nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance via the Internet or by telephone, or by requesting a printed copy of the proxy materials and signing, dating and returning the proxy card enclosed therein.

Q: What are the proposals and what is the required vote for each?

A: Proposal 1: Election of Directors. The Company’s Bylaws provide for majority voting for directors in uncontested elections. Accordingly, each of the nine nominees for director will be elected if he or she receives the majority of the votes cast in person or represented by proxy, with respect to that director. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast.

Proposal 2: Approval (on an advisory basis) of the Compensation of the Company’s Named Executive Officers. Proposal 2 is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers. Since Proposal 2 is an advisory vote, the provisions of our Bylaws regarding the vote required to “approve” a proposal are not applicable to this matter. In order to be approved on an advisory basis, Proposal 2 must receive a FOR vote from a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on this proposal and will not be counted.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal 3. An abstention on Proposal 3 will have the same effect as a vote against Proposal 3. A broker non-vote will not have any effect on Proposal 3 and will not be counted. Your broker, however, is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions.

Proposal 4: Approval of the Amended and Restated 2005 Stock Incentive Plan. The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve Proposal 4, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. An abstention on Proposal 4 will have the same effect as a vote against Proposal 4. A broker non-vote will not have any effect on Proposal 4 and will not be counted.

Q: What are the recommendations of the Board of Directors?

A: The Board recommends that you vote:

  FOR the election of the nine nominees for director named in this proxy statement (Proposal 1);

  FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);

  FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 (Proposal 3); and

  FOR the approval of the Amended and Restated 2005 Stock Incentive Plan (Proposal 4).

Q: What do I do if I receive more than one proxy card?

A: Stockholders who hold their shares in more than one account may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that ALL of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

If you have any questions or need assistance with voting, please call Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting, at (877) 825-8730.

Q: Who will count the votes?

A: Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting.

Q: What happens if the Annual Meeting is postponed or adjourned?

A: If we adjourn the Annual Meeting, we will conduct the same business at the later meeting, and the Board can decide to set a new record date for determining stockholders entitled to vote at the adjourned meeting or decide to only allow the stockholders entitled to vote at the original meeting to vote at the adjourned meeting. According to our Bylaws, when a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date, time and the proxy requirements are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally scheduled to take place, notice of the place, date, time and the proxy requirements will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board will fix a new record date for notice of such adjourned meeting and will give notice of the adjourned meeting to each stockholder entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders?

A: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Company in a timely manner. Proposals should be addressed to The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2013 Annual Meeting of Stockholders, we must receive the written proposal no later than May 31, 2013. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Pursuant to our Bylaws, a proposal may be brought before the meeting by a stockholder who was a stockholder of record at the time notice is given and is entitled to vote at the annual meeting, and who complied with the notice procedures specified in our Bylaws. To be timely for our 2013 Annual Meeting of Stockholders, and assuming the 2013 Annual Meeting of Stockholders takes place within 30 days of the anniversary of this year’s Annual Meeting, we must receive the written notice at our principal executive offices between July 17, 2013 and August 16, 2013. For more information regarding proposals for consideration at the next annual meeting, please see the “Stockholder Proposals for the 2013 Annual Meeting” section of this proxy statement. If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear in person or through a qualified representative to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Q: Whom can I contact if I have questions?

A: If you have any questions about the Annual Meeting or how to vote your shares, please call Innisfree M&A Incorporated, at (877) 825-8730.

Q: Where can I find the voting results?

A: We will report final results in a filing with the SEC on Form 8-K.

PROPOSAL 1:
ELECTION OF DIRECTORS

At the Annual Meeting, nine people will be elected as members of the Board to serve until the 2013 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated the nine people listed below for election at the Annual Meeting. Each nominee is currently serving as a director of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected, except as described below.

Gary Michael, a current member of the Board, will be retiring from the Board on the date of the Annual Meeting pursuant to the Company’s director retirement policy, which provides that a non-management director must offer his or her resignation to the Chairman of the Board and the Chair of the Nominating and Governance Committee six months prior to the Annual Meeting of Stockholders at which he or she will be age 72.

Richard Carmona is currently a nominee for the U.S. Senate for the State of Arizona. If Dr. Carmona is elected as a U.S. Senator, he has informed us that he will step down from his position as a director of the Company prior to beginning his term as a U.S. Senator. If this were to occur, the Board anticipates that it would fill the vacancy created by his departure by appointing a new member to the Board prior to the effective date of Dr. Carmona’s resignation.

The Board unanimously recommends a vote FOR each of the Board’s nine nominees for director listed below. The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. If for some reason any director nominee is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board.

Board of Directors’ Recommendation

The Board recommends that the stockholders vote FOR the election of the nine nominees listed below. The Board believes that all of the nominees listed below are highly qualified and have skills, experience, backgrounds and attributes that qualify them to serve as directors of the Company (see each nominee’s biographical information and the Nominating and Governance Committee section below for more information). The recommendation of the Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of the nominees make them the best candidates to serve on our Board.

Certain information with respect to each nominee appears on the following pages, including age, period served as a director, position (if any) with the Company, business experience, directorships of other publicly-owned corporations within the past five years (if any) and relevant experiences and qualifications, including service on certain non-profit or non-public company boards, that contributed to the conclusion that each director is qualified to serve as a director of the Company. Ages listed are as of July 31, 2012.

Vote Required

Majority Voting for Directors. The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director). Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The Nominating and Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders his or her resignation would not participate in the Board’s decision.

Name, Principal Occupation and Other Information	Director Since
DANIEL BOGGAN, JR.	1990

Mr. Boggan served as the Chief of Staff of the Oakland, California Mayor’s office from January 2007 through August 2007. He served as a consultant to Siebert Brandford Shank & Co., LLC (a municipal finance firm) from September 2003 to March 2006. Mr. Boggan joined the National Collegiate Athletic Association in October 1994 as Group Executive Director for Education Services. He served as the National Collegiate Athletic Association’s Chief Operating Officer from January 1996 to June 1998 and served as its Senior Vice President and Chief Operating Officer from June 1998 until his retirement in August 2003. Previously, he was Vice Chancellor for business and administrative services at the University of California at Berkeley.

Other Public Company Boards:
Mr. Boggan is a director of Collective Brands, Inc. (formerly known as Payless Shoe Source, Inc. (September 1997 to present)) and Viad Corp (February 2005 to present).

Non-Profit/Other Boards:
Mr. Boggan is a trustee of The California Endowment, the President of The Alameda County Medical Center, and serves on various local boards.

Director Qualifications:
Mr. Boggan has considerable knowledge of the Company’s business as well as a historical perspective and focus on the long-term interests of the Company and its stockholders due to his long-standing service on the Board. He resides in Oakland, and his involvement in Oakland’s local government and as President of The Alameda County Medical Center has provided him with an understanding of the Company’s local community. Mr. Boggan’s previous leadership positions at the National Collegiate Athletic Association and the University of California, as well as his service on several public company and non-profit boards, have provided him with a broad perspective and management, governance and leadership experience that he brings to the Company as Chair of the Nominating and Governance Committee. Additionally, his involvement with The Alameda County Medical Center and The California Endowment (a large health care foundation in California) provides him with an understanding of health and wellness matters. Age: 66.

Name, Principal Occupation and Other Information	Director Since
RICHARD H. CARMONA, M.D., M.P.H., F.A.C.S.	2007

Dr. Carmona has been Vice Chairman of Canyon Ranch (a life-enhancement company) since October 2006. He also serves as Chief Executive Officer of the Canyon Ranch Health Division and President of the non-profit Canyon Ranch Institute. He is also the first Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from August 2002 through July 2006, achieving the rank of Vice Admiral. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System; a professor of surgery, public health, and family and community medicine at the University of Arizona; and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces.

Other Public Company Boards:
Dr. Carmona is a director of Taser International (March 2007 to present).

Non-Profit/Other Boards:
Dr. Carmona serves on the board of Healthline Networks.

Director Qualifications:
Dr. Carmona’s experience as the Surgeon General of the United States and extensive background in public health provide him with a valuable perspective on health and wellness matters, as well as insight into regulatory organizations and institutions, which are important to the Company’s business strategy. In addition, his executive leadership experience, including with a global lifestyle enhancement company, provides him with international experience and enables him to make valuable contributions to the Company’s international growth strategies. Dr. Carmona’s experience in the United States Army and in academia also strengthens the Board’s collective qualifications, skills and experience. Age: 62.

TULLY M. FRIEDMAN	1997

Mr. Friedman is the Chairman and Chief Executive Officer of Friedman Fleischer & Lowe, LLC (a private investment firm). Prior to forming Friedman Fleischer & Lowe in 1997, Mr. Friedman was a founding partner of Hellman & Friedman (a private investment firm) and a managing director of Salomon Brothers, Inc. (an investment bank).

Other Public Company Boards:
Mr. Friedman previously served as a director of Mattel, Inc. (1984 to May 2012), Capital Source (2000 to May 2007) and Tempur-Pedic International (November 2002 to April 2006).

Non-Profit/Other Boards:
Mr. Friedman currently serves on the boards of Kool Smiles Holding Corp. and is the Chairman and a director of Church’s Holding Corp.

Director Qualifications:
Mr. Friedman’s more than thirty-five years of experience in finance and twenty-five years as a private equity investor have provided him with expertise in financial matters. This enables him to make valuable contributions in the areas of mergers and acquisitions, capital deployment and other major financial decisions and in his service as Chair of our Finance Committee. In addition, Mr. Friedman’s executive leadership roles and board positions in several industries provide him with a broad perspective and experience in the areas of management, operations and strategy. Mr. Friedman also has a deep understanding of the Company’s business, having served on the Board for numerous years, enabling him to make significant contributions to the Company’s strategy, innovation and long-range plans. Age: 70.

Name, Principal Occupation and Other Information	Director Since
GEORGE J. HARAD	2006

Mr. Harad was Executive Chairman of the Board of OfficeMax Incorporated (an office supply and services company), formerly known as Boise Cascade Corporation (Boise Cascade), from October 2004 until his retirement in June 2005. He served as Chairman of the Board and Chief Executive Officer of Boise Cascade from April 1995 until October 2004. Previously, Mr. Harad held various positions at Boise Cascade, including Controller, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer. Prior to joining Boise Cascade, Mr. Harad was a consultant for the Boston Consulting Group and a teaching fellow at Harvard University.

Director Qualifications:
Mr. Harad’s prior executive leadership roles enable him to provide valuable contributions with respect to management, operations, strategy, growth and long-range plans. His experience as a Chief Financial Officer has provided him with expertise in finance and accounting matters. Additionally, as a former Chief Executive Officer of a Fortune 500 company, Mr. Harad brings extensive knowledge in executive compensation matters to his position as Chair of the Management Development and Compensation Committee. Age: 68.

DONALD R. KNAUSS	2006

Mr. Knauss was elected Chairman and Chief Executive Officer of the Company in October 2006. He was Executive Vice President of The Coca-Cola Company (a marketer and distributor of non-alcoholic beverages) and President and Chief Operating Officer for Coca-Cola North America from February 2004 until August 2006. Previously, he was President of the Retail Division of Coca-Cola North America and President and Chief Executive Officer of The Minute Maid Company, a division of The Coca-Cola Company. Prior to his employment with The Coca-Cola Company, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble and served as an officer in the United States Marine Corps.

Other Public Company Boards:
Mr. Knauss is a director of the Kellogg Company (December 2007 to present) and URS Corporation (June 2010 to present).

Non-Profit/Other Boards:
Among other volunteer activities, Mr. Knauss serves on the board of trustees of Morehouse College and the United States Marine Corps University Foundation.

Director Qualifications:
Mr. Knauss’ leadership experience as the Chief Executive Officer of the Company and his in-depth knowledge of the Company’s strategic priorities and operations enable him to provide valuable contributions and facilitate effective communication between management and the Board. His role as Chief Executive Officer also enables him to provide important contributions to strengthening the Company’s leadership, operations, strategy, growth and long-range plans. Mr. Knauss’ prior executive leadership roles include extensive international experience, providing him with valuable insights into global business strategy. In addition, Mr. Knauss’ leadership experience at other consumer packaged goods companies, including his director role at the Kellogg Company, provides him with a keen understanding of the Company’s industry and customer and consumer dynamics. Age: 61.

Name, Principal Occupation and Other Information	Director Since
ROBERT W. MATSCHULLAT	1999

Mr. Matschullat served as interim Chairman and interim Chief Executive Officer of the Company from March 2006 through October 2006. He served as presiding director of the Board from January 2005 through March 2006 and served as Chairman of the Board from January 2004 through January 2005. He was the Vice Chairman and Chief Financial Officer of The Seagram Company Ltd. (a global company engaging in two business segments: entertainment and spirits and wine) from October 1995 until relinquishing his position as Chief Financial Officer in December 1999 and retiring from his position as Vice Chairman in June 2000. Prior to joining The Seagram Company Ltd., Mr. Matschullat served as head of worldwide investment banking for Morgan Stanley & Co. Incorporated, and was on the Morgan Stanley Group board of directors.

Other Public Company Boards:
Mr. Matschullat is a director of The Walt Disney Company, Inc. (December 2002 to present) and Visa, Inc. (October 2007 to present). He previously served as a director of McKesson Corporation (October 2002 to July 2007).

Director Qualifications:
Mr. Matschullat brings to the Company a wealth of public company leadership experience at the board and executive levels. Mr. Matschullat’s executive leadership experience includes service as the Chief Financial Officer of a major global company and as the division head of a major financial institution, providing him with expertise in business and financial matters as well as broad international experience. In addition, Mr. Matschullat has an extensive understanding of the Company’s business, having served more than ten years on the Board, including in the leadership roles of non-executive Chairman and presiding director of the Board. Mr. Matschullat also served as the Company’s interim Chief Executive Officer. These experiences have provided him with a long-term perspective, as well as valuable management, governance and leadership experience. Age: 64.

Name, Principal Occupation and Other Information	Director Since
EDWARD A. MUELLER	2007

Mr. Mueller served as Chairman of the Board and Chief Executive Officer of Qwest Communications International Inc. (Qwest) (a provider of voice, data and video services) from August 2007 until his retirement in April 2011. He served as Chief Executive Officer of Williams-Sonoma, Inc. (a provider of specialty products for cooking) from January 2003 until July 2006. Mr. Mueller served on the board of directors of Williams-Sonoma, Inc. from 1999 until May 2007. Prior to joining Williams-Sonoma, Inc., Mr. Mueller served as President and Chief Executive Officer of Ameritech Corporation, a subsidiary of SBC Communications, Inc. (a provider of communication services and products). He joined SBC in 1968, and held numerous executive positions, including President and Chief Executive Officer of Southwestern Bell Telephone Company, President and Chief Executive Officer of Pacific Bell and President of SBC International Inc.

Other Public Company Boards:
Mr. Mueller is a director of McKesson Corporation (April 2008 to present). Mr. Mueller previously served as a director of Qwest (August 2007 to April 2011), Verisign Inc. (July 2007 to July 2008) and Williams-Sonoma Inc. (October 1999 to May 2007).

Non-Profit/Other Boards:
Mr. Mueller served as a director of GSC Acquisition Company (July 2007 to July 2008).

Director Qualifications:
Mr. Mueller brings to the Board chief executive leadership and business management experience, as well as strong business acumen and financial and strategic planning expertise. Mr. Mueller’s executive and board leadership experience spans several industries, providing him with a broad perspective and enabling him to provide significant contributions in the areas of management, operations, strategy, growth and long-range plans. Mr. Mueller’s strong financial background qualifies him as an audit committee financial expert, enabling him to make valuable contributions to the Company as Chair of the Audit Committee. Age: 65.

Name, Principal Occupation and Other Information	Director Since
PAMELA THOMAS-GRAHAM	2005

Ms. Thomas-Graham has served as Chief Talent, Branding and Communications Officer and member of the Executive Board of Credit Suisse Group since January 2010. From March 2008 to December 2009, she served as a managing director in the private equity group at Angelo, Gordon & Co. (a private investment management firm). From October 2005 to December 2007, Ms. Thomas-Graham held the position of Group President at Liz Claiborne, Inc. (a designer and marketer of apparel, accessories and fragrances). Previously, she served as Chairman of CNBC (a media and entertainment company) from February 2005 to October 2005 and served as President and Chief Executive Officer of CNBC from July 2001 to February 2005. From September 1999 to July 2001, Ms. Thomas-Graham served as an Executive Vice President of NBC and as President and Chief Executive Officer of CNBC.com. Prior to joining NBC, Ms. Thomas-Graham was a partner at McKinsey & Company.

Other Public Company Boards:
Ms. Thomas-Graham served as a director of Idenix Pharmaceuticals, Inc. (June 2005 to January 2010).

Non-Profit/Other Boards:
Ms. Thomas-Graham serves on the board of the Parsons School of Design (2006 to present) and the Education Committee of the Museum of Modern Art in New York City (2006 to present). She is a member of the Business Council of the Metropolitan Museum of Art in New York City (2012 to present). Additionally, she served on the Visiting Committee of Harvard Business School (2005 to 2011) and on the board of the Harvard Alumni Association (1998 to 2001).

Director Qualifications:
Ms. Thomas-Graham brings to the Company significant executive expertise. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, growth and long-range plans. In addition, Ms. Thomas-Graham brings to the Company significant experience in the area of branding. Her prior experience as a management consultant also enables her to provide valuable contributions to the Company’s business strategies and mergers and acquisitions activities. Additionally, her leadership experience at a private equity firm provides her with financial and accounting expertise, enabling her to contribute to the oversight of the Company. Age: 49.

CAROLYN M. TICKNOR	2005

Ms. Ticknor was President of the Imaging and Printing Systems group of the Hewlett Packard Company (a global IT company) from 1999 until her retirement in February 2001. She served as President and General Manager of Hewlett Packard Company’s LaserJet Solutions from 1994 to 1999. In addition, Ms. Ticknor consults for entrepreneurs and venture capital firms.

Other Public Company Boards:
Ms. Ticknor served as a director of OfficeMax Incorporated (formerly Boise Cascade Corporation) from February 2000 to April 2006.

Non-Profit/Other Boards:
Ms. Ticknor served as a director of Lucile Packard Children’s Hospital, a private non-profit organization at the Stanford University Medical Center, from October 2001 until October 2009.

Director Qualifications:
Ms. Ticknor’s prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, strategy, growth and long-range plans. Her prior leadership at a global IT company enables her to provide valuable contributions with respect to the Company’s international operations, strategies and growth plans. She also brings to the Company significant expertise in the areas of innovation and supply chain management. Ms. Ticknor’s service as a director of Lucile Packard Children’s Hospital at Stanford University Medical Center enhances her understanding of health and wellness issues, as well as the Company’s focus on community involvement. Age: 65.

COMMITTEES, ORGANIZATION OF THE BOARD OF DIRECTORS AND DIRECTOR INDEPENDENCE

The Board has established five standing committees: the Executive Committee, the Finance Committee, the Audit Committee, the Nominating and Governance Committee, and the Management Development and Compensation Committee. The Finance, Audit, Nominating and Governance, and Management Development and Compensation Committees consist only of non-management directors whom the Board has determined are independent under the New York Stock Exchange (“NYSE”) listing standards and the Board’s independence standards set forth in the Company’s Governance Guidelines, which are discussed below. The charters for these committees are available in the Corporate Governance section of the Company’s website at http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance/company-charters, or in print by contacting The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Standing Committees

Executive Committee. The Executive Committee is composed of directors Boggan, Friedman, Harad, Knauss (chair), Michael and Mueller. The Executive Committee is delegated all of the powers of the Board except certain powers reserved by law to the full Board. In addition to being available to meet between regular Board meetings on occasions when Board action is required but the convening of the full Board is impracticable, the Executive Committee is authorized to handle special assignments as requested from time to time by the Board. The Executive Committee held no meetings during fiscal year 2012.

Finance Committee. The Finance Committee is composed of directors Boggan, Friedman (chair), Matschullat, Mueller and Thomas-Graham. The Finance Committee oversees and, when appropriate, makes recommendations to the Board with respect to the Company’s major financial policies and actions, including policies and actions related to the Company’s capital structure, equity and debt financings, capital expenditures, cash management and share repurchase activities. The Finance Committee held two meetings during fiscal year 2012.

Audit Committee. The Audit Committee is composed of directors Harad, Michael, Mueller (chair), Thomas-Graham and Ticknor. The Audit Committee is the principal link between the Board and the Company’s independent registered public accounting firm. The Audit Committee has the functions and duties set forth in its charter, including, but not limited to, assisting the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the independent registered public accounting firm’s qualifications, independence and performance, (iii) the performance of the Company’s internal audit function, (iv) the Company’s system of disclosure controls and procedures and system of internal control over financial reporting, (v) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters, and (vi) the Company’s framework and guidelines with respect to risk assessment and risk management. The Audit Committee’s duties also include preparing the report required by the SEC proxy rules to be included in the Company’s annual proxy statement. The Audit Committee held nine meetings during fiscal year 2012. The Board has made a determination that each member of the Audit Committee satisfies the independence and experience requirements of both the NYSE and SEC. The Board has determined that Messrs. Michael and Mueller are audit committee financial experts, as defined by SEC rules, and are financially literate, as defined by NYSE rules.

Nominating and Governance Committee. The Nominating and Governance Committee is composed of directors Boggan (chair), Carmona, Michael and Ticknor. The Nominating and Governance Committee has the functions set forth in its charter, including identifying and recruiting individuals qualified to become Board members, recommending to the Board individuals to be selected as director nominees for the next Annual Meeting of Stockholders, reviewing and recommending to the Board changes in the Company’s Governance Guidelines and overseeing the Company’s compliance program and activities, including the Company’s compliance with legal and regulatory requirements relating to matters other than accounting and financial reporting matters. The Nominating and Governance Committee held four meetings during fiscal year 2012.

Management Development and Compensation Committee. The Management Development and Compensation Committee is composed of directors Carmona, Friedman, Harad (chair), Matschullat and Michael. The Management Development and Compensation Committee has the functions and duties set forth in its charter, including reviewing and approving the policies under which compensation is paid or awarded to the Company’s executive officers, recommending director compensation to the Board, determining executive compensation, and granting stock options, performance units and other cash or stock awards under the Company’s executive incentive compensation and stock incentive plans. In addition, the Management Development and Compensation Committee oversees, with involvement of the full Board, the Company’s management development and succession planning processes. The Management Development and Compensation Committee held six meetings during fiscal year 2012.

Evaluation of Director Qualifications and Experience

The Company’s Governance Guidelines, which are explained below, describe the attributes that the Board seeks in nominees. In assessing potential new directors, the Nominating and Governance Committee will consider individuals from various disciplines and diverse backgrounds. While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates are considered based upon various criteria, including their broad-based business skills and experience, prominence and reputation in their profession, global business and social perspective, concern for long-term stockholder interests and personal integrity and judgment—all in the context of an assessment of the perceived needs of the Board at that point in time. The ability of incumbent directors to contribute to the Board is considered in connection with the renominating process.

In the evaluation of nominees for the Board, the Nominating and Governance Committee has identified the following skills and experiences, among others, that are important in creating a diverse and well-rounded Board:

Significant Current or Prior Leadership Experience (such as service in a significant leadership role, including as a chief executive officer, or other executive officer or other significant leadership position): enables important contributions to strengthening the Company’s leadership, management expertise, operations, strategy, growth and long-range plans.

Leadership Experience on Public Company, Non-Profit or Other Boards: prepares directors to take an active leadership role in the oversight and governance of the Company.

Knowledge of the Company’s Business, the Consumer Packaged Goods Industry or Other Complementary Industry: enables enhancement of and contributions to the Company’s strategy and position in the Company’s industry.

Experience in Product Development, Marketing, Supply Chain Management or Other Relevant Areas: facilitates support and contributions to the Company’s strategy, development of products, effective marketing to consumers and the Company’s business operations.

Relevant Retail Experience: provides insights and contributions to enhancing relations and results with the Company’s customer and consumer base.

International Experience: provides insights and ability to contribute to the Company’s increasing global business strategy.

Financial and Accounting Expertise: enables analysis and oversight of the Company’s financial position, financial statements and results of operations.

Regulatory Experience (including experience in the health and wellness sector): enables meaningful contributions on matters relating to the regulatory environment, including in the area of health and wellness.

Diversity

Consistent with the Company’s Governance Guidelines, the Board recognizes the value in diversity and endeavors to assemble a Board with diverse skills, professional experience, perspectives, points of view, race, ethnicity, gender and cultural background. The Nominating and Governance Committee assesses the effectiveness of efforts to assemble a diverse Board by examining the overall composition of the Board and evaluating how a particular director candidate can contribute to the overall success of the Board.

The Nominating and Governance Committee considers recommendations from many sources, including stockholders, regarding possible candidates for director. Such recommendations, together with biographical and business experience information (similar to that required to be disclosed under applicable SEC rules and regulations) regarding the candidate, should be submitted to The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Nominating and Governance Committee evaluates all candidates for the Board in the same manner, including those suggested by stockholders.

Board of Directors’ Meeting Attendance

The Board held ten meetings during fiscal year 2012. All directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2012. All members of the Board are expected to attend the Annual Meeting of Stockholders. Each member of the Board attended the Company’s 2011 Annual Meeting of Stockholders held on November 16, 2011.

The Clorox Company Governance Guidelines and Director Independence

The Board has adopted Governance Guidelines that can be found in the Corporate Governance section on the Company’s website http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance/governance-guidelines/, and are available in print to any stockholder who requests them from The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The Governance Guidelines present a framework for the governance of the Company. They describe responsibilities, qualifications and operational matters applicable to the Board and the Board committees and include provisions relating to the evaluation of the Chief Executive Officer (“CEO”) and ordinary-course and emergency succession planning. The Governance Guidelines are reviewed annually by the Nominating and Governance Committee, which recommends changes to the Board as appropriate.

The Governance Guidelines emphasize and describe the oversight role of the Board and identify various criteria for Board members intended to ensure that the Board consists of individuals who can, on the basis of their knowledge and experience, make valuable contributions to the overall conduct of the Company’s business. The Governance Guidelines currently provide for a combined Chairman and CEO position with an independent director serving as a lead director and outline various responsibilities for the lead director, which are described more fully below under “Board of Directors Leadership Structure.” The Governance Guidelines also include provisions relating to Board meetings, including the number of, and materials for, meetings and executive sessions, outside board service, ethics and conflicts of interest, stock ownership and retention requirements, orientation and continuing education, compensation, mandatory retirement and access to management and other employees. The Governance Guidelines require that the lead director and all independent directors provide input to the Management Development and Compensation Committee in connection with that committee’s annual evaluation of the CEO of the Company.

Finally, the Governance Guidelines provide that a majority of the Board must consist of independent directors. The Board determines whether individual Board members are independent, as defined by the NYSE, using the following standards:

1. A director will not be deemed to be independent if the director is, or has been within the preceding three years, an employee of the Company, or an immediate family member is, or has been within the preceding three years, an executive officer of the Company; provided, however, that employment as an interim chairman, interim CEO or other interim executive officer does not disqualify a director from being considered independent following that employment.

2. A director will not be deemed to be independent if, during any 12-month period within the preceding three years, the director or an immediate family member received more than $120,000 in direct compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service); provided, however, that compensation for former service as an interim chairman or interim CEO or other interim executive officer, compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company, or dividends on Company stock beneficially owned by the director need not be considered in determining independence under this test.

3. A director will not be deemed to be independent if (i) the director, or an immediate family member, is a current partner of the firm that is the Company’s independent registered public accounting firm; (ii) the director is a current employee of such firm; (iii) an immediate family member of the director is a current employee of such firm who works on the Company’s audit; or (iv) the director or an immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time.

4. A director will not be deemed to be independent if, within the preceding three years (i) the director or an immediate family member is or was employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (ii) the director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to or received payments from the Company for property or services that, in any of the preceding three fiscal years, exceeded $1 million or 2% of such other company’s consolidated gross revenues, whichever is greater.

5. A director may be considered independent notwithstanding that the director owns, or is a partner, stockholder, officer, director or employee of an entity that owns, not more than 30% of the outstanding stock of the Company, unless the director or the entity owning the Company’s stock has a relationship with the Company that, under paragraphs 1 through 4 above or otherwise, precludes a finding of independence.

6. A director will not be deemed independent if the director serves, or an immediate family member serves, as an executive officer of a tax exempt organization that received contributions from the Company or its foundation, in any single fiscal year within the preceding three years, in excess of $1 million or 2% of such organization’s consolidated gross revenues, whichever is greater.

For purposes of these criteria, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home.

Director Independence Determination

The Board has determined that each of the Company’s directors is independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines, except Mr. Knauss as a result of his service as the Company’s CEO.

Related Party Transaction Policies and Procedures

The Company has a long-standing policy of prohibiting its directors, officers and employees from entering into transactions that are an actual or potential conflict of interest. The Company’s Code of Conduct has a detailed provision prohibiting conflicts of interests and is available at the Company’s website at http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance/code-of-conduct/. Additionally, the Company has a written policy regarding review and approval of related party transactions by the Nominating and Governance Committee (“Related Party Policy”).

The Company’s Related Party Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for election as a director, (b) a beneficial owner of more than 5% beneficial of the Company’s Common Stock, or (c) an immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Under the Related Party Policy, if a new Interested Transaction is identified for approval, it is brought to the Nominating and Governance Committee to determine if the proposed transaction is reasonable and fair to the Company. The Nominating and Governance Committee will review the material facts of all Interested Transactions that require its approval and either approve or disapprove of the entry into the Interested Transaction.

The Related Party Policy also contains categories of preapproved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In determining whether to approve or ratify an Interested Transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that the director will provide all material information concerning the Interested Transaction to the Nominating and Governance Committee. There were no transactions considered to be an Interested Transaction during the Company’s 2012 fiscal year.

Code of Conduct

The Company has adopted a Code of Conduct, which can be found in the Governance section under Company Information on the Company’s website, http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance/code-of-conduct/, or obtained in print by contacting The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Code of Conduct applies to all of the Company’s employees, including executives, as well as contractors and directors. We also have established a separate Supplier Code of Conduct outlining our standards and expectations of our suppliers and business partners, which can be found at http://www.thecloroxcompany.com/corporate-responsibility/people/suppliers-partners/.

Board of Directors Leadership Structure

The Board believes that it is in the best interests of the Company and its stockholders for the Board to make a determination on whether to separate or combine the roles of Chairman and CEO based upon the Company’s circumstances at any particular point in time. The Nominating and Governance Committee regularly reviews the leadership structure to determine if it is in the best interests of the Company and stockholders. Currently, the positions of Chairman and CEO are combined and held by Mr. Knauss. Mr. Knauss’ in-depth knowledge of the Company’s strategic priorities and operations enables him to facilitate effective communication between management and the Board and see that key issues and recommendations are brought to the attention of the Board, providing an effective leadership structure. Having the CEO serve as the Chairman also helps to ensure that the CEO understands and can effectuate the recommendations and decisions of the Board.

Because the Board also believes that independent leadership is important, the Board has established the position of lead director. The lead director is elected annually by and from the independent directors with clearly delineated and comprehensive duties and responsibilities and must have served as a director for a minimum of one year in order to qualify as the lead director. The duties of the lead director, which are also included in the Governance Guidelines, include: leading the activities of the independent directors; evaluating, along with the members of the Management Development and Compensation Committee and the other independent directors, the performance of the CEO; and providing feedback to the CEO and management in order to effectuate the decisions and recommendations of the independent directors. In addition, the lead director: (i) assists the Board and the Company’s officers in promoting compliance with and implementation of the Governance Guidelines; (ii) presides at the executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors; (iii) presides at meetings of the Board in the Chairman’s absence; (iv) approves information sent to the Board by management; (v) approves meeting agendas and meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items; and (vi) consults and directly communicates with major stockholders, if requested. Mr. Michael served as lead director during the Company’s 2012 fiscal year. He will step down from that role in connection with his retirement effective November 14, 2012. Mr. Matschullat has been elected to the lead director role effective as of that date.

In addition, all of the Company’s directors other than Mr. Knauss are “independent” as defined by the NYSE rules. The Board believes that a single leader serving as Chairman and CEO, together with the Company’s predominantly independent Board and independent lead director, promotes effective governance. Accordingly, the Board has determined that, under the present circumstances, the current leadership structure is in the best interests of the Company and its stockholders.

Board of Directors’ Role in Risk Management Oversight

The Board has responsibility for the oversight of the Company’s risk management, while the Company’s management is responsible for the day-to-day risk management process. With the oversight of the Board, the management of the Company has developed an enterprise risk management (“ERM”) process, whereby management identifies the top individual risks that the Company faces with respect to its business, operations, strategy and other factors after interviews with key business and functional leaders in the Company and review of external information. In addition to evaluating various key risks, management identifies ways to mitigate and manage such risks. At least annually, management reports on and discusses the identified risks and risk mitigation and management efforts with the Board. The Board allocates responsibility to a specific committee to examine a particular risk in detail if the committee is in the best position to review and assess the risk. For example, the Audit Committee reviews compliance and risk management programs and practices related to accounting and financial reporting matters; the Management Development and Compensation Committee reviews the risks related to the executive compensation structure; and the Finance Committee reviews risks related to financial risk management, such as foreign currency exchange, hedging arrangements or interest rate exposure. In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

As part of its responsibilities, the Management Development and Compensation Committee periodically reviews the Company’s compensation policies and programs to ensure that the compensation program is able to incentivize employees, including executive officers, while mitigating excessive risk taking. The overall executive compensation program contains various provisions that mitigate against excessive risk taking, including:

  An appropriate balance between annual cash compensation and equity compensation that is earned over a period of three to ten years;
  Caps on the payouts under executive and non-executive incentive plans, which protect against the possibility that executives take short-term actions to maximize bonuses that are not supportive of long-term objectives;
  Strategic metrics under the executive annual incentive plan (“AIP”) that are equally weighted between Net Customer Sales and Economic Profit, which discourage revenue generation at the expense of profitability and vice versa;
  Claw-back provisions applicable to current and former executives as set forth in the applicable plans that enable the recapture of previously paid compensation under certain circumstances, which serve as a deterrent to inappropriate risk-taking activities; and
  Stock ownership guidelines that require executive officers to accumulate meaningful levels of equity ownership in the Company, which align executives’ short- and long-term stockholder interests.

Based on its review and the analysis provided by its independent consultant, Frederic W. Cook & Co., the Management Development and Compensation Committee has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

Executive Sessions

As required by the NYSE listing standards, the independent directors generally meet in executive session at each regularly scheduled board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs and the CEO’s performance.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows, as of July 31, 2012 (except as otherwise indicated), the holdings of Common Stock by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director and each of the five individuals named in the Summary Compensation Table (the “named executive officers”), and (iii) all current directors and executive officers of the Company as a group:

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
BlackRock, Inc. (4)	9,128,207	6.92
40 East 52nd Street
New York, NY 10022
State Street Global Associates (5)	8,288,140	6.39
One Lincoln Street
Boston, MA 02111
T. Rowe Price Associates, Inc. (6)	6,476,468	5.00
100 E. Pratt Street
Baltimore, MD 21202
Daniel Boggan, Jr.	5,741	*
Richard H. Carmona	0	*
Tully M. Friedman	34,305	*
George J. Harad	9,000	*
Donald R. Knauss	1,244,273	*
Robert W. Matschullat	7,324	*
Gary G. Michael	6,651	*
Edward A. Mueller	0	*
Lawrence S. Peiros	436,901	*
Stephen M. Robb	101,374	*
Laura Stein	232,068	*
Frank A. Tataseo	269,507	*
Pamela Thomas-Graham	9,778	*
Carolyn M. Ticknor	8,000	*
All current directors and executive officers as a group (22 persons) (7)	3,420,235	2.7

*	Does not exceed 1% of the outstanding shares.

(1)	Correspondence to all executive officers and directors of the Company may be mailed to The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888.

(2)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of Common Stock that such persons have the right to acquire through stock options exercisable within 60 days of July 31, 2012, or with respect to which such persons have shared voting or dispositive power: Mr. Boggan – 4,500 options; Mr. Friedman – 6,000 options and 28,200 shares held by Tully M. Friedman Revocable Trust; Mr. Harad – 8,000 options and shared voting and dispositive power with respect to 1,000 shares held jointly with spouse; Mr. Knauss – 1,137,720 options and shared voting and dispositive power with respect to 101,032 shares held in family trust; Mr. Matschullat – 6,000 options; Mr. Peiros – 395,505 options and shared voting and dispositive power with respect to 31,878 shares held in family trust; Mr. Robb – 98,035 options and shared voting and dispositive power with respect to 3,339 shares held in family trust; Ms. Stein – 216,830 options; Mr. Tataseo – 263,072 options and shared voting and dispositive power with respect to 5,396 shares held in family trust; Ms. Thomas-Graham – 8,000 options; Ms. Ticknor – 8,000 options; and all current directors and executive officers as a group – 3,120,449 options. The numbers in the table above do not include the following numbers of shares of Common Stock that the executive officers have the right to acquire upon the termination of their service as employees pursuant to deferred stock units granted in December 1995 in exchange for the cancellation of certain restricted stock, and deferred dividends on deferred stock units: Mr. Peiros – 15,087; Mr. Tataseo – 16,207; and

all current executive officers as a group – 31,294. The numbers in the table above do not include the following numbers of shares of Common Stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Mr. Boggan – 27,313; Dr. Carmona – 9,133; Mr. Friedman – 39,064; Mr. Harad – 21,702; Mr. Matschullat – 63,342; Mr. Michael – 14,045; Mr. Mueller – 17,059; Ms. Thomas-Graham – 12,705; and Ms. Ticknor – 18,574. The numbers in the table above do not include the following numbers of shares of Common Stock that the executive officers have the right to acquire upon the termination of their service as employees pursuant to vested performance units that were deferred at the executive officers’ election: Mr. Peiros – 34,070; Mr. Robb – 10,239; Ms. Stein – 27,231; Mr. Tataseo – 7,500; and all current executive officers as a group – 149,286.

(3)	On July 31, 2012, there were 129,613,607 shares of Common Stock outstanding.

(4)	Based on information contained in a report on Schedule 13G/A filed with the SEC on February 13, 2012, BlackRock, Inc. reported, as of December 30, 2011, sole voting and dispositive power with respect to these shares.

(5)	Based on information contained in a report on Form 13F filed with the SEC, State Street Global Associates reported, as of June 30, 2012, sole voting and dispositive power with respect to these shares.

(6)	Based on information contained in a report on Form 13F filed with the SEC, T. Rowe Price Associates, Inc. reported, as of June 30, 2012, sole voting and dispositive power with respect to these shares.

(7)	Pursuant to Rule 3b-7 of the Exchange Act, executive officers include the Company’s current CEO and all current executive vice presidents and senior vice presidents.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2012.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining for future issuance under non- qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	11,716	$62	4,172
Equity compensation plans not approved by security holders	—	—	—
Total	11,716	$62	4,172

Column [a] includes the following outstanding equity-based awards (in thousands):

  10,104 stock options

  1,370 performance units and deferred shares

  223 deferred stock units for non-employee directors

  19 restricted stock units

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions made under this program, and the factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” for fiscal year 2012, who were our:

  Chairman and Chief Executive Officer (“CEO”);
  Executive Vice President and Chief Operating Officer;
  Executive Vice President – Strategy & Growth, Partnerships and Professional Products Division;
  Senior Vice President – Chief Financial Officer (“CFO”);
  Senior Vice President – General Counsel; and
  Executive Vice President – Chief Financial Officer (retired November 16, 2011).

Compensation Philosophy. The key principle of our compensation philosophy is pay for performance. Our compensation programs are designed to align executive pay with the achievement of short- and long-term financial and strategic objectives that build stockholder value. This link between compensation and business goals is an important factor that has historically driven, and will continue to drive, the Company’s performance and growth. We believe we can best ensure that compensation is commensurate with the building of stockholder value and Company growth by keeping the majority of executive pay “at risk.” This means that the largest portion of executive compensation is variable and tied to Company and individual performance.

Fiscal Year 2012 Performance Highlights. Due to global economic conditions throughout fiscal year 2012, Clorox continued to face ongoing business and consumer challenges. In particular, the Company was negatively affected by higher commodity costs and other inflationary pressures. The Company addressed these challenges through the execution of its “3D” demand creation model (Desire, Decide and Delight), implementation of price increases across its portfolio, product innovation, and cost structure management. By remaining focused on key goals and executing its strategy, the Company delivered strong growth and celebrated numerous successes in fiscal year 2012, including the following:

  grew sales by 5% with increases in all four reportable segments;
  expanded its product portfolio through innovation, delivering a record level of new products, including the new güd® line of natural personal care products under the Burt’s Bees® brand, the expansion of the on-the-go Brita® Bottle line, the Liquid-Plumr® Double Impact snake + gel system, Clorox® high-efficiency bleach gel and new flavors of Hidden Valley® dressings;
  acquired HealthLink and Aplicare, Inc., leading providers of infection control products that increase the Company’s exposure to faster-growing categories and expand the breadth and depth of the Company’s health care portfolio, as well as Soy Vay® Enterprises, Inc., which makes Asian marinades and dressings;
  responded to cost pressures by taking pricing actions and aggressively managing costs;
  delivered diluted net earnings per share from continuing operations in fiscal year 2012 of $4.10, an increase of approximately 4% from fiscal year 2011, excluding the fiscal year 2011 noncash goodwill impairment charge;1 returned $315 million in dividends to stockholders and, in May 2012, announced an increase in the cash dividend of nearly 7%; and
  successfully attracted and retained key talent despite challenges resulting from an unsolicited acquisition proposal from an activist investor.

How Pay Was Tied to the Company’s Performance in Fiscal Year 2012. Our fiscal year 2012 results provided us with an opportunity to further establish that our pay for performance philosophy works as intended, with pay being impacted in the following ways:

____________________

1	This comparison to fiscal year 2011 is a non-GAAP measure. For a reconciliation to the most directly comparable U.S. GAAP measure, see “Diluted net earnings per share from continuing operations” on page 5 of Clorox’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” filed as Exhibit 99.1 to its Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

  Fiscal Year 2012 Annual Incentive Payout. Consistent with our pay-for-performance philosophy, the payout under our annual incentive award was above target due to our strong fiscal year 2012 results. This annual payout is determined through a combination of factors: the annual results of Company financial performance, strategic metrics and individual performance evaluations. The Company portion of the annual incentive award is determined based on the achievement of net customer sales (“NCS”) and economic profit (“EP”) targets, as defined below, which are weighted equally. For fiscal year 2012, we achieved 144% of our NCS target and 152% of our EP target, resulting in the Company performance portion of the annual incentive award being 148%, a substantial increase from last year’s Company performance portion of 70%. The payout calculation for each named executive officer was then determined by factoring the Company performance portion, results of the strategic metrics and individual performance, which is based primarily on the performance of the operations or functions under the individual’s responsibility. As a result, the final awards ranged from 155% to 170% of target.
  Fiscal Year 2012 Long-Term Incentive Payout. Also consistent with our pay-for-performance philosophy, the payout under our three-year performance share award that was granted in September 2009 and vested in August 2012 was below target. The payout was based on EP growth during the three-year performance period that included fiscal years 2010 through 2012 and had a potential range from 0% to 150% of target. During fiscal years 2010 and 2012, we achieved EP growth that exceeded our targets. These results, however, could not offset the below-target result achieved during fiscal year 2011. Accordingly the long-term incentive payout in fiscal year 2012 was 66% of target. The performance shares are in addition to stock options which make up the total long-term incentive awards under the executive compensation program.

Recent Key Compensation Program Changes. In addition to the significant program changes made during fiscal years 2010 and 2011, we continued our long-standing practice of reviewing our overall executive compensation program to ensure that it strongly supports our financial and human resource objectives and also aligns with market best practices. We made the following key changes in fiscal year 2012:

  Eliminated the tax gross-up for tax liabilities in the event of a change in control for the CEO; and
  Increased the stock ownership retention requirement for the CEO from 4x to 6x base salary.

These changes are consistent with our overall compensation philosophy and practice of driving performance and stockholder growth, ensuring alignment with investor preferences and recognized best practices, in addition to maintaining the ability to attract and retain key talent. It is this same philosophy that led us to take the following actions in prior years:

  Reduced change in control cash severance payments for all executives other than the CEO from three (3) times to two (2) times the sum of the executive’s base salary and prior 3-year average annual bonus;
  Eliminated tax gross-ups for tax liabilities in the event of a change in control for all executives, other than the CEO, which was eliminated in fiscal year 2012;
  Reduced the cash severance payment for the CEO from three (3) times to two (2) times the sum of the CEO’s base salary and 75% of the prior 3-year average annual bonus;
  Eliminated executive employment agreements for all executives other than the CEO and reduced cash severance payments from two (2) times the sum of an executive’s base salary and 75% of the prior 3-year average annual bonus to two (2) times base salary; and
  Froze the existing Supplemental Executive Retirement Plan, which is a defined benefit plan, in favor of a new supplemental defined contribution plan with reduced benefits.

To further ensure alignment with our compensation philosophy, we maintain the following key governance policies:

  Stock ownership and retention guidelines for all of our executives;
  Prohibition on short-term or speculative transactions or derivative transactions involving the Company’s stock, including options trading or hedging; and
  Claw-back policies.

Our Executive Compensation Program Philosophy

Our executive compensation program is designed to accomplish the following:

  Pay for Performance. Executive compensation is designed to reward performance that drives the achievement of the Company’s short- and long-term goals.
  Attract, Retain and Motivate Talented Executives. Our executive compensation program is designed to compete for and incentivize talent by attracting, retaining and motivating high-performing executives.
  Create Alignment Between Management and Stockholder Interests. By using long-term, equity-based incentives and maintaining stock ownership and retention guidelines, we are better able to align the interests of our executive officers with our stockholders by facilitating a culture of ownership and also rewarding executive officers for sustained and superior performance as measured by operating results and stockholder return.
  Financial Efficiency. Our executive compensation program is designed to help ensure that payouts are appropriately supported by performance and that payouts qualify as performance-based compensation, which is tax deductible to the Company, under Internal Revenue Code (“IRC”) Section 162(m) (“Section 162(m)”), as appropriate.
  Risk-Management Considerations. Our executive compensation plans are designed to motivate our executives to pursue objectives that create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk or risk that is inconsistent with our short- and long-term strategic and financial objectives. We do this by balancing our fixed and at-risk pay (both annual and long-term incentives) and choosing financial metrics that we believe drive long-term stockholder value.

How We Make Compensation Decisions

The Management Development and Compensation Committee (the “Committee”) is made up entirely of independent directors. The Committee regularly reviews the design and implementation of our executive compensation program and provides reports of its discussions and actions to the Board.

Although the Board has determined that, consistent with our Governance Guidelines and the NYSE listing standards, all members of the Committee are “independent,” the Committee determined that Mr. Robert W. Matschullat may not qualify as an “outside director” for purposes of Section 162(m) due to his service as interim CEO from May 2006 until October 2006. As a result, a subcommittee was established comprised of directors Dr. Richard H. Carmona and Messrs. Tully M. Friedman, George J. Harad and Gary G. Michael (the “Subcommittee”) to take the actions required under Section 162(m) in order for performance-based compensation to be fully deductible by the Company for income tax purposes. The Subcommittee is responsible for the performance, from time to time, of duties that require action by a compensation committee comprised solely of two or more “non-employee directors” and/or two or more “outside directors.” These duties include granting awards to executive officers under the Company’s annual incentive and long-term incentive plans, and establishing any performance goals related to such awards or other performance-based compensation for the Company’s executive officers. All other decisions related to executive compensation matters are made by the full Committee.

The Committee makes decisions on compensation for the named executive officers based on various factors, including its review of the Company’s performance, individual performance, peer group data (as further described below) and input and recommendations from the independent compensation consultant (as further described below). Factors evaluated to assess individual performance include the individual’s skill set relative to industry peers, overall experience and time in the position, performance of the business or operations for which the individual is responsible, criticality of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, role relative to that of other executive officers and, in the case of externally recruited named executive officers, compensation earned with a prior employer.

For the compensation package for each of the named executive officers other than the CEO, the Committee receives input and recommendations from our CEO and our Senior Vice President – Human Resources & Corporate Affairs. The named executive officers do not have a role in the determination of their own compensation. The named executive officers other than the CEO do, however, discuss their individual performance objectives with the CEO.

In evaluating and determining the compensation package for the CEO, the Board undertakes a thorough review process, whereby each Board member provides candid feedback to the Senior Vice President – Human Resources & Corporate Affairs regarding the CEO’s performance. In evaluating the CEO’s performance, the Board utilizes a variety of key substantive factors that the Board has identified as being most significant to effective CEO performance, with a focus on strategy, people, operations and values. The collective results of the CEO’s performance against the key factors are subsequently discussed by the Board, which then provides recommendations on compensation to the Committee. The Committee, after evaluating the Board’s recommendations and with input from the independent compensation consultant, makes a final decision on the CEO’s compensation. The CEO does not have a role in his own compensation determination other than to participate in a discussion with the Board regarding his performance.

Results of 2011 Advisory Vote to Approve Executive Compensation

At our 2011 annual meeting of stockholders held on November 16, 2011, we submitted two proposals to our stockholders regarding our executive compensation practices. The first proposal was an advisory vote on our fiscal year 2011 compensation awarded to our named executive officers (commonly known as a “say-on-pay” vote). Our stockholders approved our fiscal year 2011 compensation awarded to our named executive officers with approximately 78% of the votes cast in favor of the proposal. However, we believe our approval results may have been negatively impacted by the vote of approximately 9.5% of our stock held by an activist investor that had announced an unsolicited proposal to acquire the Company shortly before the annual meeting. We believe that the outcome of our say-on-pay vote signals our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate our named executive officers.

We were pleased with our stockholders’ support of our compensation program in 2011, and the Company’s management and Board continued to review our executive compensation practices to further align our compensation practices with our pay-for-performance philosophy. For example, this past year we eliminated the tax gross-up for tax liabilities in the event of a change in control for our CEO. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

The second proposal was a vote on the frequency of future stockholder advisory votes regarding compensation awarded to our named executive officers. An annual frequency received the highest number of votes cast, as well as a majority of the votes cast. Based on these results, our Board of Directors determined to hold our say-on-pay votes on an annual basis.

Roles and Responsibilities

The following parties are responsible for the development of our executive compensation program for our named executive officers:

Management Development and Compensation Committee. The Committee (i) oversees our executive compensation program, (ii) determines and approves the compensation of our named executive officers, as well as officers at or above the level of senior vice president and officers covered by Section 16 under the Exchange Act, as amended, and (iii) consults with the independent members of the Board to establish and evaluate performance objectives for the CEO each year.

Independent Committee Consultant – Frederic W. Cook & Co. (“FWC”). FWC is engaged by and reports to the Committee and consults directly with its Chair to advise on executive compensation matters. FWC generally attends and advises during Committee meetings, including executive sessions, and, at the Committee’s request, provides advice and guidance on executive compensation topics including compensation levels versus peers, market trends, incentive plan designs, and an assessment of the risk and reward structure of executive compensation plans, policies and practices. Neither FWC nor any of its affiliates provides any other services to the Company or has any other business or personal relationships with any member of the Committee or of our senior executive team.

Chief Executive Officer. The CEO makes compensation recommendations to the Committee for all executive officers other than himself and provides input from time to time on the design of compensation plan components and other compensation-related issues as they arise.

Management. Management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites and general compensation and benefits philosophy. Senior human resources, finance and legal executives attend non-executive sessions of Committee meetings to provide perspective and expertise relevant to the meeting agenda.

Our Peer Group

The Committee uses a peer group of 16 consumer products companies (the “compensation peer group”) to provide competitive market rates for the Company’s executive officers, including the named executive officers. The compensation peer group was selected by the Committee based on the factors described below with input from FWC. The compensation peer group is used to compare both the levels of executive compensation and compensation practices within the consumer products industry.

For fiscal year 2012, the compensation peer group was comprised of the following companies:

Alberto-Culver Company	The Hershey Company

Avon Products, Inc.	JM Smucker

Campbell Soup Company	Kellogg Company

Church & Dwight Co., Inc.	Molson Coors Brewing Company

Colgate-Palmolive Company	Newell Rubbermaid Inc.

Energizer Holdings	Revlon, Inc.

General Mills, Inc.	S.C. Johnson & Son, Inc.

H.J. Heinz Company	Tupperware Brands

To determine the compensation peer group each year, the Committee considers companies that hold leadership positions in branded consumer products, and that are of reasonably similar size based on market cap and revenue, compete with the Company for executive talent and have executive positions similar in breadth, complexity and scope of responsibility. The Committee reviews and makes as-needed adjustments to the compensation peer group annually to ensure that the chosen companies continue to meet the relevant criteria. The changes to our compensation peer group for fiscal year 2012 were (i) removing both Pactiv Corporation (due to its acquisition) and Del Monte Foods Company (which was taken private) and (ii) as a result of the reduction in the compensation peer group, adding four companies to ensure the statistical reliability of the market data: Energizer Holdings, JM Smucker, Molson Coors Brewing Company and Tupperware Brands.

For fiscal year 2012, management engaged Aon Hewitt to obtain compensation data for the compensation peer group. FWC reviewed this information and performed an independent compensation analysis of the compensation peer group data, which was used to advise the Committee on potential compensation actions, including the CEO’s compensation. Although each individual component of executive compensation is reviewed, particular emphasis is placed on targeting total compensation within 15% of the median of our compensation peer group.

To determine compensation for the named executive officers, the Committee reviewed the Aon Hewitt and FWC compensation analyses as well as other factors as described above. Based on these analyses and other factors, target total compensation for individual named executive officers may vary above or below the median of the compensation peer group. Actual incentive plan payouts and, in turn, total realized compensation, may vary above or below the targeted total compensation level based on the Company’s performance relative to its corporate financial and strategic goals as well as the Company’s stock performance.

Tally Sheets

To help ensure that our executive compensation design is aligned with our overall compensation philosophy of pay for performance and that total compensation levels are appropriate, the Committee annually reviews compensation tally sheets for each of our named executive officers. These tally sheets outline current target total compensation (including the elements described below), the potential wealth creation of long-term incentive awards under various assumed stock prices and the potential value of payouts under various termination scenarios.

What We Pay: Elements of Our Compensation Program

Our executive compensation program includes base salary, annual incentives paid in the form of cash bonuses and long-term incentives consisting of grants of stock-based performance shares and stock options. Periodically, time-based restricted stock units and/or stock options are used for special circumstances, such as retention, recognition or recruitment. The majority of our executive compensation is variable compensation or at-risk pay. Base salary is the only fixed compensation component, as outlined in the following charts:

(1)	Compensation mix represents the base salary, target short-term and target long-term incentives in fiscal 2012.

Additional elements of the executive compensation program include retirement plans, post-termination compensation and perquisites as appropriate to support our executive compensation philosophy. Specifics regarding what we pay, the elements of our executive compensation program, the reasons we use them and certain characteristics thereof are outlined in the table and described in further narrative detail in the paragraphs below:

Element	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Fixed component.
Annual Incentives (1)	Promote the achievement of the Company’s annual corporate financial and strategic goals, as well as individual objectives.	Performance-based cash bonus opportunity.
Long-Term Incentives (1)	Promote the achievement of the Company’s long-term corporate financial goals and stock price appreciation.	Amounts earned under performance share grant and stock option awards will vary as the ultimate value is based on actual financial and stock price performance.
Retirement Plans	Provide replacement income upon retirement (serves as a long-term retention incentive).	Fixed component; however, Company retirement contributions will vary based on pay, years of service and employee contributions.
Post-Termination Compensation	Provide contingent payments to attract and retain named executive officers. Promote orderly succession for key roles.	Only payable if a named executive officer’s employment is terminated under specific circumstances as described in the applicable employment agreement or severance plan.
Perquisites	Provide other benefits competitive with the compensation peer group and encourage executives to attend to their health and financial affairs.	Financial planning, Company automobile or car allowance, paid parking, annual executive physical and health club reimbursement.

(1)	Payouts under the annual and long-term incentive plans are determined based on the achievement of preestablished objectives determined by the Committee at the beginning of the performance period. The performance period is one year for the annual incentive plan and three years for the performance shares awarded under the long-term incentive plan. Specific financial goals cannot be changed during the performance period, except according to principles set forth by the Committee at the time the goals are established that allow for adjustments in limited circumstances, including, among other things acquisitions, restructuring charges or significant changes to generally accepted accounting principles, and only if the adjustments exceed a specified minimum financial impact to the Company.

Base Salary. In determining base salary levels for the CEO and other named executive officers, the Committee takes into consideration the factors outlined above in Our Peer Group and generally seeks to establish base salaries for the CEO and other named executive officers at the median of our compensation peer group. The Committee considered factors such as the executive’s role, level of experience and sustained performance as well as the compensation peer group market data in determining each named executive officer’s base salary for fiscal year 2012. Changes in base salary are approved by the Committee in September and are effective in October of each year. For fiscal year 2012, all base salaries for the named executive officers were generally aligned with the median as defined above. The annual base salary increases for our named executive officers, excluding the CEO but including Mr. Daniel J. Heinrich, who retired from the organization in November 2011, ranged from 1.98% to 3.00%, with an average increase of 2.42%. These increases were effective October 1, 2011. The base salary for our CEO was not increased in fiscal year 2012 as his base salary was in line with the median CEO base salary of the Company’s compensation peer group. The actual amounts earned by our named executive officers in fiscal year 2012 are listed in the Salary column of the Summary Compensation Table.

Annual Incentives. On an annual basis, the Committee sets performance goals under the Company’s Executive Incentive Compensation (“EIC”) Plan that are designed to promote the achievement of the Board-approved annual corporate financial and strategic performance goals. The EIC Plan provides annual incentive awards to the named executive officers based on the level of achievement of these annual performance goals and individual objectives.

To meet the requirements of Section 162(m), maximum annual incentive award levels are based on Company earnings before income taxes (“Company earnings”). The EIC Plan has a maximum award limit of 1.0% of Company earnings for the CEO and 0.6% of Company earnings for each of the other named executive officers. The Committee has discretion to reduce, but not to increase, incentive payments under the EIC Plan. The Committee has historically paid annual incentive awards that are substantially lower than the maximum EIC Plan award levels. The Committee reduces the maximum possible award to the amount actually paid based on four factors: (1) a target award for each named executive officer, (2) performance measured against predetermined corporate financial goals, (3) the level of achievement of strategic metrics, and (4) the named executive officer’s individual performance, which is based primarily on the performance of the operations or functions under the individual’s responsibility. The final individual EIC Plan payout is determined by the following formula:

Final Individual EIC Plan Payout	=	Base Salary (As of June 30)	X	Target Annual Incentive	X	Financial Performance	X	Strategic Metrics	X	Individual Performance

Each of these elements is described below.

Target Annual Incentive. Each year, the Committee sets an annual incentive target level for each named executive officer as a percentage of his or her base salary. The annual incentive target level is typically set at the median of bonus targets of the most comparable positions in our compensation peer group. The table below outlines the targets for the fiscal year 2012 annual incentive awards.

Named Executive Officer	Target Annual Incentive (% of Base Salary)
Donald R. Knauss, Chairman and CEO	140%
Lawrence S. Peiros, Executive Vice President and Chief Operating Officer	90%
Frank A. Tataseo, Executive Vice President – Strategy & Growth, Partnerships and Professional Products Division	75%
Stephen M. Robb, Senior Vice President - Chief Financial Officer	70%
Laura Stein, Senior Vice President – General Counsel	70%
Daniel J. Heinrich, former Executive Vice President – Chief Financial Officer (retired November 16, 2011)	75%

Financial Performance. At the beginning of each fiscal year, the Committee sets financial goals for the EIC Plan based on the targets approved by the Board. At the end of the year, the Committee reviews the results of the Company’s performance against the financial goals set at the beginning of the year. When appropriate, the Committee takes into account other factors, such as stockholder return or underlying business performance during the year.

For fiscal year 2012, the Committee established financial goals focused on increasing NCS and EP in order to drive sustainable growth in short- and long-term stockholder returns. These metrics are weighted equally as the Committee believes this mix effectively balances focus on both top-line and bottom-line performance. In selecting the metrics and setting the performance goals in the EIC Plan, the Committee carefully considered whether the goals appropriately align with the goals in the long-term incentive program such that the overall compensation design does not unintentionally encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

For fiscal year 2012, the financial goals for the EIC Plan, the potential percentage of target award payouts for achieving those goals and the actual results as determined by the Committee were as follows:

	Annual Incentive Financial Goals (in millions)
Goal	0% (minimum)	100% (target)	200% (maximum)	Actual
NCS (weighted 50%) (1)	$5,193	$5,353	$5,514	$5,424
EP (weighted 50%) (2)	$353	$393	$433	$414

(1)	NCS is defined by the Company as net sales as reported in its consolidated financial statements.

(2)	EP is defined by the Company as earnings from continuing operations before income taxes, non-cash restructuring and asset impairment costs and interest expense, tax affected, and less a capital charge. The capital charge represents average capital employed by the Company, multiplied by the estimated weighted-average cost of capital. Estimated weighted-average cost of capital is the blended average of the cost of the Company’s debt and estimated cost of equity capital. For the fiscal years presented, the estimated weighted-average cost of capital used was 9 percent. Average capital employed represents a two-point average of adjusted capital employed for the current fiscal year and total capital employed for the prior fiscal year, based on year-end balances. Adjusted capital employed represents total capital employed adjusted to add back the current fiscal year’s non-cash restructuring and asset impairment costs. Total capital employed represents total assets less non-interest-bearing liabilities. Additional information is provided in Exhibit 99.3 to the Company’s Annual Report on Form 10-K for fiscal year 2012.

Strategic Metrics. At the beginning of each fiscal year, the Committee sets strategic metrics for the EIC Plan based on the Company’s overall strategy, which is to be a high-performance organization of enthusiastic owners; win with superior capabilities in Desire, Decide and Delight; accelerate growth both in and beyond the core; and relentlessly drive out waste. For fiscal year 2012, there were eleven metrics and fourteen associated targets set forth in our balanced scorecard that supported this overall strategy in the following key areas:

  Employee engagement and diversity;
  Consumer product preference and increase in dollar share, both domestically and internationally;
  Growth of NCS over the long term and strategic product pipeline;
  Progress on reshaping the portfolio;

  Cost savings, margin improvements and infrastructure investments; and
  Reduction of the Company’s environmental footprint.

After a review of the Company’s performance in fiscal year 2012 relative to its strategic metrics, the Committee determined that all but two of the fourteen targets were successfully achieved. Highlights of the results of these metrics and targets are as follows:

  For the fourth year in a row, we exceeded our engagement target and significantly exceeded this year’s benchmark. We were also successful in meeting all of our diversity targets.
  We grew dollar share in the United States and in the International segment.
  We significantly exceeded our goal to hit our growth targets, tying our all-time record on growth from product innovation.
  We exceeded our targets on reshaping the portfolio.
  We met or exceeded all of our cost savings and margin targets.
  We successfully met all operational footprint metrics again this year.

Based on these results, the Committee determined that the level of achievement for the strategic metrics was 100%. The Committee’s assessment of the strategic metrics is subjective and is used as a multiplier in conjunction with Company financial and individual performance.

Individual Performance. Consistent with our pay-for-performance philosophy, payouts, initially determined by financial results and the performance against strategic metrics, may then be adjusted either up or down based upon individual performance. Based on this review, the Committee individually adjusted the ultimate payout for the named executive officers to reflect fiscal year 2012 individual contributions. The payouts vary primarily due to the Committee’s assessment of the performance of divisions, operations or functions under the responsibility of the named executive officer. The high end of the range, 163%, was awarded to the Executive Vice President and Chief Operating Officer for outstanding business results. The Executive Vice President – Strategy & Growth, Partnerships and Professional Products Division had strong business results in both sales and profit during the fiscal year in a challenging economic environment and, therefore, was awarded 155% of target. The Senior Vice President – Chief Financial Officer and the Senior Vice President – General Counsel each provided outstanding leadership on a variety of initiatives that supported the Company strategy and were also awarded 155% of target. Mr. Knauss’ annual incentive payout was 170% due to his outstanding leadership and business results achieved and is described in the Compensation for Mr. Knauss – Chairman and CEO section of this proxy statement.

The actual amount of annual incentive compensation earned by our named executive officers in fiscal year 2012 is disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Long-Term Incentives. We provide annual long-term incentive compensation in the form of performance shares and stock options to our named executive officers because we believe these forms of compensation align our executives’ interests with the interests of our stockholders. We also believe these incentive awards support the achievement of our long-term corporate financial goals.

The Committee, with the assistance of its independent compensation consultant, annually reviews the costs of, and potential stockholder dilution attributable to, our long-term incentive program versus that of our compensation peer group to ensure that the overall program is financially efficient and in line with that of our peers. In determining the total value of the long-term incentive opportunity for each named executive officer, the Committee reviews the compensation peer group data presented by both management and its independent compensation consultant on a position-by-position basis and considers recommendations by the CEO for the other named executive officers.

The Committee’s goal is to establish long-term incentive award targets that are competitive with the median of our compensation peer group. Actual long-term incentive award target levels for individual named executive officers may vary above or below the median based on a variety of factors, such as the named executive officer’s experience, criticality of his or her role, individual sustained performance and expected future contributions. Like the annual incentive awards, actual payouts under long-term incentive awards will vary from target based on whether the Company underperforms or outperforms its predetermined target goals. Individual performance is not considered in the actual payout of long-term incentives. The value of actual payouts will also vary based on changes in the market price of our Common Stock. For fiscal year 2012, long-term incentive awards granted to the named executive officers were generally at the median of our compensation peer group.

Consistent with prior years, the Committee determined that the named executive officers would receive 50% of the value of their total fiscal year 2012 annual long-term incentive awards in performance shares and 50% in stock options. The Committee believes this mix of equity awards supports several important objectives, including compensating named executive officers for achievement of long-term goals tied to the business strategy, rewarding named executive officers for sustained increases in the Common Stock price, enhancing retention by mitigating the impact of our Common Stock price fluctuations and ensuring the overall cost of the program is aligned with compensation realized by named executive officers and performance delivered to stockholders. In addition, these long-term incentive grants were intended to be competitive with those of our compensation peer group. The Committee does not consider the amount of outstanding performance shares, stock options, and restricted stock currently held by a named executive officer when making annual awards of performance shares and stock options because such amounts represent compensation attributable to prior years.

The following provides details on the types of long-term incentives awarded to our named executive officers:

Performance Shares. Performance shares are grants of restricted stock units that vest after a three-year performance period only if the Company meets predetermined financial performance goals. We believe that performance shares align the interests of our named executive officers with the interests of our stockholders because the number of shares earned and the shares’ potential value are both tied to the achievement of the Company’s long-term financial goals. In selecting the performance goals for the performance shares, the Committee considers whether the goals are appropriately aligned with those in the EIC Plan so that the overall compensation design does not unintentionally encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

The performance share payout is subject to the Company’s achievement of a threshold cumulative operating profit target at the end of the performance period. If the threshold cumulative operating profit is not attained, the entire award opportunity is forfeited. If the threshold operating profit target is attained, the actual payout is a percentage of the target award opportunity, which is based on a cumulative economic profit (“cumulative EP”) target. The percentage range for payouts is from 0%, in the event the minimum required financial goals are not met, to a maximum of 150% of the target number of shares, with a payout of 50% of the target number of shares when the minimum cumulative EP target and the threshold cumulative operating profit target are attained.

For grants made in fiscal years 2009 through 2012, the Committee established an objective measure of cumulative operating profit at the beginning of the performance period to determine the performance level that would allow for the maximum possible award payout of 150% of the target number of shares granted. The Committee also determined specific goals for the performance period based on cumulative EP.

For the fiscal year 2012 grant, the Committee set the financial targets for the performance period from July 2011 through June 2014. The cumulative operating profit threshold target was set at $2,817 million. The cumulative EP target, which is a specified percentage of growth, was set so that the target payout of 100% would require EP growth of approximately 3% per year during the performance period. The Committee believes this metric directly supports the Company’s corporate strategy and long-term financial goals and correlates to stock price performance.

In August 2011, the Committee certified the results of the fiscal year 2009 grant. The financial targets for this grant were based on cumulative operating profit of $2,346 million and a cumulative EP goal over the three-year performance period of $1,168 million. The cumulative operating profit result of $2,808 million exceeded the threshold target, and the Committee approved a payout level of 140% based on cumulative EP results of $1,209 million. Information regarding the vesting of these performance shares is shown in the Option Exercises and Stock Vested table.

In August 2012, the Committee certified the results of the fiscal year 2010 grant. The financial targets for this grant were based on cumulative operating profit of $2,935 million and a cumulative EP goal over the three-year performance period of $1,282 million. The cumulative operating profit result of $2,942 million exceeded the threshold target and the Committee approved a payout level of 66% based on cumulative EP results of $1,235 million. Because this grant vested prior to the date of the proxy statement filing, specific information regarding the vesting of these performance shares can be found in the Outstanding Equity Awards table and will also be included in next year’s proxy statement.

Stock Options. We believe stock options align the interests of the named executive officers with those of stockholders because the stock options only have value if the price of the Company’s stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period (beginning one year from the date of grant) and expire ten years from the date of grant. In fiscal year 2012, the Committee awarded stock options to our named executive officers as part of our annual long-term incentive plan. The exercise price for these stock options was equal to the closing price of our stock on the date of grant. Information on all stock option grants is shown in the Grants of Plan-Based Awards table.

Retirement Plans. The named executive officers participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and non-union hourly employees. The Company’s retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers. We balance the effectiveness of these plans as a compensation and retention tool with the cost of providing them. The Company had traditionally provided these retirement benefits under The Clorox Company Pension Plan (the “Pension Plan”) and The Clorox Company 401(k) Plan (the “401(k) Plan”), which historically included a profit sharing provision known as “Value Sharing.” Effective July 1, 2011, the defined benefit cash balance Pension Plan was frozen and the 401(k) Plan Value Sharing provision was eliminated. The Company now provides its qualified retirement benefits through an annual fixed Company contribution and a Company match into the 401(k) Plan.

In addition, because the IRC limits the amount of benefits that can be contributed to and paid from a tax-qualified retirement plan, the Company also provides our executive officers, including our named executive officers, with additional retirement benefits intended to restore amounts that would otherwise be payable under the Company’s tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore executive benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions. Benefits under the restoration plans, which have historically included the cash balance restoration and the Value Sharing restoration benefits, were maintained under our Nonqualified Deferred Compensation Plan (the “NQDC”) and are unfunded, unsecured obligations of the Company through fiscal year 2012. In fiscal year 2013, amounts equivalent to participant deferrals and Company contributions made beginning January 1, 2012 will be set aside in a Rabbi Trust.

The Company also offers the Supplemental Executive Retirement Plan (the “SERP”) to our executive officers, including our named executive officers. The SERP was frozen with an effective date of June 30, 2011, as discussed in further detail below. In the case of Mr. Knauss only, a replacement SERP was put in place when Mr. Knauss became the CEO to compensate for his loss of retirement benefits at his prior employer (“replacement SERP”).

A brief description of each of our retirement programs and a summary of the changes we adopted in fiscal year 2012 are set forth below. Each of our named executive officers participates in these retirement programs except our CEO who does not participate in the Executive Retirement Plan.

The Clorox Company Pension Plan. Our Pension Plan, a cash balance Pension Plan, historically provided eligible employees a competitive level of retirement benefits based on each employee’s base salary and annual incentives. Effective July 1, 2011, we froze the Pension Plan and, instead, are making Company contributions to our 401(k) Plan (see The Clorox Company 401(k) Plan section for details regarding replacement contributions). This change was made to provide employees with the greatest opportunity for long-term return on investment and income replacement in retirement. This change did not affect the benefits already accrued under the Pension Plan, which remains fully funded. Further details on the provisions of the Pension Plan are described in the Overview of Pension Benefits section and the footnotes to the Pension Benefits Table below.

The Clorox Company 401(k) Plan. Beginning July 1, 2011, the Company started making an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to our 401(k) Plan, and we eliminated the 401(k) Plan’s profit sharing provision. Due to the transition from our prior retirement plans to the new 401(k) Plan, we provided all eligible employees a 401(k) Plan contribution of 10% of their eligible pay for the pay periods from July 2011 through December 2011, regardless of whether employees contributed to the 401(k) Plan during this time. Beginning January 1, 2012, employees were required to contribute at least 4% of pay in order to receive the full 4% Company match.

Nonqualified Deferred Compensation Plan. We offer our NQDC to help our named executive officers as well as other senior-level employees save for retirement and to be competitive with general market practice. Under the NQDC, our named executive officers may voluntarily defer the receipt of salary and annual incentive awards in amounts up to 50% of base salary and 100% of annual incentive awards. In fiscal year 2012, deferred amounts could be invested in accounts that mirrored the funds available in the 401(k) Plan, except for the capital preservation fund, which differs from that in the 401(k) Plan. Historically, the NQDC permitted the Company to contribute amounts that exceeded the IRC compensation limits in the tax-qualified plans through the cash balance and Value Sharing restoration provisions. However, effective July 1, 2011, such restoration provisions under the NQDC were aligned to the new 401(k) Plan Company contribution provision. Further details about the historic restoration provisions are provided in the Overview of the Nonqualified Deferred Compensation Plans section below.

Supplemental Executive Retirement Plan. The SERP was closed to new participants effective April 2007 and, effective June 30, 2011, was frozen with regard to pay and offsets, while still allowing age and service credits to continue to accrue. Benefits under the SERP have historically been determined based on age and years of service and are offset by the annuity value of Company contributions to the tax-qualified retirement plans and by Social Security. The benefit formula under this plan is described under the Overview of Pension Benefits section. We believe the SERP has historically been a strong retention tool because participants were not eligible for a full benefit if they left the Company prior to reaching age 65 with at least 15 years of service. Participants attaining age 55 with at least ten years of service are eligible to receive a benefit that is actuarially reduced from that available upon retirement at age 65. Effective July 1, 2011, the SERP, which was a defined benefit plan, was replaced by the new Executive Retirement Plan (“ERP”), which is a defined contribution plan and is described below. Making the change from the SERP to the ERP created a defined contribution structure that is more closely aligned with general market practice and provides executives with benefits that are more in line with what is provided by the Company’s compensation peer group.

Executive Retirement Plan. The ERP became effective on July 1, 2011 and our executive officers (including the named executive officers other than Mr. Knauss) are participants in the plan. Under the ERP, we make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive into the plan. Our named executive officers who are eligible participants under the SERP also receive annual “step-down” transition contributions into the ERP over a five-year period (9% in the first year to 5% in the fifth year).

Replacement Supplemental Executive Retirement Plan. Pursuant to his employment agreement, and to compensate for the loss of retirement benefits at his prior employer when he became our CEO, Mr. Knauss participates in a replacement SERP. The replacement SERP provides retirement benefits that are equal to the greater of the amount calculated under the Company SERP frozen effective June 30, 2011, described above, or the benefits to which he would have been entitled if he had stayed at his previous employer, The Coca-Cola Company. Mr. Knauss is fully vested in the replacement SERP, and he is the sole participant in the plan.

Further details about the provisions of the SERP, the ERP, and Mr. Knauss’ replacement SERP are described in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation. The Company has a Severance Plan that provides the named executive officers (other than the CEO) with post-termination payments in the event such named executive officers’ employment is terminated by the Company other than for cause. Among other things, these payments help mitigate economic hardship associated with unexpected termination. These severance benefits are designed to be competitive with our compensation peer group and external market practice. The Company also has entered into an employment agreement with the CEO in May 2010, which provides for severance benefits under similar conditions. See Potential Payments Upon Termination or Change in Control for additional information.

The Company also provides an Executive Change in Control Severance Plan (the “CIC Plan”) to provide for the payment of severance benefits to certain eligible executives of the Company, including all of the Company’s named executive officers other than the CEO, in the event their employment with the Company terminates involuntarily in connection with a change in control of the Company. The Company also has entered into a change in control agreement with Mr. Knauss to provide change in control severance benefits. These payments help mitigate economic hardship associated with termination after a change in control, thereby encouraging the executives to consider potential transactions based on an independent, objective viewpoint and also supporting our attraction and retention objectives. Under the CIC Plan and change in control agreement for Mr. Knauss only, the named executive officer is eligible for change in control severance benefits in the event that he or she is terminated in connection with a change in control either without cause or for good reason. See the Potential Payments upon Termination or Change in Control section for additional information on the Severance Plan, the CEO’s employment agreement, the CIC Plan, and Mr. Knauss’ change in control agreement.

Perquisites. We provide our named executive officers with other benefits we believe are competitive with our compensation peer group and consistent with the Company’s overall executive compensation program. These benefits are reflected in the All Other Compensation column in the Summary Compensation Table. We believe these benefits allow our named executive officers to work more efficiently and, in the case of the financial planning program, help them optimize the value received from our compensation and benefits programs. These perquisites consist of a Company automobile or car allowance, paid parking at the Company’s headquarters, an annual executive physical exam, reimbursement for health club membership and financial planning services. The value of perquisites provided to our named executive officers is shown in a separate table in a footnote to the All Other Compensation column of the Summary Compensation Table.

Our Executive Compensation Policies

Stock Award Granting Practices. The Company awards annual long-term incentive grants each September at a regularly scheduled Committee meeting, which typically occurs during the third week of the month, or about six weeks after the Company has publicly reported its annual earnings. The meeting date is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of the Common Stock on that date.

The Committee may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain or recruit executive officers. These grants are approved by the Committee on or before the grant date, which is determined based on the timing of the triggering event. The exercise/grant price is the closing price of the Common Stock on the effective date of the grant. The Committee must approve all equity grants to executive officers of the Company, including named executive officers.

All long-term incentive grants are made pursuant to the terms set forth in The Clorox Company 2005 Stock Incentive Plan, which was reapproved by our stockholders at the 2010 Annual Meeting.

Executive Stock Ownership Guidelines. To preserve the linkage between the interests of executive officers of the Company and our stockholders, all executive officers, including the named executive officers, are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of Common Stock having a value equal to a required multiple of each executive officer’s annual base salary. The current stock ownership level guidelines are as follows:

Chief Executive Officer	6x annual base salary
All Other Executive Officers	3x annual base salary
Other Senior Executives	2x annual base salary

As of the date of this proxy statement, all of the named executive officers meet the required ownership levels with the exception of Mr. Robb due to his promotion to CFO in fiscal 2012.

Retention Ratios. Executive officers, including the named executive officers, are required to retain a certain percentage of shares obtained upon either the exercise of stock options or the release of restrictions on full-value equity awards, after satisfying applicable taxes. The CEO is expected to retain 75% of shares acquired (after taxes) until the minimum ownership level is met. After attaining the minimum ownership level, the CEO must retain 50% of any additional shares acquired (after taxes) until retirement or termination. Other named executive officers must retain 75% of shares acquired (after taxes) until the minimum required ownership levels are met and thereafter must retain 25% of shares acquired (after taxes) for one year after receipt.

Ownership levels are based on shares of Common Stock owned by the named executive officer or held pursuant to the Company plans, including performance shares that have vested and been deferred for settlement. Stock options and shares that have not vested due to time or performance restrictions are excluded from the ownership levels. Named executive officers achieve ownership levels over time through the ongoing required retention ratios associated with the exercise of stock options and vesting of full-value shares or by purchasing stock in the open market.

Securities Trading Policy. To further align the interests of our executive officers, including our named executive officers, with the interests of our stockholders, the Company’s Insider Trading Policy does not permit executive officers to engage in short-term or speculative transactions or derivative transactions involving the Company’s stock, including options trading or hedging. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, executive officers are required to receive preclearance from the Company’s General Counsel prior to entering into any transactions in Company securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Our executive compensation incentive programs include clawback provisions that allow the Company to recoup proceeds received by named executive officers under certain conditions. Under our EIC Plan, in the event of a restatement of financial results to correct a material error, the Committee is authorized to reduce or recoup an executive officer’s award, as applicable, to the extent that the Committee determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

Tax Deductibility Limits on Executive Compensation. Section 162(m) limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than our CFO) to $1 million per year, unless such amounts are determined to be performance-based compensation. Our policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction when taxable compensation for any of the executive officers subject to Section 162(m) exceeds $1 million per year. The EIC Plan and long-term incentive plan are designed to meet the requirements of Section 162(m) for performance-based compensation.

Compensation for Mr. Knauss – Chairman and CEO

The compensation of the Chairman and CEO, Mr. Knauss, is consistent with the executive compensation philosophy and program described above for the other named executive officers. Mr. Knauss’ target total compensation is designed to be competitive with the compensation of other CEOs in the compensation peer group, and his annual incentive and long-term incentive awards are linked to Company performance.

In September 2011, the Committee, with input from its independent compensation consultant, reviewed all elements of Mr. Knauss’ compensation including base salary, and annual incentive and long-term incentive award opportunities relative to that of the compensation peer group. In addition, the Board reviewed Mr. Knauss’ performance for fiscal year 2011 as described in How We Make Compensation Decisions above.

Based on the review of Mr. Knauss’ individual performance, overall Company performance and his compensation versus that of the compensation peer group, the Committee did not increase Mr. Knauss’ base salary. However, the Committee approved Mr. Knauss’ annual incentive target at 140% of base salary for fiscal year 2012, which is an increase of ten percentage points from the prior year. Both decisions were made in order to align Mr. Knauss’ target total compensation with the market, place more emphasis on variable compensation or at-risk pay, and further support our pay-for-performance philosophy. The Committee granted Mr. Knauss a long-term incentive award of 282,270 stock options and 38,400 performance shares with a total economic value at grant date of approximately $5,250,300. Each individual element of Mr. Knauss’ compensation was in line with the median of CEO compensation within the compensation peer group.

For fiscal year 2012, the Committee reviewed Mr. Knauss’ performance and determined that Mr. Knauss would receive an annual incentive payout of 170% of target, which reflects the impact of both the current year financial performance above target, and an assessment of his overall performance against both strategic and individual goals. In making this determination, the Committee and the Board recognized Mr. Knauss’ outstanding leadership and exceptional contributions to the outstanding growth and performance of the Company despite the challenging economic environment and activist investor pressures in the first half of the fiscal year.

Information about Mr. Knauss’ base salary and annual incentive and long-term incentive is described in more detail in the notes to the Summary Compensation Table.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees the Company’s executive compensation program and policies. As part of this function, the Committee discussed and reviewed with management the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

George J. Harad, Chair
Richard H. Carmona
Tully M. Friedman
Robert W. Matschullat
Gary G. Michael

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned, paid or awarded to our named executive officers for the fiscal years ended June 30, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)(3)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Donald R. Knauss	2012	$1,154,423	—	$2,625,408	$2,625,111	$2,740,220	$1,978,367	$334,860	$11,458,389
Chairman and Chief	2011	1,135,385	—	2,625,295	2,625,018	732,550	1,812,176	246,354	9,176,778
Executive Officer	2010	1,075,000	—	2,500,108	2,500,005	1,967,250	1,623,151	201,851	9,867,365

Lawrence S. Peiros	2012	713,942	—	800,081	799,971	1,047,620	2,132,983	261,457	5,756,054
Executive Vice President	2011	672,508	—	799,754	800,007	389,150	208,366	125,746	2,995,531
and Chief Operating Officer	2010	638,750	—	778,028	780,429	802,640	1,220,139	104,741	4,324,727

Frank A. Tataseo	2012	514,442	—	449,790	450,036	600,230	1,635,484	193,888	3,843,870
Executive Vice President –	2011	504,404	—	450,070	449,993	265,130	138,384	100,001	1,907,982
Strategy & Growth,	2010	492,500	—	437,390	439,028	475,570	1,005,312	87,813	2,937,613
Partnerships and Professional
Products Division

Laura Stein	2012	532,252	—	380,277	380,030	580,340	1,858,718	203,021	3,934,638
Senior Vice President –	2011	519,836	—	380,266	380,024	255,050	214,647	100,315	1,850,138
General Counsel

Stephen M. Robb	2012	396,361	—	187,413	437,511	401,100	849,638	116,665	2,388,688
Senior Vice President –
Chief Financial Officer

Daniel J. Heinrich
(retired November 16, 2011)	2012	221,036	—	500,221	500,040	261,170	2,454,673	178,788	4,115,928
Executive Vice President –	2011	567,137	—	499,930	499,983	332,490	331,828	109,605	2,340,973
Chief Financial Officer	2010	529,825	—	462,008	463,414	560,960	705,491	90,915	2,812,613

(1)	Reflects actual salary earned for fiscal years 2010, 2011 and 2012. Mr. Knauss’ annual base salary is $1,150,000; actual earnings were slightly higher due to the extra day in the pay cycle as a result of the leap year.

(2)	The amounts reflected in these columns are the values determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, for the awards granted in the fiscal years ended June 30, 2010, 2011 and 2012, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection “Share-Based Compensation,” and in Note 15, Share-Based Compensation Plans, to the Company’s consolidated financial statements for the three years in the period ended June 30, 2012, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012. The award granted to Mr. Heinrich for 2012 was forfeited due to his retirement. Additional information regarding the stock awards and option awards granted to our named executive officers during fiscal year 2012 is set forth in the Grants of Plan-Based Awards table.

(3)	The grant date fair value of the performance share awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share award for 2012 determined as of the date of grant would be as follows for each respective named executive officer: Mr. Knauss – $3,938,112; Mr. Peiros – $1,200,122; Mr. Tataseo – $674,685; Ms. Stein – $570,416; Mr. Robb – $281,120; and Mr. Heinrich – $750,332. The award granted to Mr. Heinrich for 2012 was forfeited due to his retirement. See the Grants of Plan-Based Awards table for more information about the performance shares granted under the 2005 Stock Incentive Plan.

(4)	Reflects annual incentive awards earned for fiscal years 2010, 2011 and 2012 and paid out in September 2010, 2011 and 2012, respectively, under the EIC Plan. Information about the EIC Plan is set forth in the Compensation Discussion and Analysis under Annual Incentives. Per the terms of the EIC Plan, Mr. Heinrich was considered retirement-eligible and thus received a pro-rata award for fiscal year 2012.

(5)	The amounts reflect the aggregate increase in the present value of accumulated benefits during fiscal years 2010, 2011 and 2012 under the SERP, including Mr. Knauss’ replacement SERP, The Clorox Company Pension Plan and the cash balance restoration benefit of the NQDC (refer to the Pension Benefits Table for further information). Each plan amount in fiscal year 2012 is set forth in the following table:

	Donald R. Knauss	Lawrence S. Peiros	Frank A. Tataseo	Laura Stein	Stephen M. Robb	Daniel J. Heinrich
SERP (includes, for Mr. Knauss,
the replacement SERP)	$1,941,885	$2,120,802	$1,601,527	$1,841,524	$838,923	$2,443,390
The Clorox Company Pension Plan	1,210	8,069	5,664	4,294	4,917	2,405
Cash Balance Restoration Benefit	35,272	4,112	28,293	12,900	5,798	8,878
Total	$1,978,367	$2,132,983	$1,635,484	$1,858,718	$849,638	$2,454,673

(6)	The amounts shown in the column represent (i) actual Company contributions under the Company’s 401(k) Plan, (ii) non- qualified contributions under the NQDC and Executive Retirement Plans, other than the cash balance restoration benefit, which is reflected in the change in pension value column (refer to the Nonqualified Deferred Compensation section for further information and (iii) perquisites available to named executive officers of the Company. Amounts are set forth in the following table:

	Donald R. Knauss	Lawrence S. Peiros	Frank A. Tataseo	Laura Stein	Stephen M. Robb	Daniel J. Heinrich
The Clorox Company 401(k) Plan	$31,863	$31,322	$31,172	$33,809	$31,944	$16,905
NQDC/ERP	264,038	194,896	126,265	129,132	60,518	145,705
Company Provided Perquisites	38,959	35,239	36,451	40,080	24,203	16,178
Total	$334,860	$261,457	$193,888	$203,021	$116,665	$178,788

The following table sets forth the perquisites we make available to our named executive officers and the cost to the Company for providing these perquisites during fiscal year 2012. Other Perquisites consists of paid parking at the Company’s headquarters, health club reimbursement and an annual executive physical. The amount included under Non-Business Use of Company Aircraft represents the incremental cost to the Company of Mr. Knauss’ non-business use of the Company aircraft for a stopover during a business flight in fiscal year 2012. The incremental cost is determined on a per-flight basis and consists of the variable costs incurred as a result of the flight activity.

	Donald R. Knauss	Lawrence S. Peiros	Frank A. Tataseo	Laura Stein	Stephen M. Robb	Daniel J. Heinrich
Executive Automobile Program	$13,200	$13,200	$13,200	$13,200	$13,200	$5,500
Basic Financial Planning	14,717	15,148	17,149	20,780	5,464	7,679
Non-Business Use of Company Aircraft	3,153	—	—	—	—	—
Other Perquisites	7,889	6,891	6,102	6,100	5,539	2,999
Total	$38,959	$35,239	$36,451	$40,080	$24,203	$16,178

GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards to the named executive officers during fiscal year 2012.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Share Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald R. Knauss
Annual Incentive (1)		$—	$1,610,000	$7,910,000
Performance Shares (2)	9/14/2011				19,200	38,400	57,600				$2,625,408
Stock Options (3)	9/14/2011								282,270	$68.37	2,625,111
Lawrence S. Peiros
Annual Incentive (1)		—	643,500	4,746,000
Performance Shares (2)	9/13/2011				5,870	11,740	17,610				800,081
Stock Options (3)	9/13/2011								86,390	68.15	799,971
Frank A. Tataseo
Annual Incentive (1)		—	386,250	4,746,000
Performance Shares (2)	9/13/2011				3,300	6,600	9.900				449,790
Stock Options (3)	9/13/2011								48,600	68.15	450,036
Laura Stein
Annual Incentive (1)		—	373,450	4,746,000
Performance Shares (2)	9/13/2011				2,790	5,580	8,370				380,277
Stock Options (3)	9/13/2011								41,040	68.15	380,030
Stephen M. Robb
Annual Incentive (1)		—	258,110	4,746,000
Performance Shares (2)	9/13/2011				1,375	2,750	4,125				187,413
Stock Options (3)	9/13/2011								20,250	68.15	187,515
Stock Options (3)	11/17/2011								32,467	64.96	249,996
Daniel J. Heinrich (4)
(retired November 16, 2011)
Annual Incentive (1)		—	165,777	4,746,000
Performance Shares (2)	9/13/2011				3,670	7,340	11,010				500,221
Stock Options (3)	9/13/2011								54,000	68.15	500,040

(1)	Represents estimated possible payouts for annual incentive awards for fiscal year 2012 under the EIC Plan for each of our named executive officers. The EIC Plan is an annual cash incentive opportunity and therefore awards are earned in the year of grant. The target amounts represent the potential payout if both Company and individual performance are at target levels. The maximum amount represents the stockholder-approved maximum payout in the EIC Plan of 1.0% of Company earnings for the CEO and .6% of Company earnings for all other named executive officers. The EIC Plan is designed to meet the requirements of IRC Section 162(m), and the maximum column reflects maximum awards possible under the EIC Plan. The Committee historically has paid annual incentive awards that are substantially lower than the maximum EIC Plan payouts. See the Summary Compensation Table for the actual payout amounts in fiscal year 2012 under the EIC Plan. See Compensation Discussion and Analysis – Annual Incentives for additional information about the EIC Plan.

(2)	Represents possible future payouts of Common Stock underlying performance shares awarded in fiscal year 2012 to each of our named executive officers as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on cumulative operating profit and cumulative economic profit growth over a three-year period, with the threshold, target and maximum awards equal to 50%, 100% and 150%, respectively, of the number of performance shares granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the 2005 Stock Incentive Plan. See Compensation Discussion and Analysis – Long-Term Incentives for additional information.

(3)	Represents stock options awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All stock options vest in equal installments on the first, second, third and fourth anniversaries of the grant date. Mr. Robb was awarded a one-time off-cycle stock option grant when he was promoted to Senior Vice President - Chief Financial Officer effective November 17, 2011.

(4)	The option and equity awards granted to Mr. Heinrich for fiscal year 2012 were forfeited due to his retirement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following equity awards granted to our named executive officers were outstanding as of the end of fiscal year 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Donald R. Knauss
Stock Options (2)	275,000				$63.21	10/2/2016
	185,000				61.16	9/18/2017
	170,782	56,928	(3)		63.95	9/16/2018
	149,165	149,165	(4)		57.25	9/15/2019
	77,847	233,543	(5)		66.48	9/14/2020
		282,270	(6)		68.37	9/14/2021
Performance Shares (2)									28,822	(7)	$2,088,442
									39,490	(8)	2,861,445
									38,400	(9)	2,782,464
Lawrence S. Peiros
Stock Options (2)	45,000				53.88	9/15/2014
	32,200				57.00	9/21/2015
	34,100				61.51	9/19/2016
	20,000				63.89	1/5/2017
	53,400				61.16	9/18/2017
	53,932	17,978	(3)		63.95	9/16/2018
	46,565	46,565	(4)		57.25	9/15/2019
	23,725	71,175	(5)		66.48	9/14/2020
		86,390	(6)		68.15	9/13/2021
Performance Shares (2)									8,969	(7)	649,894
									12,030	(8)	871,694
									11,740	(9)	850,680
Frank A. Tataseo
Stock Options (2)	35,200				53.88	9/15/2014
	29,000				57.00	9/21/2015
	31,700				61.51	9/19/2016
	41,100				61.16	9/18/2017
	35,955	11,985	(3)		63.95	9/16/2018
	26,195	26,195	(4)		57.25	9/15/2019
	13,345	40,035	(5)		66.48	9/14/2020
		48,600	(6)		68.15	9/13/2021
Performance Shares (2)									5,042	(7)	365,343
									6,770	(8)	490,554
									6,600	(9)	478,236

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options - Exercisable (#)	Number of Securities Underlying Unexercised Options - Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Laura Stein
Stock Options (2)	30,000				58.55	1/18/2015
	24,200				57.00	9/21/2015
	25,400				61.51	9/19/2016
	32,900				61.16	9/18/2017
	28,762	9,588	(3)		63.95	9/16/2018
	22,120	22,120	(4)		57.25	9/15/2019
	11,270	33,810	(5)		66.48	9/14/2020
		41,040	(6)		68.15	9/13/2021
Performance Shares (2)									4,257	(7)	308,462
									5,720	(8)	414,471
									5,580	(9)	404,327
Stephen M. Robb
Stock Options (2)	11,000				53.88	9/15/2014
	9,700				57.00	9/21/2015
	11,400				61.51	9/19/2016
	15,400				61.16	9/18/2017
	13,485	4,495	(3)		63.95	9/16/2018
	10,915	10,915	(4)		57.25	9/15/2019
	5,560	16,680	(5)		66.48	9/14/2020
		20,250	(6)		68.15	9/13/2021
		32,467	(10)		64.96	11/17/2021
Performance Shares (2)									2,098	(7)	152,021
									2,820	(8)	204,337
									2,750	(9)	199,265
Daniel J. Heinrich (11)
(retired November 16, 2011)
Stock Options (2)	10,275				61.16	9/18/2017
	23,970				63.95	9/16/2018
	18,025				57.25	9/15/2019
	59,310				66.48	9/14/2020
Performance Shares (2)									4,290	(7)	310,853
									3,551	(8)	257,305

(1)	Represents unvested “target” number of performance shares under the 2005 Stock Incentive Plan multiplied by the closing price of our Common Stock on June 29, 2012, except as noted below in footnote (7). The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.

(2)	Grants were made under the 2005 Stock Incentive Plan.

(3)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 16, 2008.

(4)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 15, 2009.

(5)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 14, 2010.

(6)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 14, 2011 for Mr. Knauss and September 13, 2011 for all other named executive officers.

(7)	Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2010 – 2012). Performance is based on achievement of cumulative operating profit growth and cumulative economic profit growth. After completion of the 2012 fiscal year the Committee determined whether the performance measures had been achieved and based on the results, on August 16, 2012, the Committee approved the payout of this award at 66% of target. These amounts do not include dividend equivalents to be paid on the performance shares settled. The award was settled on August 20, 2012.

(8)	Represents the “target” number of performance shares that could be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2011 – 2013). Performance is based on achievement of cumulative operating profit growth and cumulative economic profit growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2013.

(9)	Represents the “target” number of performance shares that could be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2012 – 2014). Performance is based on achievement of cumulative operating profit growth and cumulative economic profit growth. The Committee will determine whether the performance measures have been achieved after the completion of fiscal year 2014.

(10)	Represents unvested one-time off-cycle stock option grant that was granted to Mr. Robb when he was promoted to Senior Vice President - Chief Financial Officer effective November 17, 2011.

(11)	The awards granted to Mr. Heinrich for fiscal year 2012 were forfeited due to his departure. The awards granted to Mr. Heinrich for fiscal years 2010 and 2011 were pro-rated due to his retirement.

OPTION EXERCISES AND STOCK VESTED

This table shows stock options exercised and stock vested for the named executive officers during fiscal year 2012.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting (2) ($)
Donald R. Knauss	—		$—	52,738	(4)	$3,638,395	(4)
Lawrence S. Peiros	66,000	(3)	2,019,633	16,660	(4)	1,149,373	(4)
Frank A. Tataseo	45,000	(3)	1,130,231	11,102	(4)	765,927	(4)
Laura Stein	—		—	8,876	(4)	612,355	(4)
Stephen M. Robb	—		—	4,158	(4)	286,860	(4)
Daniel J. Heinrich (retired November 16, 2011)	99,520	(3)	917,416	11,102	(4)	765,927	(4)

(1)	The dollar value realized reflects the difference between the closing price of the Common Stock on the date of exercise and the stock option exercise price.

(2)	The dollar value realized reflects the market value of the vested shares based on the closing price of the Common Stock on the vesting date, unless otherwise noted.

(3)	Represents exercise of nonqualified stock options granted in previous years under the Company’s 2005 Stock Incentive Plan.

(4)	Stock awards listed represent the vesting of performance shares at 140% of target, granted through participation in the 2005 Stock Incentive Plan. The grant from the plan had a three-year performance period (fiscal years 2009–2011). Performance is based on achievement of cumulative operating profit and economic profit growth. On August 11, 2011, the Committee approved the payout of this award at 140% of target, and the award was settled on August 16, 2011. The actual realized value of the vested shares was based upon the value of the Common Stock on the date the shares were settled unless settlement of the shares was deferred, in which case it was based on the closing price of the Common Stock of $72.46 on June 29, 2012.

Overview of Pension Benefits

Historically, pension benefits have been paid to the named executive officers under the following plans: (i) The Clorox Company Pension Plan, (ii) the cash balance restoration provision in the NQDC, (iii) the SERP, and (iv) in the case of Mr. Knauss, the replacement SERP, which was put in place to compensate for Mr. Knauss’ loss of retirement benefits at his prior employer when he became our CEO and is described in further detail below. Effective July 2011, the Pension Plan and the cash balance restoration provision under the NQDC were frozen. The SERP was frozen effective June 30, 2011, as described in the Retirement Plan section of the CD&A and in the narrative paragraphs below. The following table is an overview of the current terms and provisions of the frozen Pension Plan, cash balance restoration provision, and SERP, other than the replacement SERP.

	Pension Plan	Cash Balance Restoration Provision in Nonqualified Deferred Compensation Plan	SERP
Reason for Plan	Along with our non-qualified plans, provide eligible employees a competitive level of retirement benefits based on pay.	Provide eligible employees with a competitive level of retirement benefits based on pay, by restoring benefits limited by the IRC.	Along with our non-qualified plans, provide eligible employees with retirement replacement income that is competitive with peers and supports long-term retention of key talent.
Eligibility	Salaried and hourly employees of the Company, including the named executive officers. The Pension Plan was frozen effective July 1, 2011.	Named executive officers and select group of senior employees. The restoration provision of the Pension Plan was eliminated effective July 1, 2011 when the Pension Plan was frozen.

Named executive officers and a select group of senior executives. Plan was closed to new participants in April 2007 and frozen with an effective date of June 30, 2011, with regard to pay and offsets, while still allowing age and service credits.

Retirement Eligibility	If hired prior to July 1, 2011, fully vested after three years of service. Employees hired July 1, 2011 or later are not eligible for the Pension Plan.	If hired prior to July 1, 2011, fully vested after three years of service. Employees hired July 1, 2011 or later are not eligible for the Cash Balance Restoration Provision.

For eligible employees in SERP prior to its closing in April 2007, maximum benefit is payable at age 65 with 15 years of service. Participants are eligible for a reduced early retirement benefit at age 55 with ten years of service. SERP-eligible employees terminating before reaching age 55 with ten years of service receive no benefits from the SERP.

	Pension Plan	Cash Balance Restoration Provision in Nonqualified Deferred Compensation Plan	SERP
Pension Formula	Quarterly credits based on an interest factor. Plan is frozen with regard to pay credits.	Prior to the freeze, annual credits of three percent of eligible compensation (base salary and annual incentive) that exceeded the IRC compensation limits.

In combination with other Company retirement plans (cash balance plan, Company contributions to the 401(k) Plan, including the Value Sharing provision, cash balance restoration of NQDC and Value Sharing restoration of NQDC) and Social Security, participants can receive maximum total benefits of approximately 55% of average compensation (defined as the average of the highest consecutive three years of base salary plus the average of the highest three years of EIC Plan awards). The maximum benefit is proportionately reduced for service between ten and 15 years at a rate of three percent per year.

Payment Form

A participant whose benefits vested at retirement or other termination of employment may elect a cash distribution or an alternate annuity form. The normal retirement benefit is an annuity payable upon attainment of age 65. A reduced retirement benefit annuity is payable at age 55 with at least ten years of vested service.

A participant whose benefits vested at retirement or other termination of employment may elect a lump sum distribution or annual installments up to ten years that will be paid out based on previously determined criteria.

Paid as a monthly annuity for the life of the participant. Plan also provides a disability and survivor’s benefit. Lump sum option is not available.

The Replacement Supplemental Executive Retirement Plan. Pursuant to his employment agreement, Mr. Knauss participates in a replacement SERP that provides retirement benefits that are equal to the greater of the amount calculated under the Company SERP, described above, or the benefits to which he would have been entitled if he had stayed at his previous employer, The Coca-Cola Company. Mr. Knauss is fully vested in the replacement SERP, and he is the sole participant in the plan.

Eligible compensation for the replacement SERP is the average of five years of base salary prior to retirement plus the average of five years of EIC Plan awards received by Mr. Knauss prior to his retirement. All items in the above overview are included in the Change in Pension Value column of the Summary Compensation Table and the Pension Benefits Table.

Changes to the Retirement Plans in 2012. Effective July 1, 2011, the Company froze the Pension Plan and eliminated our profit sharing plan in the 401(k) Plan known as Value Sharing and, instead, the Company began making contributions in the form of (i) a fixed 6% annual employer contribution and (ii) an employer match of up to 4% of eligible pay, each into the Company’s 401(k) Plan. This change was made to provide employees with the greatest opportunity for long-term return on investment and income replacement in retirement. Due to the transition from our prior retirement plans to the new 401(k) Plan, all eligible employees received a 401(k) Plan contribution equal to 10% of their eligible pay for the pay periods from July 2011 through December 2011, regardless of whether employees contributed to the 401(k) Plan during this time. Beginning January 1, 2012, employees were required to contribute at least 4% of pay in order to receive the full 10% Company contribution (6% fixed employer contribution and 4% employer match). The Pension Plan remains fully funded.

Our SERP was closed to new participants effective April 2007 and, effective June 30, 2011, was frozen with respect to pay and offsets, while still allowing age and service credits to continue to accrue. The SERP, which is a defined benefit plan, was replaced by a new Executive Retirement Plan (ERP), which is a defined contribution plan (please see the Overview of the Nonqualified Deferred Compensation Plans section below for further details on the new ERP).

PENSION BENEFITS TABLE

The following table sets forth each named executive officer’s pension benefits under the Company’s pension plans for fiscal year 2012.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Donald R. Knauss	The Clorox Company Pension Plan	6	$32,234	$—
	Replacement SERP/SERP	6	6,732,714	—
	Cash Balance Restoration	6	315,237	—
Lawrence S. Peiros	The Clorox Company Pension Plan	32	214,923	—
	SERP	32	5,366,278	—
	Cash Balance Restoration	32	352,119	—
Frank A. Tataseo	The Clorox Company Pension Plan	18	150,881	—
	SERP	18	4,635,589	—
	Cash Balance Restoration	18	276,369	—
Laura Stein	The Clorox Company Pension Plan	15	114,380	—
	SERP	15	3,455,330	—
	Cash Balance Restoration	15	140,612	—
Stephen M. Robb	The Clorox Company Pension Plan	23	130,958	—
	SERP	23	1,299,821	—
	Cash Balance Restoration	23	67,001	—
Daniel J. Heinrich	The Clorox Company Pension Plan	11	—	79,213
(retired November 16, 2011)	SERP	11	4,117,052	133,003
	Cash Balance Restoration	11	—	201,641

(1)	Numbers of years of credited service is rounded to the nearest whole number.

(2)	Present value of the accumulated benefit was calculated using the following assumptions: Mortality Table: RP2000; Discount Rate: 3.80%; pay at June 30, 2011; age at June 30, 2012.

Overview of the Nonqualified Deferred Compensation Plans

Executive Retirement Plan. The ERP became effective on July 1, 2011 and replaced the SERP, which was frozen effective June 30, 2011. Our executive officers (including each of our named executive officers other than Mr. Knauss) are eligible for participation in the ERP. The ERP provides that the Company will make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive into the plan. For named executive officers who were age 55 or older as of July 1, 2011, Company contributions are fully vested in the ERP. For named executive officers who had not attained age 55 as of July 1, 2011, Company contributions will vest over a three-year period and will fully vest upon the participant’s attainment of age 62 with ten years of service (at which time they are considered retirement-eligible under the ERP). An eligible participant can elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

Our named executive officers who are eligible participants under the SERP (including each of the named executive officers other than Mr. Knauss) receive annual “step-down” transition contributions over a five-year period (9% in the first year to 5% in the fifth year).

Nonqualified Deferred Compensation Plan. In addition to historically providing the cash balance restoration benefits described in the Overview of Pension Benefits section above, the NQDC has historically provided benefits that supplement the Value Sharing provision of the 401(k) Plan and also permit the deferral of compensation. The Value Sharing provision was a Company profit-sharing plan under which, depending on financial performance measurements, the Company contributed 3% – 12% of the participant’s eligible compensation, including annual base salary and annual incentive, to the participant’s 401(k) Plan and, if applicable, to his or her NQDC account. Company contributions in amounts up to 7% of a named executive officer’s eligible compensation within the IRC compensation limits were tax qualified and were credited to the participant’s 401(k) account. The portion of eligible compensation up to 7% that exceeded the IRC compensation limits was credited to the NQDC Value Sharing restoration provision of the NQDC. In addition, any amount exceeding 7% of eligible compensation could be paid in cash or deferred under the Value Sharing restoration provision of the NQDC, depending upon the participant’s election. Company contributions under the Value Sharing provision were determined using the Company’s achievement of financial performance based on NCS and EP, the same metrics used to determine the financial payout for the annual incentive awards.

Effective July 1, 2011, both the cash balance and the Value Sharing restoration provisions under the NQDC were eliminated and replaced with the 401(k) restoration provision. All Company retirement contributions are now made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match up to 4% of pay into the 401(k) Plan, subject to the IRC compensation limits. Contributions on eligible compensation that exceed the IRC compensation limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Under the NQDC, participants, including each of our named executive officers, may voluntarily defer the receipt of up to 50% of base salary and up to 100% of annual incentive awards. Participants under the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. From July 1 through December 31, 2011, participants had the option of selecting two investment crediting rates under the NQDC – the 30-year Treasury Bond yield and/or an S&P 500 index. Beginning July 2011, participants were provided the option of selecting from a broader array of investment crediting rates that mirror the investment fund options available in the 401(k) Plan, except for the capital preservation fund which differs from that in the 401(k) Plan. The NQDC uses the same benefit formulas, the same types of compensation to determine benefits and the same vesting requirements as our tax-qualified retirement plans. The responsibility to pay benefits under the NQDC was an unfunded and unsecured obligation of the Company through fiscal year 2012.

The following table provides information regarding the accounts of the named executive officers under the NQDC and ERP plans in fiscal year 2012.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Registrant Contributions in Last FY-ERP ($) (2)	Aggregate Earnings in Last FY (incl ERP) ($) (3)	Aggregate Balance at Last FYE ($) (4) (5)
Donald R. Knauss	$161,000	$264,038	—	$135,595	$3,290,081
Lawrence S. Peiros	623,750	125,638	69,258	(84,124)	5,593,590
Frank A. Tataseo	269,011	77,723	48,542	184,297	2,964,710
Laura Stein	8,003	80,683	48,449	33,149	1,041,195
Stephen M. Robb	4,250	36,790	23,728	12,382	589,324
Daniel J. Heinrich (retired November 16, 2011)	—	82,866	62,839	822	535,961

(1)	For Messrs. Knauss, Peiros and Robb and Ms. Stein, the amount represents base salary and for Mr. Peiros the annual incentive award deferred during fiscal year 2012. Deferred base salary is also reported in the Summary Compensation Table – Salary. For Mr. Tataseo, the amount represents the annual incentive award deferred during fiscal year 2012. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.

(2)	Represents that portion of the Company’s final Value Sharing restoration contribution of up to 7% of eligible compensation, the Company’s 401(k) match and contribution of up to 10% of eligible compensation that is in excess of IRC Compensation limits pursuant to the restoration provisions of the NQDC plan and the Company’s contribution under the Executive Retirement Plan. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption NQDC in footnote (6) to the Summary Compensation Table – All Other Compensation.

(3)	From July 1, 2011 through December 31, 2011 earnings are based on an array of investment options that mirror the 401(k) (except for the capital preservation fund which differs from the 401(k)) as well as the 30-year Treasury Bond yield and the S&P 500 Index. After January 1, 2012 the 30-year Treasury Bond and S&P 500 Index option were eliminated. Earnings vary based on participant investment elections.

(4)	Reflects aggregate balances under the restoration provision of the NQDC plan, other than the cash balance restoration provision, the ERP plan and any deferred base salary and annual incentive awards as of the end of fiscal year 2012.

(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

Fiscal Year	Donald R. Knauss	Lawrence S. Peiros	Frank A. Tataseo	Laura Stein	Stephen M. Robb	Daniel J. Heinrich
2012	$425,038	$818,646	$395,276	$137,134	$64,768	$145,705
2011	244,664	217,598	38,706	248,898		57,437
2010	637,002	699,372	38,151			41,617

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

Severance Plan for Named Executive Officers Other Than Mr. Knauss. Under the terms of the Severance Plan, our named executive officers are eligible to receive benefits in the event their employment is terminated by the Company without cause (other than in connection with a change in control). No benefits are payable under the terms of the Severance Plan if the Company terminates the named executive officer for cause or the named executive officer voluntarily resigns.

Regardless of the manner in which a named executive officer’s employment terminates, each named executive officer would retain the amounts that he or she has earned over the course of his or her employment prior to the termination event, such as the named executive officer’s balances under the NQDC, vested and accrued retirement benefits and previously vested stock options, except as outlined below under Termination for Cause. For further information about previously earned amounts, see the tables entitled Summary Compensation Table, Outstanding Equity Awards at Fiscal Year-End, Option Exercises and Stock Vested, Pension Benefits Table and Nonqualified Deferred Compensation.

Under the Severance Plan, each named executive officer agrees to return and not retain proprietary information received during his or her term of employment and thereafter and all information regarding the Company that he or she receives during the term of his or her employment and also agrees that he or she will not solicit for employment any employee of the Company for two years after his or her termination.

Termination benefits under the Severance Plan for our named executive officers other than Mr. Knauss are as follows:

Involuntary Termination Without Cause. If the Company terminates a named executive officer’s employment without cause, the Severance Plan entitles the named executive officer to receive a severance payment after the termination in the form of a lump sum payment. The severance amount under the Severance Plan is two times the named executive officer’s current base salary. Under the Severance Plan, the named executive officer is also entitled to an amount equal to 75% of his or her actual annual EIC award for the current fiscal year, pro-rated to the date of termination.

The Severance Plan provides that the named executive officer is entitled to continued participation in the Company’s medical and dental insurance programs for up to two years following termination on the same terms as active employees. In addition, at the end of this coverage, a named executive officer will be eligible to participate in the Company’s medical and/or dental plans offered to former employees who retire at age 55 or older, provided they have at least ten years of service, on the same terms as such other former employees. If eligible, this coverage will continue until the named executive officer is age 65. Thereafter, the named executive officer may participate in the Company’s general retiree health plan as it may exist in the future, if otherwise eligible. If the named executive officer will be age 55 or older and have at least ten years of service at the end of, and including, the two-year period following termination, the named executive officer will be deemed age 55 and/or with ten years of service under any pre-65 retiree health plan as well as the SERP.

The above severance-related benefits are provided only if the named executive officer executes a general release prepared by the Company.

Termination Due to Retirement. Under the Company’s policy, which is applicable to all employees, upon retirement the named executive officer is entitled to his or her salary through the last day of employment and a pro-rata portion of the EIC Plan award for the fiscal year in which his or her retirement occurs. Based on the provisions of the respective plans, he or she will also be eligible to receive SERP, ERP and other benefits under the Company’s various retirement plans. In addition to the amounts that the named executive officer has earned or accrued over the course of his or her employment under the Company’s qualified and nonqualified plans, named executive officers who are at least age 55 with ten years of service or who have 20 years of service regardless of age, are eligible to receive retirement-related benefits under the long-term incentive program. Stock options held greater than one year will vest in full and remain exercisable for five years following the named executive officer’s retirement, or until the expiration date, whichever is sooner, and performance shares will be paid out on a pro-rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination Due to Death or Disability. Under the Company’s policy, which is applicable to all employees, if the named executive officer’s employment is terminated due to his or her death, the named executive officer’s beneficiary or estate is entitled to (i) the named executive officer’s salary through the end of the month in which his or her death occurred, (ii) a pro-rata portion of the named executive officer’s target EIC Plan award for the fiscal year of his or her death and (iii) benefits pursuant to the Company’s life insurance plan. Stock options will vest in full and remain exercisable for an additional year following the named executive officer’s death and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

If the named executive officer begins to receive benefits under the Company’s long-term disability plan, the Company may terminate the named executive officer’s employment at any time, in which case the named executive officer will receive his or her salary through the date of his or her termination and will also be entitled to a pro-rata portion of the target EIC Plan award for the fiscal year of his or her termination. Stock options will vest in full and remain exercisable for an additional year following the named executive officer’s disability and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Cause. The Company may terminate a named executive officer’s employment for cause at any time without notice. Upon the named executive officer’s termination for cause, the named executive officer is entitled to his or her salary through the date of his or her termination, but is not entitled to any EIC Plan award for the fiscal year in which his or her termination for cause occurs. Cause under the Severance Plan means: (i) the willful and continued neglect of significant duties or willful and continued violation of a material Company policy after having been warned in writing; (ii) a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (iii) gross negligence in the course of employment; (iv) the failure to obey a lawful direction of the Board or a corporate officer to whom he or she reports, directly or indirectly; and (v) an action that is inconsistent with the Company’s best interests and values. All outstanding stock option grants awarded since September 2005 are forfeited upon a termination for cause. In addition, any retirement-related benefits a named executive officer would normally receive related to performance shares are also forfeited upon a termination for cause.

Voluntary Termination. A named executive officer may resign from his or her employment at any time. Upon the named executive officer’s voluntary resignation, the named executive officer is entitled to his or her salary through the date of termination, but is not entitled to any EIC Plan award for the fiscal year of termination. All unvested outstanding stock option and performance share grants are forfeited upon voluntary termination.

The Company also maintains a Change in Control Severance Plan for the benefit of each of the named executive officers (other than Mr. Knauss). Please see the Potential Payments upon Termination or Change in Control section for further details on the Change in Control Severance Plan.

Mr. Knauss’ Employment Agreement. In May 2010, Mr. Knauss agreed to enter into a new employment agreement with the Company that reflects current market trends and practices and is generally aligned with the terms of the Severance Plan. Mr. Knauss’ agreement sets forth that his annual salary will be subject to periodic review in accordance with the Company’s regular administrative practices for named executive officers, as described in the CD&A. Mr. Knauss’ employment agreement also states that Mr. Knauss is eligible to participate in the replacement SERP, which is described in the Overview of Pension Benefits section above, and other compensation, incentive and benefit plans made available to the Company’s named executive officers.

Upon completion of seven years of service in October 2013, Mr. Knauss will be deemed to be retirement-eligible under all Company welfare benefit, equity and other incentive plans and programs applicable to the Company’s executive officers; provided, however, that such benefits will be offset by any comparable retiree benefits on a benefit-by-benefit and coverage-by-coverage basis received from his previous employer. Mr. Knauss participates in the Company SERP and will be eligible for an early retirement benefit upon completion of seven years of service. Mr. Knauss is also eligible for an additional retirement benefit through a replacement SERP, which is intended to duplicate the rights and benefits to which he would have been entitled under the supplemental executive retirement plan of his previous employer. However, the supplemental retirement benefit that Mr. Knauss will be eligible to receive upon retirement will be limited to the greater of the amount attributable to the Company SERP or the replacement SERP. For information regarding the Company SERP and the replacement SERP, see Overview of Pension Benefits.

The terms of Mr. Knauss’ employment agreement relating to termination by the Company without cause, due to retirement, due to death or disability, and for cause are similar to the terms of the Severance Plan for our other named executive officers, which are described above. Mr. Knauss’ termination benefits differ from the other named executive officers in the following ways:

Upon termination by the Company without cause, or by Mr. Knauss for good reason (each as defined in his employment agreement and described in further detail below), and provided that Mr. Knauss executes a general release, Mr. Knauss will receive severance-related benefits as follows:

  A lump sum amount equal to two times his current base salary plus two times 75% of the average of his annual EIC Plan awards for the preceding three years;

  A pro-rata portion of the EIC Plan award for the fiscal year in which termination occurs based on actual Company results, paid at the end of the fiscal year;

  Continuation of medical and dental benefits for the two-year period after termination. In addition, if Mr. Knauss has completed seven years of service at the time of his termination, he will be entitled to participate in the medical and dental benefits offered to former employees who retire at age 55 with at least ten years of service; and

  If Mr. Knauss gives the Company at least three months’ notice prior to terminating his employment and is vested in his Company SERP benefit at the time of his termination, his termination will be deemed to be due to retirement for purposes of the Company’s long-term incentive awards plan. If Mr. Knauss is not vested in the SERP, or does not elect to commence benefits under the SERP, then outstanding stock awards will vest in accordance with the terms of the respective award agreements.

“Good reason” is defined in Mr. Knauss’ employment agreement as the: (i) assignment of duties inconsistent with Mr. Knauss’ position or material diminution of his position, excluding appointment of a non-executive Chairman of the Board; (ii) the Company’s failure to provide compensation and benefits as provided in Mr. Knauss’ employment agreement; (iii) relocation of Mr. Knauss’ office that increases his commute by more than 50 miles; (iv) termination of his employment by the Company other than as expressly permitted by Mr. Knauss’ employment agreement; or (v) failure of the Company to obtain a successor company’s agreement to assume Mr. Knauss’ employment agreement. In addition, a failure by the Board to appoint Mr. Knauss to the Board will also constitute good reason. A failure by the stockholders to elect Mr. Knauss to the Board will not constitute good reason.

“Cause” is defined in Mr. Knauss’ employment agreement as: (i) the willful and continued neglect of significant duties or willful and continued violation of a material Company policy after having been warned in writing; (ii) a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; (iii) gross negligence in the course of employment; or (iv) the failure to obey a lawful direction of the Board.

In addition to the employment agreement, the Company also entered into a revised change in control agreement with Mr. Knauss, on November 15, 2011, which is described below in Potential Payments upon Change in Control.

Potential Payments upon Change in Control

Change in Control Severance Plan for Named Executive Officers Other Than Mr. Knauss. Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, in the event that he or she is terminated without cause or for good reason (each as defined under the CIC Plan and further described below) during (i) the two-year period following a change in control or (ii) a period up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (a) a lump sum severance payment equal to two times the sum of the executive’s base salary and average annual EIC Plan award for the three years prior to termination, (b) a lump sum amount that would equal the difference between the actuarial equivalent of the benefit the named executive officer would have been entitled to receive if his or her employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (c) continuation of healthcare benefits for a maximum of two years following a severance-qualifying termination, (d) continued financial planning services for the year of termination, (e) vesting of all outstanding equity awards granted prior to the change in control, and (f) a pro-rata portion of the average annual EIC Plan award for the three years preceding termination. In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback will not apply).

The CIC Plan permits the Committee to make changes to the CIC Plan that are adverse to covered executives with 12 months advance notice. If a change in control of the Company occurs during that 12-month period, then such changes would not become effective. Participants under the CIC Plan are subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation provision during the term of his or her employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent with the executive officer’s position (including offices and reporting requirements), authority, duties or responsibilities (other than reassignments with a substantially similar level and scope of authority, duties, responsibilities and reporting relationship); (ii) any failure to substantially comply with any of the material provisions of compensation plans, programs, agreements or arrangements as in effect immediately prior to the change in control, which material provisions will consist of base salary, cash incentive compensation target bonus opportunity, equity compensation opportunity in the aggregate, savings and retirement benefits in the aggregate and welfare benefits (including medical, dental, life, disability and severance benefits) in the aggregate; (iii) relocation of principal place of employment that increases his or her commuting distance by more than 50 miles; (iv) termination of employment by the Company other than as expressly permitted by the CIC Plan; or (v) failure of a successor company to assume the CIC Plan.

Change in Control Agreement with Mr. Knauss. On November 15, 2011, the Committee approved a new change in control agreement for Mr. Knauss to better align with market practice and provide more consistency with the CIC Plan. The new agreement replaces the change in control agreement with Mr. Knauss that became effective on October 2, 2006, when Mr. Knauss began his employment as Chairman and CEO of the Company. Key changes from the prior change in control agreement include the elimination of the tax gross-up for tax liabilities in the event of a change in control and the elimination of the annual renewal provision in the prior agreement.

In the event that Mr. Knauss is terminated without cause or resigns for good reason (each as defined in his change in control agreement and further described below) within the three-year period following a change in control, he will be entitled to the following change in control severance benefits, subject to the execution of a general release and waiver:

  Cash compensation equal to three times base salary and three times the average annual EIC Plan awards for the preceding three years, plus 100% of the average annual EIC Plan awards for the preceding three years, pro-rated to the date of termination. This amount will be paid in a lump sum after termination.

  Payment of an amount that would equal the difference between the actuarial equivalent of the benefit Mr. Knauss would have been eligible to receive if his employment had continued until the third anniversary of the date of termination and the actuarial equivalent of his actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans. This amount will also be paid in a lump sum after termination.

  Continued participation in health, welfare and insurance benefits until the third anniversary of the date of termination. In addition, for purposes of determining Mr. Knauss’ eligibility for retiree benefits under other Company plans and programs, he will be deemed to have continued employment during such period and to have retired on the last day of such period.

  Financial planning services for the calendar year of termination.

  In addition, any outstanding stock awards granted to Mr. Knauss under the Company’s long-term incentive awards program prior to the change in control will automatically vest upon a qualifying termination following a change in control in accordance with the terms of the award agreements.

“Good reason” is defined in Mr. Knauss’ change in control agreement as (i) a material diminution of position or an assignment of inconsistent duties, (ii) a decrease in or failure to provide compensation and benefits, (iii) a material change in work location, (iv) a termination of Mr. Knauss’ employment by the Company other than as expressly permitted by his agreement, (v) any material failure by the Company to have a successor corporation assume the agreement or (vi) a failure of the Board to nominate Mr. Knauss to the Board at any time. Failure by the stockholders to elect Mr. Knauss to the Board will not constitute good reason.

“Cause” is defined in Mr. Knauss’ change in control agreement as the (i) willful and continued failure to perform duties after receiving a written warning or (ii) willful engagement in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

In the event that any payments made in connection with a change in control would be subject to the “golden parachute” excise tax, the revised provision in Mr. Knauss’ change in control agreement provides for best after-tax result provision whereby Mr. Knauss would receive final payment based on the greater net after-tax result under the following scenarios: (i) Mr. Knauss receives full value of all benefit payments and pays excise tax (and all other taxes) on the benefit payments or (ii) the Company cuts back benefit payments (cash severance payment is reduced) to the safe harbor limit to avoid triggering excise tax on the benefit payments. Mr. Knauss and the Company pay all other income and employment statutory taxes in the same manner as regular taxable compensation.

In addition to the above benefits, under Mr. Knauss’ change in control agreement, if Mr. Knauss dies during the two-year protection period following a change in control or if Mr. Knauss’ employment is terminated due to disability during the two-year protection period following a change in control, all stock options granted to him under his employment agreement become fully vested and, in the case of the stock options, will remain exercisable for one year following the date of death or termination due to disability or, if earlier, until the expiration of the term of the option. Furthermore, upon a change in control, should the continuing entity not assume or replace the stock options awarded to Mr. Knauss under his employment agreement, such awards will become immediately vested upon the change in control.

Mr. Knauss is subject to the same restrictive covenants as set forth in the CIC Plan, described in detail above.

Estimated Potential Payments upon Termination or Change in Control

The following table reflects the estimated amount of compensation payable to each of the Company’s named executive officers (excluding Daniel J. Heinrich who was no longer an employee at the end of fiscal year 2012) upon termination of the named executive officer’s employment under different scenarios. The amounts exclude earned amounts such as vested or accrued benefits, other than benefits vested under the Company’s SERP or replacement SERP. If a named executive officer is eligible for his or her SERP benefit as of the assumed termination date, the respective SERP benefit amount reported under the Retirement column is also included in the scenarios for Involuntary Termination Without Cause and Termination After Change in Control on the Retirement Benefits line.

The amounts shown below are calculated using an assumed termination date effective as of the last business day of fiscal year 2012 (June 29, 2012) and the closing trading price of our Common Stock, upon which certain of the calculations are based, of 72.46 on such date. Although the calculations are intended to provide reasonable estimates of the potential compensation payable, they are based on assumptions outlined in the footnotes below and may not represent the actual amount the named executive officer would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees with the exception of disability and life insurance. Amounts reflected for change in control assume that each named executive officer is involuntarily terminated by the Company without cause or voluntarily terminates for good reason within two years after a change in control. For further details about the post-termination amounts shown in the table below, see the respective discussions above.

TERMINATION TABLES

Name and Benefits	Involuntary Termination Without Cause (or Good Reason for CEO Only)		Termination After Change In Control		Retirement		Disability		Death
Donald R. Knauss
Cash Severance	$5,902,320	(1)	$8,762,853	(2)	$—		$—	(3)	$—	(3)
Stock Options	—		5,304,321	(4)	—		5,304,321	(5)	5,304,321	(5)
Restricted Stock	—		—		—		—		—
Performance Shares	—		6,398,808	(6)	—		9,308,542	(7)	9,308,542	(7)
Retirement Benefits	6,858,459	(8)	11,389,333	(9)	6,858,459	(8)	7,107,580	(10)	3,724,685	(11)
Health and Welfare Benefits	—	(12)	11,692	(13)	—		—		—
Disability/Life Insurance (14)	—		—		—		1,486,928		1,150,000
Financial Planning (15)	16,500		16,500		—		—		—
Excise Tax Gross-Up (16)	—		—		—		—		—
Total Estimated Value	$12,777,279		$31,883,507		$6,858,459		$23,207,371		$19,487,548
Lawrence S. Peiros
Cash Severance	$2,073,500	(17)	$3,197,373	(18)	$—	(19)	$—	(3)	$—	(3)
Stock Options	1,752,317	(20)	2,699,378	(4)	1,752,317	(20)	1,659,210	(5)	1,659,210	(5)
Restricted Stock	—		—		—		—		—
Performance Shares	1,682,105	(21)	1,972,866	(6)	1,682,105	(21)	2,861,353	(7)	2,861,353	(7)
Retirement Benefits	7,059,637	(22)	7,059,637	(23)	7,059,637	(24)	5,366,278	(10)	3,522,550	(11)
Health and Welfare Benefits	25,152	(12)	31,706	(25)	—		—		—
Disability/Life Insurance (14)	—		—		—		766,162		715,000
Financial Planning (15)	16,500		16,500		—		—		—
Excise Tax Gross-Up (16)	—		—		—		—		—
Total Estimated Value	$12,609,211		$14,977,460		$10,494,059		$10,653,003		$8,758,113
Frank A. Tataseo
Cash Severance	$1,416,250	(17)	$2,131,450	(18)	$—	(19)	$—	(3)	$—	(3)
Stock Options	1,008,999	(20)	1,541,783	(4)	1,008,999	(20)	949,294	(5)	949,294	(5)
Restricted Stock	—		—		—		—		—
Performance Shares	946,000	(21)	1,109,460	(6)	946,000	(21)	1,609,128	(7)	1,609,128	(7)
Retirement Benefits	5,792,402	(22)	5,792,402	(23)	5,792,402	(24)	4,635,589	(10)	3,098,759	(11)
Health and Welfare Benefits	32,424	(12)	38,510	(25)	—		—		—
Disability/Life Insurance (14)	—		—		—		436,300		515,000
Financial Planning (15)	16,500		16,500		—		—		—
Excise Tax Gross-Up (16)	—		—		—		—		—
Total Estimated Value	$9,212,575		$10,630,105		$7,747,401		$7,630,311		$6,172,181

Name and Benefits	Involuntary Termination Without Cause (or Good Reason for CEO Only)		Termination After Change In Control		Retirement		Disability		Death
Laura Stein
Cash Severance	$1,347,088	(17)	$2,173,077	(18)	$—	(19)	$—	(3)	$—	(3)
Stock Options	—		797,101	(4)	—		797,101	(5)	797,101	(5)
Restricted Stock	—		—		—		—		—
Performance Shares	—		937,079	(6)	—		1,359,430	(7)	1,359,430	(7)
Retirement Benefits	—		—		—		3,455,330	(10)	1,976,809	(11)
Health and Welfare Benefits	20,892	(12)	26,917	(25)	—		—		—
Disability/Life Insurance (14)	—		—		—		542,456		533,500
Financial Planning (15)	16,500		16,500		—		—		—
Excise Tax Gross-Up (16)	—		—		—		—		—
Total Estimated Value	$1,384,480		$3,950,674		$—		$6,154,317		$4,666,840
Stephen M. Robb
Cash Severance	$1,147,500	(17)	$1,491,220	(18)	$—	(19)	$—	(3)	$—	(3)
Stock Options	304,016	(20)	634,796	(4)	304,016	(20)	634,796	(5)	634,796	(5)
Restricted Stock	—				—
Performance Shares	393,862	(21)	461,970	(6)	393,862	(21)	670,144	(7)	670,144	(7)
Retirement Benefits	—		—		—		1,299,821	(10)	889,003	(11)
Health and Welfare Benefits	32,424	(12)	37,081	(25)	—		—		—
Disability/Life Insurance (14)	—		—		—		298,430		425,000
Financial Planning (15)	16,500		16,500		—		—		—
Excise Tax Gross-Up (16)	—		—		—		—		—
Total Estimated Value	$1,894,302		$2,641,567		$697,878		$2,903,191		$2,618,943

(1)	This amount represents two times Mr. Knauss’ current base salary of $1,150,000, plus two times 75% of his average annual EIC Plan awards for the preceding three years, plus 100% of his current year EIC Plan award target of $1,610,000, pro-rated to the date of termination.

(2)	This amount represents three times Mr. Knauss’ current base salary, plus three times the average EIC Plan awards for the preceding three years, plus the average EIC Plan awards for the preceding three years, pro-rated to the date of termination.

(3)	Named executive officers whose termination is the result of disability or death are eligible to receive a pro-rata EIC Plan award through the date of termination. However, all bonus-eligible employees active as of June 30, 2012 are eligible to receive an annual incentive award, so a pro-rata EIC Plan award would not be applicable since the assumed termination date is June 30, 2012.

(4)	This amount represents the value of the accelerated vesting of all outstanding stock options, calculated as the difference between the closing price of our Common Stock on June 29, 2012 of $72.46 and the exercise price for each option.

(5)	This amount represents the value of the accelerated vesting of outstanding stock options upon the named executive officer’s termination of employment due to disability or death, calculated as the difference between the closing price of our Common Stock on June 29, 2012 of $72.46 and the exercise price for each option.

(6)	Performance shares will vest on a pro-rata basis after a change in control. This amount assumes a targeted payout and is valued at the closing price of our Common Stock on June 29, 2012 of $72.46.

(7)	This amount represents the value of the accelerated vesting of performance shares upon a death or disability, assuming a target payout and valued at the closing price of our Common Stock on June 29, 2012 of $72.46. Upon a death or disability termination, the entire performance share grant will vest. The actual payout will not be determined until the end of the performance period.

(8)	Mr. Knauss is vested in the replacement SERP. He is not eligible for any additional retirement benefits in the event of an involuntary termination or retirement above what he has already accrued. These benefits are described further in the discussions on Mr. Knauss’ Employment Agreement and Overview of Pension Benefits.

(9)	This amount represents the difference between the actuarial equivalent of the benefit Mr. Knauss would have been eligible to receive if his employment had continued until the third anniversary of the date of termination, under the qualified and nonqualified retirement plans and the actuarial equivalent of Mr. Knauss’ actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans. Mr. Knauss’ amount also includes the value of the SERP benefit he would receive upon termination, as he is already vested in this benefit.

(10)	This amount represents the present value of the SERP benefit payable to the named executive officer at the time of termination due to disability. For Mr. Knauss, this amount includes the present value accrued to date of the replacement SERP benefit under a termination due to disability.

(11)	This amount represents the present value of the SERP benefit payable to the named executive officer’s beneficiary at the time of death. For Mr. Knauss, this amount represents the present value accrued to date of the replacement SERP benefit payable to his beneficiary.

(12)	This amount represents the estimated Company cost of providing continuing medical and dental benefits for the two-year period following termination. Mr. Knauss currently has not elected to receive medical and dental coverage under the Company’s plans, so there is no Company cost related to this benefit for him.

(13)	This amount represents the estimated Company cost of providing welfare benefits, including medical, dental, disability and life insurance, for the three-year period following a qualifying termination after a change in control. Mr. Knauss currently has not elected to receive medical and dental coverage under the Company’s plans, so there is no Company cost related to this portion of the benefit.

(14)	These amounts represent benefits payable pursuant to the Company’s disability and life insurance plans. The disability benefit represents the same benefit level offered to other salaried employees. The death benefit represents the life insurance coverage elected by the named executive officer, and is also the same program that is offered to other salaried employees.

(15)	This amount represents the cost of providing financial planning for the year of termination.

(16)	This amount represents the gross-up payment to cover the IRC Section 4999 excise tax, if any, owed on any change in control-related severance payments and benefits. This provision is no longer applicable for the named executive officers.

(17)	This amount reflects two times the named executive officer’s current base salary. In addition, for Messrs. Peiros, Tataseo, and Robb who are retirement-eligible, this amount includes 100% of their current year target EIC Plan award pro-rated to the date of termination. For Ms. Stein, this amount includes 75% of her current year EIC Plan award, pro-rated to the date of termination.

(18)	This amount represents two times the named executive officer’s current base salary, plus two times the average EIC Plan awards for the preceding three years, plus the average EIC Plan awards for the preceding three years, pro-rated to the date of termination.

(19)	Messrs. Peiros, Tataseo, and Robb are the only named executive officers who are retirement-eligible and thus are eligible for a pro-rata EIC Plan award upon retirement. However, all bonus-eligible employees active as of June 30, 2012 are eligible to receive an annual incentive award, so a pro-rata EIC Plan award would not be applicable as of this date since the assumed termination date is June 30, 2012.

(20)	Messrs. Peiros, Tataseo, and Robb are retirement-eligible and, thus, all unvested stock options held greater than one year will automatically vest upon termination. This amount represents the value of the accelerated vesting of the stock options, calculated as the difference between the June 29, 2012 closing Common Stock price of $72.46 and the exercise price for each option.

(21)	Messrs. Peiros, Tataseo, and Robb are retirement-eligible and, thus, are entitled to receive a pro-rata portion of all performance shares held at least one year at the date of termination. This value represents the pro-rata vesting of the eligible shares from the September 2009 and September 2010 grants, assuming a target payout and valued at the closing price of our Common Stock on June 29, 2012 of $72.46. The actual payout of the shares will not be determined until the end of the performance period. Named executive officers who are not retirement-eligible forfeit shares upon termination under these scenarios.

(22)	For Messrs. Peiros and Tataseo, this amount is the present value of the SERP benefit each would receive upon termination as they are already vested in this benefit.

(23)	This amount represents the difference between the actuarial equivalent of the benefit the named executive officer would have been eligible to receive if his or her employment had continued until the second anniversary of the date of termination or the first day of the month following the named executive officer’s 65th birthday if earlier, under the qualified and nonqualified retirement plans and the actuarial equivalent of the named executive officer’s actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans. Messrs. Peiros’ and Tataseo’s amounts also include the value of the SERP benefit each would receive upon termination, as they are already vested in this benefit.

(24)	As described above, for Messrs. Peiros and Tataseo this amount represents the value of vested benefits under the Company SERP per the provisions of the plan and would be payable upon retirement.

(25)	This amount represents the estimated Company cost of providing welfare benefits including medical, dental, disability and life insurance, for the two-year period following a qualifying termination after a change in control.

DIRECTOR COMPENSATION

Only our non-employee directors receive compensation for their services as directors. The Company’s non-employee director compensation program is comprised of cash compensation and an annual grant of deferred stock units.

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2012:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)
Daniel Boggan, Jr.	100,000	120,000	—	220,000
Richard H. Carmona	90,000	120,000	—	210,000
Tully M. Friedman	100,000	120,000	—	220,000
George J. Harad	110,000	120,000	—	230,000
Robert W. Matschullat	90,000	120,000	—	210,000
Gary G. Michael	115,000	120,000	—	235,000
Edward A. Mueller	110,000	120,000	—	230,000
Pamela Thomas-Graham	90,000	120,000	—	210,000
Carolyn M. Ticknor	90,000	120,000	—	210,000

(1)	The amount reported in the “Fees Earned or Paid in Cash” column reflects the total annual cash retainer and other cash compensation earned by each director in fiscal year 2012 and includes amounts deferred into cash or deferred stock units and/or amounts issued in Common Stock in lieu of cash at the director’s election. The annual cash retainer is paid to each director in quarterly installments.

(2)	The amount reported reflects the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units earned during fiscal year 2012. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 15 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended June 30, 2012, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2012, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation, annual awards of deferred stock units and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Mr. Boggan – 27,313 units; Dr. Carmona – 9,133 units; Mr. Friedman – 39,064 units; Mr. Harad – 21,702 units; Mr. Matschullat – 63,342 units; Mr. Michael – 14,045 units; Mr. Mueller – 17,059 units; Ms. Thomas-Graham – 12,705 units; and Ms. Ticknor – 18,574 units.

(3)	No stock options were granted to directors in fiscal year 2012. The award of stock options as an element of director compensation was discontinued in October 2006. Prior to October 2006, each new non-employee director received a one-time grant of 8,000 options upon joining the Board, which award vested in two equal installments over a two-year period. The Company’s prior policy of making annual grants to non-employee directors of stock options that vested over a two-year period was discontinued in 2004. As of June 30, 2012, the following directors had vested options for the indicated aggregate number of shares: Mr. Boggan – 4,500 shares; Mr. Friedman – 6,000 shares; Mr. Harad – 8,000 shares; Mr. Matschullat – 6,000 shares; Ms. Thomas-Graham – 8,000 shares; and Ms. Ticknor – 8,000 shares.

Fees Earned or Paid in Cash

Cash compensation consists of annual cash retainer amounts and any special assignment fees. The following table lists the various retainers earned for board service and service as the lead director or a committee chair during fiscal year 2012:

Annual director retainer*	$90,000
Lead director retainer	25,000
Committee chair retainers:
Nominating and Governance Committee	10,000
Finance Committee	10,000
Audit Committee	20,000
Management Development and Compensation Committee	20,000

*	The annual director retainer through September 30, 2012 was $90,000. The annual director retainer was increased to $95,000 effective October 1, 2012.

A director who serves as a Board member, lead director or committee chair for less than the full fiscal year receives a pro-rated retainer amount based on the number of days he or she served in such position during the fiscal year.

In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2012.

Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of his or her cash compensation in the form of cash, Common Stock, deferred cash or deferred stock units.

Payment in stock. Directors who elect to receive cash compensation amounts in the form of Common Stock are issued shares of Common Stock based on the fair market value of the Common Stock on the date on which the fees are scheduled to be paid.

Elective deferral program. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump sum cash payment, at the director’s election. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the Common Stock on the date on which the fees are scheduled to be paid. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of Common Stock dividends paid by the Company divided by the fair market value of the Common Stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described below, are paid out in shares of Common Stock in five annual installments or in one lump sum, at the director’s election.

Stock Awards

In addition to the cash compensation amounts described above, each non-employee director also receives an annual grant of deferred stock units, the value of which was increased from $120,000 to $125,000 effective October 1, 2012. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year. The deferred stock unit award amount relating to fiscal year 2012 for each non-employee director was $120,000. Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as non-employee Board members during the calendar year. As noted above, deferred stock units accrue dividend equivalents and a director’s deferred stock unit account is paid out in Common Stock following the director’s termination of service in the manner described above.

Stock Ownership Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of stockholders is strengthened when Board members are also stockholders. The Board therefore requires that each non-employee director, within five years of being first elected, owns Common Stock or deferred stock units having a market value of at least five times their annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. As of June 30, 2012, each non-employee director was in compliance with the guidelines.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of Richard H. Carmona, Tully M. Friedman, George J. Harad, Robert W. Matschullat and Gary G. Michael served as a member of the Management Development and Compensation Committee during all of fiscal year 2012. None of the members was an officer or employee of the Company or any of the subsidiaries during fiscal year 2012 or in any prior fiscal year other than Mr. Matschullat, who served as interim Chief Executive Officer of the Company from March 2006 through October 2006. No executive officer of the Company served on the Board or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or Management Development and Compensation Committee during 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and SEC regulations require the Company’s directors, certain officers and holders of more than 10% of the Company’s Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received or written representations from its directors and officers, the Company believes that all Section 16(a) filing requirements applicable to its directors and officers were complied with during fiscal year 2012.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the provisions of Section 14A of the Exchange Act, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This proposal gives our stockholders the opportunity to express their views on the Company’s executive compensation, and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the Management Development and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

The Company’s compensation programs are designed to enable and reinforce its overall business strategy by aligning pay with the achievement of short- and long-term financial and strategic objectives to build stockholder value and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success. The key principle underlying these compensation programs is pay-for-performance. Our pay-for-performance principle and the alignment of our compensation programs with the building of stockholder value are fully discussed in the “Compensation Discussion and Analysis” section of this proxy statement, which begins on page 21. The Board urges you to consider the factors discussed in the “Compensation Discussion and Analysis” section of this proxy statement when deciding how to vote on this Proposal 2.

Board of Directors’ Recommendation

The Company is asking its stockholders to support the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2012 and the philosophy, policies and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals. Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the stockholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board recommends a vote FOR the advisory vote on executive compensation.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal. The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

This vote is advisory, and therefore not binding on the Company, the Board or the Management Development and Compensation Committee. However, the Board and the Management Development and Compensation Committee value the opinions of the Company’s stockholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in the proxy statement, we will consider such stockholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL 3:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. Ernst & Young LLP has been so engaged since February 15, 2003.

Board of Directors’ Recommendation

Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the Board to continue this policy). The Audit Committee and the Board recommend the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013.

The Board recommends that stockholders vote FOR Proposal 3. The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary. If stockholders fail to ratify the appointment of this firm, the Audit Committee will reconsider the matter.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee operates in accordance with a written charter, which was adopted by the Board. A copy of that charter is available on the Company’s website at http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance/company-charters/, or in print by contacting The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended June 30, 2012, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board.

The Audit Committee obtained from the independent registered public accounting firm the written disclosures and the letter from the auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, for filing with the SEC.

THE AUDIT COMMITTEE

Edward A. Mueller, Chair
George J. Harad
Gary G. Michael
Pamela Thomas-Graham
Carolyn Ticknor

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2012 and 2011 of the Company’s independent registered public accounting firm, Ernst & Young LLP:

	2012	2011
Audit Fees (1)	$4,076,000	$4,178,000
Audit-Related Fees (2)	81,000	482,000
Tax Fees (3)	199,000	425,000
All Other Fees (4)	—	—
Total	$4,356,000	$5,085,000

(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2012 and 2011, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.

(2)	Consists of fees for assurance and related services (including audits of one of the Company’s business units and the Company’s employee benefit plans) not included in the Audit Fees listed above.

(3)	Consists of fees for tax compliance, tax advice and tax planning for the fiscal years ended June 30, 2012 and 2011. These services included tax return preparation and review services for foreign subsidiaries and affiliates and advisory services on tax matters.

(4)	Consists of fees for all other services not included in the three categories set forth above. There were no such services in fiscal years 2012 and 2011.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

PROPOSAL 4:
APPROVAL OF AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Overview

The Company’s 2005 Stock Incentive Plan, as amended and restated (the “Plan”), provides for the grant of incentive stock options (within the meaning of Section 422 of the IRC), non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards to employees, directors and consultants of the Company. The Plan, as amended and restated, was adopted by the Board on September 11, 2012 and will become effective on the date that it is approved by stockholders.

The primary amendment reflected in the amended and restated version of the Plan is an increase of approximately 2.9 million in the number of shares of the Company’s Common Stock that may be issued under the Plan. The amended and restated version of the Plan also reflects additional amendments, including: new expiration date of the Plan will be November 14, 2022; update of language prohibiting the reduction of the exercise price of an outstanding option or the grant price of an outstanding stock appreciation right without the approval of stockholders; increase in flexibility for the Company to establish appropriate vesting periods for awards; addition of language providing that dividends relating to performance-based awards will be subject to the same conditions as the underlying award; update to list of performance-based metrics that can be used with respect to performance-based awards; and, other minor changes.

Additionally, in order to allow for awards under the Plan to continue to qualify as tax-deductible performance-based compensation under Section 162(m) of the IRC (“Section 162(m)”), the Company is asking stockholders to approve the material terms of the performance goals under the Plan. However, there can be no guarantee that awards granted under the Plan eligible for treatment as qualified performance-based compensation under Section 162(m) will receive such treatment. Approval of this proposal will constitute approval of the Plan itself and approval of the material terms of the performance goals thereunder for purposes of Section 162(m).

Why You Should Vote to Approve the Plan

The Board recommends that the Company’s stockholders approve the Plan because it believes that the Company’s ability to grant equity-based awards continues to be crucial in promoting short- and long-term financial growth and stability, thereby enhancing stockholder value. The Board also believes that including terms in the Plan that permit the Company to grant awards that are not subject to limits on tax deductibility is also in the best interests of stockholders.

Section 162(m) of the IRC

The Board believes that it is in the best interests of the Company and its stockholders to provide for an equity incentive plan under which compensation awards made to the Company’s executive officers are eligible to qualify for deductibility by the Company for federal income tax purposes. Accordingly, the Plan is designed to permit the grant of awards that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap. There can be no guarantee, however, that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Section 162(m). In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1,000,000 paid in any one year to the Company’s chief executive officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. While the Board did submit the material terms of the performance goals for the Plan to stockholders in 2010, since the amended and restated Plan makes some minor adjustments and clarifications to these terms, the Board is seeking approval for the proposed material terms. For a more detailed discussion of the proposed material terms, please refer to “Plan Summary; Performance-Based Awards” on page 62. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and, as noted above, approval of the Plan itself will constitute approval of each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).

Promotion of Good Corporate Governance Practices

The Plan has been designed to include a number of provisions that the Company believes promote best practices by reinforcing the alignment between equity compensation arrangements for employees, directors and consultants and stockholders’ interests. These provisions include, but are not limited to, the following:

No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

No Repricing without Stockholder Approval. The Company will not, without the approval of stockholders, reduce the exercise price of an outstanding option or the grant price of an outstanding stock appreciation right (“SAR”). And, at any time when the exercise price of an outstanding option or the grant price of an outstanding SAR is above the fair market value of a share of Common Stock, no amendment will provide that any such outstanding option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new award with a lower (or no) exercise price, without the approval of stockholders.

No Dividends on Unearned Performance Awards. The Plan prohibits the current payment of dividends or dividend equivalent rights on unearned performance awards.

No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Committee (as defined below).

No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

No Automatic Grants. The Plan does not provide for automatic grants to any participant.

No Tax Gross-ups. The Plan does not provide for any tax gross-ups.

Plan Summary

The following paragraphs provide a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Plan, which is attached to this proxy statement as Appendix A.

Background and Purpose. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees, directors or consultants of the Company or its subsidiaries (collectively, the “participants”) and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the interests of participants in the Plan with those of the Company’s stockholders. The Plan permits the grant of the following types of incentive awards: (1) incentive and non-qualified options, (2) SARs, (3) restricted stock, (4) restricted stock units, (5) performance shares, (6) performance units, and (7) other stock-based awards.

Shares Subject to the Plan. The maximum number of shares of the Company’s Common Stock which may be issued pursuant to awards under the Plan (as amended and restated) that are granted after June 30, 2012 will be 7.1 million (reflecting an increase of approximately 2.9 million shares). In addition, the following shares will not be considered as having been issued under the Plan or any prior stock plan of the Company and may be issued under the Plan: (i) shares that are potentially deliverable under an award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares, (ii) shares that are held back or tendered to cover the exercise price or tax withholding obligations with respect to an award, (iii) shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction, and (iv) shares that are repurchased in the open market with option proceeds. However, for purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is canceled, forfeited or settled in cash will be treated as not having been issued under the Plan. As of June 30, 2012, there were approximately 11,716,000 shares subject to outstanding awards granted under the Plan, and approximately 4,172,000 shares remained available for issuance under the Plan (not including the share increase reflected in the amended and restated version of the Plan). The closing price of a share of the Company’s Common Stock on September 25, 2012 was $71.39.

Administration. The Plan will be administered by a committee of the Board (the “Committee”). The Board has currently designated the Management Development and Compensation Committee of the Board as the Committee for the Plan. Subject to the provisions of the Plan, the Committee has the authority to: (1) select the persons to whom awards are to be granted, (2) determine whether and to what extent awards are to be granted, (3) determine the size and type of awards, (4) approve forms of agreement for use under the Plan, (5) determine the terms and conditions applicable to awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) amend any outstanding award in the event of termination of employment or an event resulting in a change in control of the ownership of the Company as defined in the Plan (“Change in Control”), (8) construe and interpret the Plan and any award agreement and apply its provisions, and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the Plan. Subject to applicable law, the Committee may delegate its authority under the Plan.

Eligibility to Receive Awards. The Plan provides that awards may be granted to participants, except that incentive stock options may be granted only to employees. The approximate number of persons eligible to participate in the Plan is nine directors and 1,114 employees.

Section 162(m). The Company has designed the Plan so that it permits the issuance of awards that are intended to qualify as performance based under Section 162(m).

No Repricing. The Company will not, without the approval of stockholders, reduce the exercise price of an outstanding option or the grant price of an outstanding SAR. In addition, at any time when the exercise price of an outstanding option or the grant price of an outstanding SAR is above the fair market value of a share of common stock, no amendment will provide that any such outstanding option or outstanding SAR be canceled and re-granted or exchanged for either cash or a new award with a lower (or no) exercise price, without the approval of stockholders.

Terms and Conditions of Stock Options. Each option grant will be evidenced by an award agreement that will specify the exercise price, the term of the option, the conditions of exercise, and such other terms and conditions as the Committee will determine. The Committee sets the exercise price of the shares subject to each option, provided that, subject to limited exceptions, the exercise price cannot be less than 100% of the fair market value of the shares on the option’s grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries (a “10% Stockholder”). The means of payment for shares issued upon exercise of an option is specified in each award agreement. Payment generally may be made by cash, with other shares of Common Stock owned by the participant, by any other method permitted by the Committee, or by a combination of the foregoing. Each award agreement will specify the term of the option and the date when the option is to become exercisable. The Plan provides that in no event will an option granted under the Plan be exercised more than ten years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option will be for no more than five years from the date of grant. Shares issued upon exercise will be subject to such continuing restrictions as will be provided in a recipient’s award agreement.

Terms and Conditions of Stock Appreciation Rights. SAR grants may be either freestanding or in tandem with option grants. Each SAR grant will be evidenced by an award agreement that will specify the grant price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee will determine. The grant price of SARs may not be less than 100% of the fair market value of the shares subject to the award on the grant date. Tandem SARs may be exercised only with respect to the shares for which their related option is then exercisable. Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, shares or a combination thereof. To the extent that a SAR is settled in cash, the shares available for issuance under the Plan will not be diminished as a result of the settlement. SARs granted under the Plan expire as determined by the Committee, but in no event later than ten years from the date of grant. No SAR may be exercised by any person after its expiration. Shares issued upon exercise will be subject to such continuing restrictions as will be provided in a participant’s award agreement.

Share Limit for Stock Options and SARs. No participant may be granted options and SARs to purchase more than 2,000,000 shares in any 36-month period.

Terms and Conditions of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. Each award will be evidenced by an agreement that will specify its terms. The Committee will have the discretion to determine the number of shares subject to the award and the conditions for vesting that must be satisfied. Shares issued at the settlement date of awards will be subject to such continuing restrictions as will be provided in a participant’s award agreement.

Share Limit for Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. No participant will be granted, in the aggregate, more than 800,000 shares of restricted stock, restricted stock units, performance shares, or other stock-based awards in any 36-month period. No participant will be granted a performance unit award providing for a payment value of more than $10,000,000 in any one fiscal year valued either in cash or the fair market value of the shares on the grant date.

Performance-Based Awards. The Committee may grant awards which are intended to qualify as “performance-based compensation” for purposes of deductibility under Section 162(m). For any such award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the performance period, or, if less, 25% of the performance period applicable to such award. The performance objectives to be used will be selected from the following list of measures (collectively, the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. Performance goals that are financial metrics may be calculated on either a GAAP or non-GAAP basis. The targeted level or levels of performance with respect to the Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures listed above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, including, for example, asset impairment charges and force majeure, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC. Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or such other performance measures as the Committee may determine.

Non-Transferability of Awards. An award granted under the Plan which is an incentive stock option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. Other awards will be transferable to the extent provided in the award agreement and the rules of the SEC governing the registration of the Plan’s shares and in any event no award may be transferred for consideration.

Adjustments Upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares or other securities or property that may be delivered under the Plan, the individual award limits set forth in the Plan, and, with respect to outstanding awards, in the number and kind of shares or other securities or property subject to outstanding awards, the exercise price, grant price or other price, if any, of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

Change in Control. Except as otherwise provided in an award agreement, in the event of an event resulting in a Change in Control, if the successor corporation does not assume, convert, continue or substitute equivalent awards, such awards will become 100% vested, provided, however, that in the event of a participant’s termination of employment without cause within twenty-four months following consummation of a Change in Control, any assumed, converted or replaced awards will become immediately exercisable. Awards with vesting provisions based on performance goals will generally vest at the end of the original performance period based on the Company’s performance up to the date of the Change in Control. However, if such award continues after the date of the Change in Control after modification as described above, then the award will vest in full upon the termination of the participant by the Company without cause prior to the end of the performance period or, if applicable, the resignation of the participant under circumstances in which the participant has been constructively terminated (which the Plan calls a “good reason”).

Amendment, Suspensions and Termination of the Plan. The Board may amend, suspend or terminate the Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with the NYSE listing standards or applicable laws. In addition, no amendment, suspension or termination may materially adversely impact an award previously granted without the consent of the participant to whom such award was granted unless required by applicable law. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan will automatically terminate on November 14, 2022.

Benefits to Be Received Upon Approval. It is not possible at this time to determine awards that will be made in the event that the Plan is approved by stockholders. However, it is anticipated that awards generally will be similar to those granted under the Plan in prior years.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences under the IRC associated with awards granted under the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the participant to the alternative minimum tax. If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price generally will be taxed as long-term capital gain or loss. If these holding periods are not satisfied, the participant will recognize ordinary income at the time of sale or other disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option’s exercise. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant with an exercise price equal to the fair market value on the date of grant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any taxable income recognized in connection with the exercise of a nonqualified stock option by an employee is subject to tax withholding by the Company. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Stock Appreciation Rights. No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received.

Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units. A participant generally will not have taxable income upon grant of restricted stock, restricted stock units, performance shares, or performance units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For awards for which shares are issued at grant only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards. A participant generally will recognize income upon receipt of the shares subject to award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

Deductibility of Executive Compensation. Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next three most highly compensated executive officers, other than the chief financial officer. Under Section 162(m), unless various conditions are met that enable compensation to qualify as “performance-based,” the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances. In addition, the Committee has the discretion to make awards that do not qualify as performance based under Section 162(m) when appropriate.

Other Tax Considerations. In the event of a Change in Control of the Company, certain payments in the nature of compensation to certain individuals, if contingent on the Change in Control, could be nondeductible to the Company and subject to a 20% excise tax to the recipient in addition to income taxes. Awards under the Plan that are made or that vest or become payable in connection with a Change in Control may be required to be taken into account in determining whether these penalties apply.

Section 409A. Some awards granted under the Plan may be considered non-qualified deferred compensation that is subject to special rules and may trigger additional income tax under Section 409A of the IRC. It is intended that the Plan and any awards granted thereunder will comply with the requirements of Section 409A of the IRC, and the Committee will generally design and administer such awards to either be exempt from or avoid the imposition of additional taxation under Section 409A of the IRC. However, there is no commitment or guarantee that any federal, state or local tax treatment will apply or be available to any participant. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Vote Required and Board of Directors’ Recommendation

The Board recommends that the stockholders vote FOR the adoption of the following resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve and adopt the 2005 Stock Incentive Plan, as amended and restated, attached as Appendix A to the proxy statement for this meeting.”

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR this proposal unless you include instructions to the contrary. The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Plan.

OTHER INFORMATION

Annual Report, Financial Statements and Form 10-K

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 are attached as Appendix B to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; Valuation and Qualifying Accounts and Reserves; and Reconciliation of Economic Profit. The Company’s Form 10-K has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2012 Annual Report—Executive Summary is available with the Proxy Statement at www.edocumentview.com/CLX.

Director Communications

Stockholders and interested parties may direct communications to individual directors, including the lead director, to a board committee, to the independent directors as a group or to the Board as a whole, by addressing the communications to the named individual, to the committee, to the independent directors as a group or to the Board as a whole and sending them to The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management or governance of the Company.

SOLICITATION OF PROXIES

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $20,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

In the event that a stockholder wishes to have a proposal considered for presentation at the 2013 Annual Meeting of Stockholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to the Company’s Secretary so that it is received no later than May 31, 2013. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Under the Company’s Bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2013 Annual Meeting of

Stockholders, the notice must be received by the Secretary on any date beginning no earlier than the close of business on July 17, 2013, and ending no later than the close of business on August 16, 2013. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Secretary, 1221 Broadway, Oakland, CA 94612-1888. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be held on Wednesday, November 14, 2012, at 9:00 a.m. Pacific time, in Building C of the Company’s Pleasanton Campus, located at 4900 Johnson Drive, Pleasanton, CA 94588. Check-in for the Annual Meeting begins promptly at 8:30 a.m. To attend the Annual Meeting, you must be a stockholder of the Company as of the close of business on the Record Date and provide proof that you owned Clorox Common Stock on the Record Date or hold a legal proxy from a Record Date stockholder. Please see the more detailed information below. Admission will be on a first-come, first-served basis and seating is limited. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy.

If you plan to attend the Annual Meeting this year, please be aware of the following information:

  To be admitted to the Annual Meeting, you must have a current form of government-issued photo identification (such as a driver’s license or passport).

  Because attendance at the Annual Meeting is limited to Record Date stockholders, you must provide proof that you owned Clorox Common Stock on the Record Date.

  If you hold your shares with Clorox’s transfer agent, Computershare Trust Company, N.A., your ownership of Clorox Common Stock as of the Record Date will be verified through reports provided by Computershare prior to admittance to the meeting.

  If you hold your shares with a broker, trustee, bank or nominee, you must provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned Clorox Common Stock for the statement period immediately prior to the Record Date, a copy of your Notice of Internet Availability of Proxy Materials, a copy of your proxy and voting instruction card, a letter or legal proxy provided by your broker, trust, bank or nominee, or other similar evidence of ownership on the Record Date.

  If you are not a Record Date stockholder, you will be admitted to the Annual Meeting only if you have a legal proxy from a Record Date stockholder.

  Cameras, recording equipment and other electronic devices will not be allowed in the meeting except for use by the Company.

  For your protection, briefcases, purses, packages, etc. may be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you.

  Directions to the Annual Meeting are available at: http://www.thecloroxcompany.com/contact/bayarea.
By Order of the Board of Directors,

Angela C. Hilt
Vice President – Corporate Secretary
& Associate General Counsel

September 28, 2012

Appendix A

THE CLOROX COMPANY
2005 STOCK INCENTIVE PLAN

Effective as of November 16, 2005
Amended and Restated as of November 14, 2012

1. Establishment, Objectives and Duration.

     (a) Establishment of the Plan. The Clorox Company, a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as “The Clorox Company 2005 Stock Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards. The Plan was originally adopted effective as of November 16, 2005 and the current amendment and restatement of the Plan is adopted effective as of November 14, 2012 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2012 Annual Meeting. Definitions of capitalized terms used in the Plan are contained in the attached Glossary, which is an integral part of the Plan.

     (b) Objectives of the Plan. The objectives of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Participants and to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

     (c) Duration of the Plan. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board or the Committee shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2. Administration of the Plan.

     (a) The Committee. The Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee (the “Committee”) as the Board shall select consisting of two or more members of the Board, each of whom is intended to be an “independent director” under New York Stock Exchange listing standards and also may be a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and/or an “outside director” under regulations promulgated under Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     (b) Authority of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

     (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

     (ii) determine whether and to what extent Awards are granted hereunder;

     (iii) determine the size and types of Awards granted hereunder;

     (iv) approve forms of Award Agreement for use under the Plan;

     (v) determine the terms and conditions of any Award granted hereunder;

     (vi) establish performance goals for any Performance Period and determine whether such goals were satisfied;

     (vii) amend the terms of any outstanding Award granted under the Plan, whether in the event of a Participant’s termination of employment, in the event of a Change in Control or otherwise, provided that, except as otherwise provided in Section 18, no such amendment shall reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR, and at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no such amendment shall provide for the cancellation and re-grant or the exchange of any such outstanding Option or SAR for either cash or a new Award with a lower (or no) exercise price without the approval of the stockholders of the Company, and provided further, that any amendment that would materially adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent;

     (viii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

     (ix) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

Except to the extent prohibited by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not “insiders” subject to Section 16(b) of the Exchange Act, Awards intended to satisfy the Performance-Based Exception and/or Awards intended to satisfy the exception under Rule 16b-3(d)(1) promulgated under the Exchange Act, pursuant to such conditions and limitations as the Committee may establish. References to the Committee in this Plan shall refer to a delegate with respect to any action of such delegate within the scope of the authority delegated to such delegate by the Committee.

     (c) Effect of Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

3. Shares Subject to the Plan; Effect of Grants; Individual Limits.

     (a) Number of Shares Available for Grants. Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan granted after June 30, 2012 shall be 7,100,000 Shares, plus the number of Shares deemed not issued under the Plan or the Prior Plans pursuant to paragraphs (i), (ii), (iii) or (iv) of this Section 3(a). For the avoidance of doubt, the Company shall be entitled to issue Shares under awards granted under the Plan or the Prior Plans that were outstanding on June 30, 2012 and such issuances shall not reduce the foregoing.

     (i) Shares that are potentially deliverable under an Award or a Prior Plan award that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.

     (ii) Shares that are held back or tendered (either actually or constructively by attestation) to cover the exercise price or tax withholding obligations with respect to an Award or Prior Plan award shall not be treated as having been issued under the Plan or a Prior Plan.

     (iii) Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan.

     (iv) Shares that are repurchased in the open market with Option Proceeds from Awards or Prior Plan awards shall not be treated as having been issued under the Plan or a Prior Plan; provided, however, that the aggregate number of Shares deemed not issued pursuant to the repurchase of Shares with Option Proceeds shall not be greater than the amount of such proceeds divided by the Fair Market Value of a Share on the date of exercise of the Option or Prior Plan option giving rise to such proceeds.

Notwithstanding paragraphs (i) through (iv) above, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award or a Prior Plan award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan or a Prior Plan.

     The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

     (b) Individual Limits. Subject to adjustment as provided in Section 18 hereof, the following rules shall apply with respect to Awards:

     (i) Options and SARs: The maximum aggregate number of Shares with respect to which Options and SARs may be granted in any 36-month period to any one Participant shall be 2,000,000 Shares.

     (ii) Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards: The maximum aggregate number of Shares of Restricted Stock and Shares with respect to which Restricted Stock Units, Performance Shares and Other Stock-Based Awards may be granted in any 36-month period to any one Participant shall be 800,000 Shares.

     (iii) Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $10,000,000 or a number of Shares having an aggregate Fair Market Value on the date of grant not in excess of such amount.

4. Eligibility and Participation.

     (a) Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

     (b) Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5. Types of Awards.

     (a) Type of Awards. Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement.

6. Options.

     (a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code.

     (c) Exercise Price. Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted.

     (d) Term of Options. The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (e) Exercise of Options. Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     (f) Payments. Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation or through authorization to withhold Shares otherwise issuable upon exercise of an Option) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee that is determined to provide a benefit to the Company, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise. Shares issued upon exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

     (g) Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     (h) Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

     (i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option. And, at any time when the Exercise Price of an outstanding Option is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding Option for either cash or a new Award with a lower (or no) exercise price.

7. Stock Appreciation Rights.

     (a) Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     (b) Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     (c) Grant Price. The grant price of a Freestanding SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

     (d) Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

     (e) Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

     Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

     (f) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

     (g) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (i) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (ii) the number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Shares issued upon SAR exercise shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

     (h) Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

     (i) No Repricing without Stockholder Approval. The Company shall not, without the approval of the stockholders of the Company, reduce the grant price of an outstanding SAR. And at any time when the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, the Company shall not, without the approval of the stockholders of the Company, provide for the cancellation and re-grant or the exchange of such outstanding SAR for either cash or a new Award with a lower (or no) exercise price.

8. Restricted Stock.

     (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Shares of Restricted Stock granted and issued on the grant date, and such other provisions as the Committee shall determine.

     (c) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions requiring a minimum period of service as a condition of vesting any or all Shares of Restricted Stock, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Restricted Stock.

     (d) Removal of Restrictions. Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

     (e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     (f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, to the extent permitted or required under Applicable Laws, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and shall be delivered to Participants in conjunction with the Shares of Restricted Stock with respect to which such distributions were made. Notwithstanding the foregoing, Dividends or other distributions that relate to performance-based Restricted Stock will be subject to the same performance conditions as the underlying Award.

     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9. Restricted Stock Units.

     (a) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable restrictions, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

     (c) Value of Restricted Stock Units. The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 18 herein.

     (d) Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units and/or the Shares issuable upon the settlement of Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions requiring a minimum period of service as a condition of settlement of any or all Restricted Stock Units, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of such Restricted Stock Units.

     (e) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day that any time-based restrictions have lapsed. The Committee, in its sole discretion, may settle Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

     (f) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

     (h) Dividends and Other Distributions. Shares underlying Restricted Stock Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Restricted Stock Units that are entitled to Dividends or other distributions, Dividends or other distributions that relate to performance-based Restricted Stock Units shall be subject to the same performance conditions as the underlying Award.

10. Performance Shares.

     (a) Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Award Agreement. Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period(s) and Performance Measure(s), the number of Performance Shares granted and issued on the grant date, and such other provisions as the Committee shall determine.

     (c) Performance Period and Other Restrictions. The Committee shall impose such conditions and/or restrictions on any Performance Shares granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Performance Share, time-based restrictions requiring a minimum period of service as a condition of vesting of any or all Performance Shares, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which the Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Performance Shares. The Company may retain in its custody any certificate evidencing the Shares and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions and any other restrictions of the Performance Shares.

     (d) Removal of Restrictions. Subject to Applicable Laws, Performance Shares shall become freely transferable by the Participant after the lapse of all of the restrictions applicable thereto.

     (e) Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Laws, as determined by the Committee, Participants holding Performance Shares granted hereunder may exercise full voting rights with respect to those Shares.

     (f) Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, to the extent permitted or required under Applicable Laws, Participants holding Performance Shares shall receive all regular cash Dividends paid with respect to all Shares while they are so held; provided, however, that all Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.

     (g) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Performance Shares following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service.

11. Performance Units.

     (a) Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     (b) Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s) and Performance Measure(s), the performance goals and such other provisions as the Committee shall determine.

     (c) Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

     (d) Form and Timing of Payment. Except as otherwise provided in Section 19 herein or a Participant’s Award Agreement, payment of Performance Units shall be made following the close of the applicable Performance Period on a settlement date selected by the Committee. The Committee, in its sole discretion, may settle Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued at the settlement date shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

     (e) Voting Rights. A Participant shall have no voting rights with respect to any Performance Units granted hereunder.

     (f) Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

     (g) Dividends and Other Distributions. Shares underlying Performance Units shall be entitled to Dividends or other distributions only to the extent provided by the Committee. In the event that the Committee decides to grant Performance Units that are entitled to Dividends or other distributions, Dividends or other distributions shall be subject to the same performance conditions as the underlying Award.

12. Other Stock-Based Awards.

     (a) Grant. The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

     (b) Restrictions. The Committee shall impose such conditions and/or restrictions on Other Stock-Based Awards granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share subject to the Award, time-based restrictions requiring a minimum period of service as a condition of vesting in any or all Shares subject to the Award, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market, or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of Other Stock-Based Awards.

     (c) Payment of Other Stock-Based Awards. Settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, either on a mandatory basis or at the election of the Participant. Shares issued upon settlement shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

     (d) Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

13. Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding the foregoing, Dividend Equivalents that relate to performance-based Awards will either not be made at all or shall be subject to the same performance conditions as the underlying Award.

14. Performance-Based Exception.

     (a) The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 14 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the “Performance Measures”): total shareholder return, stock price, net customer sales, volume, gross profit, gross margin, operating profit, operating margin, management profit, earnings from continuing operations before income taxes, earnings from continuing operations, earnings per share from continuing operations, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), net operating profit after tax, net earnings, net earnings per share, return on assets, return on investment, return on equity, return on invested capital, cost of capital, average capital employed, cash value added, economic value added, economic profit, cash flow, cash flow from operations, working capital, working capital as a percentage of net customer sales, asset growth, asset turnover, market share, customer satisfaction, and employee satisfaction. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the current and/or historical performance of one or more companies or an index covering multiple companies. Performance measures that are financial metrics may or may not be calculated in accordance with generally accepted accounting principles, at the Committee’s discretion. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

     (b) Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, including, for example, asset impairment charges and force majeure, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC.

     (c) Performance goals may differ for Awards granted to any one Participant or to different Participants.

     (d) Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

     (e) The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

     (f) The Committee shall certify the extent to which any Performance Measures have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the Performance-Based Exception. Shares issued upon full or partial achievement of the selected Performance Measure(s) shall be subject to such continuing restrictions as shall be provided in a Participant’s Award Agreement.

15. Transferability of Awards. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. Other Awards shall be transferable to the extent provided in the Award Agreement, except that no Award may be transferred for consideration. Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award (other than an Incentive Stock Option) is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)); provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as may be specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

16. Taxes. The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, a Participant may satisfy all or a portion of any tax withholding requirements for an Award payable or settled in Shares by electing to have the Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not cause the Award to be accounted for under variable award account or otherwise result in a negative accounting impact).

17. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise or settlement of an Award unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise or settlement of an Award, the Company may require the person exercising such Award or receiving such settlement to represent and warrant at the time of any such exercise or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws. The Company may also require the person exercising such Award or receiving such settlement to acknowledge and affirm any restrictions applicable to the Shares issuable upon the exercise or settlement of an Award.

18. Adjustments Upon Changes in Capitalization. Notwithstanding any other provision of the Plan to the contrary, in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares or other securities or property that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares or other securities or property subject to outstanding Awards, the Exercise Price, grant price or other price, if any, of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares or other securities or property subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.

19. Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

     (a) Change in Control. Except as otherwise provided in a Participant’s Award Agreement or pursuant to Section 19(b) hereof, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (i) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, any Awards so assumed, converted, replaced or continued will become immediately exercisable;

     (ii) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards shall lapse unless such Awards are assumed, converted, replaced or continued by the continuing entity; provided, however, that in the event of a Participant’s termination of employment without Cause within twenty-four (24) months following consummation of a Change in Control, the Period of Restriction on any Awards so assumed, converted, replaced or continued shall lapse; and

     (iii) the portion of any and all Performance Shares, Performance Units and other Awards (if performance-based) that remain outstanding following the occurrence of a Change in Control shall be determined by applying actual performance from the beginning of the Performance Period through the date of the Change in Control using the formula set forth in the Award Agreement (“Performance Measure Formula”) to determine the amount of the payout or distribution rounded to the nearest whole Share. Notwithstanding the foregoing, if the Change in Control occurs prior to the end of a Performance Period for an Award, the Performance Measure Formula shall generally be adjusted to take into account the shorter period of time available to achieve the Performance Measures. If a quantitative Performance Measure Formula for the entire Performance Period has been determined by the Company by adding together one or more goals for Performance Measures (“Performance Measure Goals”) for multiple time periods within the Performance Period (each a “subperiod”), then the adjusted Performance Measure Formula for a given level of performance shall be equal to the sum of (1) the Performance Measure Goals for each completed subperiod for such level of performance and (2) a prorated Performance Measure Goal (determined by the number of days in such subperiod falling on or before the occurrence of the Change in Control divided by the total number of days in such subperiod) for such level of performance for each subperiod not completed on or before the occurrence of the Change in Control. If there are no subperiods, then the quantitative Performance Measure Formula shall be prorated by taking the Performance Measure Goal for each specified level of performance for the entire Performance Period and multiplying it by a fraction, the numerator of which is the number of days in the Performance Period falling on or before the occurrence of the Change in Control and the denominator of which is the total number of days in the Performance Period. Qualitative Performance Measures shall not be adjusted. In the unlikely event that the Company is unable to substantially adjust the target Performance Measure(s) for an Award as set forth above, then the portion of such Award that shall remain outstanding shall be based on the assumption that the target level of performance for each Performance Measure for the entire Performance Period has been achieved.

The portion of the Award that remains outstanding following the occurrence of a Change in Control as determined in the preceding paragraph shall vest in full at the end of the Performance Period set forth in such Award so long as the Participant’s employment (or if the Participant is a Director or Consultant, service) with the Company or a Subsidiary does not terminate until the end of the Performance Period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (1) the termination of the Participant by the Company without Cause, (2) the refusal of the continuing entity to assume, convert, replace or continue the Award, or (3) if applicable, the resignation of the Participant for a “good reason”, as described further in the following paragraph.

With respect to paragraphs (i), (ii) and (iii) of Section 19(a) above, the Award Agreement may provide that any replacement awards will become immediately exercisable or any Period of Restriction shall lapse in the event of a termination of employment by the Participant for “good reason” if and as such term is defined in the Award Agreement or any employment agreement, severance agreement or other agreement or policy applicable to such Participant.

     (b) Cash-Out and Termination of Underwater Options/SARs. The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash and/or Shares equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

     (c) Subsidiary Disposition. The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such vesting and exercisability or release from the limitations of an Award upon the continuation or subsequent termination of the affected Participant’s Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or earlier termination of the Award.

20. Amendment, Suspension or Termination of the Plan.

     (a) Amendment, Modification and Termination. The Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Unless the Board or the Committee adopt resolutions providing for an earlier date, the Plan shall automatically terminate on November 14, 2022. For purposes of Section 422 of the Code and also relevant provisions of Applicable Laws, the adoption of the Plan as approved by the stockholders on November 14, 2012 shall be deemed to be the adoption of a new plan.

     (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 18 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

     (c) Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

     (d) No Repricing. The Company shall not, without the approval of the stockholders of the Company, reduce the Exercise Price of an outstanding Option or the grant price of an outstanding SAR. And, at any time when the Exercise Price of an outstanding Option or the grant price of an outstanding SAR is above the Fair Market Value of a share of Common Stock, no amendment shall provide that any such outstanding Option or outstanding SAR be cancelled and re-granted or exchanged for either cash or a new Award with a lower (or no) exercise price, without the approval of the stockholders of the Company.

     (e) Compliance with the Performance-Based Exception. If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder, the Committee may, subject to the other provisions of this Section 20, make any adjustments to the Plan and/or Award Agreements it deems appropriate that does not prevent the Plan or any outstanding Awards intended to comply with the Performance-Based Exception from complying with Section 162(m) of the Code.

21. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Rights of Participants.

     (a) Continued Service. The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

     (b) Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

23. Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

24. Legal Construction.

     (a) Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award Agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

     (b) Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     (c) Requirements of Law. The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

     (d) Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

     (e) Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

     (f) Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder either be exempt from the requirements of, or else comply with the requirements of, Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause any Award granted hereunder to incur additional taxes under Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

GLOSSARY OF DEFINED TERMS

1. Definitions. As used in the Plan, the following definitions shall apply:

     “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, and the rules of any applicable stock exchange or national market system.

     “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock-Based Awards granted under the Plan.

     “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

     “Board” means the Board of Directors of the Company.

     “Cause” means (i) the willful and continued failure of the Participant substantially to perform the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer of the Company, a member of the Committee, or another authorized officer of the Company, which specifically identifies the manner in which the sender believes that the Participant has not substantially performed the Participant’s duties; or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

No act or failure to act on the part of the Participant shall be considered to be “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer of the Company or the Committee or another authorized officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interests of the Company. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until the Chief Executive Officer, Vice President of Human Resources and General Counsel unanimously agree that, in their good faith opinion, the Participant is guilty of the conduct described in subsections (i) or (ii) above, and so notify the Participant specifying the particulars thereof in detail.

     “Change in Control” means

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act ) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (i) 50% of either the total fair market value or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), or (ii) during a 12 month period ending on the date of the most recent acquisition by such Person, 30% of the Outstanding Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, including any acquisition which, by reducing the number of shares outstanding, is the sole cause for increasing the percentage of shares beneficially owned by any such Person to more than the applicable percentage set forth above, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 months to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation by the Company of a merger, consolidation or reorganization or other transaction involving the Company and another business or the acquisition of the securities or assets of another business (a “Business Combination”), in each case, unless, following such Business Combination, (i) more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the controlling parent entity resulting from such Business Combination (including without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) is represented by Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such Business Combination) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such controlling parent entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding voting securities of the controlling parent entity resulting from such Business Combination or except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors (or similar governing body) of the controlling parent entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Sale or other disposition of all or substantially all of the assets of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

     “Company” means The Clorox Company and any successor thereto as provided in Section 23 herein.

     “Consultant” means any consultant or advisor to the Company or a Subsidiary.

     “Continuous Service” means that the provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee.

     “Dividend” means the dividends declared and paid on Shares subject to an Award.

     “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares prior to the issuance of Shares.

     “Employee” means any employee of the Company or a Subsidiary.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

     “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(a)	Where there exists a public market for the Share, the Fair Market Value shall be (A) the closing sales price for a Share on the date of the determination (or, if no sales were reported on that date, on the last trading date on which sales were reported) on the New York Stock Exchange, the NASDAQ Global Market or the principal securities exchange on which the Share is listed for trading, whichever is applicable, or (B) if the Share is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the NASDAQ Capital Market, in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(b)	In the absence of an established market of the type described above, for the Share, the Fair Market Value thereof shall be determined by the Committee in good faith, and such determination shall be conclusive and binding on all persons.

     “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Section 7 herein.

     “Incentive Stock Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     “Nonqualified Stock Option” means an Option that is not intended to meet the requirement of Section 422 of the Code.

     “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6 herein.

     “Option Proceeds” means the cash received by the Company as payment of the Exercise Price upon exercise of an Option or a Prior Plan option plus the federal tax benefit that could be realized by the Company as a result of the Option of Prior Plan option exercise, which shall be determined by multiplying the amount that is deductible as a result of the Option or Prior Plan option exercise (currently equal to the amount upon which the Participant’s withholding tax obligation is calculated) by the maximum federal corporate income tax rate for the year of exercise. To the extent that a Participant pays the Exercise Price and/or withholding taxes with Shares, Option Proceeds shall not be calculated with respect to the amount paid in such manner.

     “Other Stock-Based Award” means a Share-based or Share-related Award granted pursuant to Section 12 herein.

     “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     “Performance Measures” shall have the meaning set forth in Section 14(a).

     “Performance Period” means the period during which a performance measure must be met.

     “Performance Share” means an Award granted to a Participant, as described in Section 10 herein.

     “Performance Unit” means an Award granted to a Participant, as described in Section 11 herein.

     “Period of Restriction” means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable.

     “Plan” means The Clorox Company 2005 Stock Incentive Plan.

     “Prior Plans” means The Clorox Company 1996 Stock Incentive Plan, The Clorox Company 1987 Long Term Compensation Program, The Clorox Company Independent Directors’ Stock-Based Compensation Plan, and the 1993 Directors’ Stock Option Plan.

     “Restricted Stock” means an Award granted to a Participant, as described in Section 8 herein.

     “Restricted Stock Units” means an Award granted to a Participant, as described in Section 9 herein.

     “SEC” means the United States Securities and Exchange Commission.

     “Share” means a share of common stock of the Company, par value $1.00 per share, subject to adjustment pursuant to Section 18 herein.

     “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7 herein.

     “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity securities thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

     “Subsidiary Disposition” means (i) the disposition by the Company of some or all of its equity holdings in any Subsidiary effected by a merger, consolidation or a similar transaction involving that Subsidiary, (ii) the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary, in either case such that the Subsidiary is not longer a Subsidiary following such transaction, or (iii) the sale of all or substantially all of the assets of that Subsidiary.

     “Tandem SAR” means a SAR that is granted in connection with a related Option, as described in Section 7 herein.

     “Voting Securities” means voting securities of the Company entitled to vote generally in the election of Directors.

Appendix B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Clorox Company
(Dollars in millions, except per share amounts)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of the Company’s financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K. The following sections are included herein:

  Executive Overview

  Results of Operations

  Financial Position and Liquidity

  Contingencies

  Quantitative and Qualitative Disclosures about Market Risk

  New Accounting Pronouncements

  Critical Accounting Policies and Estimates

  Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

The Clorox Company (the Company or Clorox) is a leading manufacturer and marketer of consumer and professional products with approximately 8,400 employees worldwide as of June 30, 2012, and fiscal year 2012 net sales of $5,468. Clorox sells its products primarily through mass merchandisers, grocery stores, other retail outlets, distributors and medical supply providers. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Clorox Healthcare™, HealthLink®, Aplicare® and Dispatch® products, Green Works® naturally derived home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Glad® bags, wraps and containers, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, and Burt’s Bees® and güd® natural personal care products. The Company manufactures products in more than two dozen countries and markets them in more than 100 countries.

The Company primarily markets its leading brands in midsized categories considered to have attractive economic profit potential. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands.

The Company operates through strategic business units that are aggregated into four reportable segments: Cleaning, Household, Lifestyle and International. Beginning in the fourth quarter of fiscal year 2012, natural personal care financial results outside the U.S. are being reported in the International segment rather than in the Lifestyle segment because management of the International segment now has primary oversight of the natural personal care financial results outside the U.S. All periods presented have been recast to reflect this change. The four reportable segments consist of the following:

  Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived home care products under the Green Works® brand; and professional cleaning and disinfecting products under the Clorox®, Dispatch®, Aplicare®, HealthLink® and Clorox HealthcareTM brands.

  Household consists of charcoal, cat litter and plastic bags, wraps and container products marketed and sold in the United States. Products within this segment include plastic bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and charcoal products under the Kingsford® and Match Light® brands.

  Lifestyle consists of food products, water-filtration systems and filters and natural personal care products marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley® and K C Masterpiece® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® and güd® brands.

  International consists of products sold outside the United States. Products within this segment include laundry, homecare, water-filtration, charcoal and cat litter products, dressings and sauces, plastic bags, wraps and containers and natural personal care products, primarily under the Clorox®, Javex®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Nevex®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, K C Masterpiece®, Hidden Valley® and Burt’s Bees® brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.3 include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below.

  Economic profit (EP)

  Free cash flow

  Free cash flow as a percentage of net sales

  Earnings before interest and taxes (EBIT) margin (EBIT as a percentage of net sales)

Where indicated each of the following financial measures is presented on a U.S. GAAP basis as well as a non-GAAP basis to exclude the fiscal year 2011 noncash goodwill impairment charge:

  Earnings from continuing operations

  Diluted net earnings per share from continuing operations

  Earnings from continuing operations before income taxes

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. This MD&A and Exhibit 99.3 include reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Strategic Goals and Initiatives – Centennial Strategy

Since 2006, Clorox has been operating under its Centennial Strategy, which guides its strategic choices and financial goals to drive growth through its 100-year anniversary in fiscal year 2013.

In May 2012, the Company updated its financial goals, including a target for annual organic sales growth in the range of 3-5 percent; 25-50 basis points of annual improvement in EBIT margin; and free cash flow as a percentage of net sales of 10-12 percent, which the Company anticipates using to invest in the business, maintain debt leverage within its target range and return cash to shareholders through dividends and share repurchases.

Clorox continues to reshape its portfolio toward more strategic businesses aligned with the four consumer megatrends of health & wellness, sustainability, the multicultural marketplace and affordability/value. The Company is also focused on the growth pillars of U.S. Retail, Professional Products and International businesses: growing U.S. Retail through execution of its “3D” demand creation model; growing Professional Products by expanding its healthcare business organically and through bolt-on acquisitions; and growing International by focusing on existing markets where the Company has significant scale and competitive advantage.

Clorox also will continue enhancing its capabilities in the “3Ds”: Desire, Decide and Delight, as a means of increasing consumer loyalty. 3D capabilities include breakthrough marketing communications to drive consumer desire, stand-out product packaging and in-store promotions to compel purchase decisions at the point of decide and superior quality products to delight consumers. Moreover, Clorox aims to accelerate its innovation efforts and has raised its annual target for sales growth from new products from 2 percent to 3 percent.

Looking forward, the Company will continue to execute against its strategy to deliver profitable growth and long-term shareholder value.

Fiscal Year 2012 Financial Highlights

The Company reported earnings from continuing operations for the fiscal year ended June 30, 2012, of $543 and diluted net earnings per share from continuing operations of $4.10 based on weighted average diluted shares outstanding of approximately 132 million. This compares to earnings from continuing operations for the fiscal year ended June 30, 2011, of $287 and diluted net earnings per share from continuing operations of $2.07 based on weighted average diluted shares outstanding of approximately 138 million. Excluding the noncash goodwill impairment charge of $258, which the Company recorded in fiscal year 2011, the Company reported earnings from continuing operations of $545 or $3.93 diluted net earnings per share from continuing operations for the fiscal year ended June 30, 2011.

In fiscal year 2012, the Company delivered solid growth and remains focused on rebuilding margins despite continuing to face a challenging business and consumer environment. The Company addressed these challenges through the execution of the 3D demand creation model, implementation of price increases, product innovation and product improvements that meet consumer demands and deliver value to consumers, as well as cost structure management.

Key fiscal year 2012 results are summarized as follows:

  The Company’s fiscal year 2012 net sales grew 5% with increases in all four reportable segments as a result of slightly improving U.S. categories, successful pricing execution, strong base business results and the benefit of the recent acquisitions of HealthLink, Aplicare, Inc. and Soy Vay Enterprises, Inc.

  The Company’s gross margin decreased to 42.1% in fiscal year 2012 from 43.5% in fiscal year 2011, reflecting higher costs for commodities, manufacturing and logistics. These results were partially offset by the benefit of price increases and cost savings.

  The Company responded to cost pressures by taking pricing actions, which resulted in a gross margin benefit of approximately $150, and aggressively managing costs, which generated approximately $100 of cost savings.

  EP increased to $402 in fiscal year 2012 compared to $393 in fiscal year 2011 (Refer to the reconciliation of EP to earnings from continuing operations before income taxes in Exhibit 99.3).

  The Company delivered diluted net earnings per share from continuing operations in fiscal year 2012 of $4.10, an increase of approximately 4% from fiscal year 2011 diluted net earnings per share of $3.93, excluding the fiscal year 2011 noncash goodwill impairment charge.

  Free cash flow was $428 or 8% of net sales in fiscal year 2012, a decline from $462 or 9% of net sales in fiscal year 2011 (Refer to “Free cash flow” below).

  The Company returned $315 in dividends to stockholders and in May 2012 announced an increase of nearly 7% in the cash dividend to $2.56 per share from $2.40 per share. In addition, using the remaining proceeds from the Company’s November 2010 sale of its global auto care businesses (Auto Businesses), the Company repurchased approximately 2.4 million shares of its common stock at a cost of approximately $158. In fiscal year 2012, the Company repurchased a total of 3.4 million shares of its common stock at a cost of approximately $225, reducing total common shares outstanding by a net of 1% for the fiscal year.

RESULTS OF OPERATIONS

Management’s discussion and analysis of the Company’s results of operations, unless otherwise noted, compares fiscal year 2012 to fiscal year 2011, and fiscal year 2011 to fiscal year 2010, using percentage and basis point changes calculated on a rounded basis, except as noted.

CONSOLIDATED RESULTS

Continuing Operations

Net sales in fiscal year 2012 increased 5%. Volume increased 2%, driven by higher shipments in the professional products business, primarily due to the recent acquisitions of HealthLink and Aplicare, Inc.; higher shipments of Clorox® disinfecting wipes behind strong merchandising activities; higher shipments in Argentina; higher shipments of Fresh Step® cat litter behind new product innovation; higher shipments of Burt’s Bees® natural personal care products, primarily driven by increased merchandising and new products, including the launch of the güd® natural personal care line; and higher shipments of the on-the-go Brita® Bottle. These increases were partially offset by lower shipments of Clorox® laundry additives, primarily due to price increases; lower shipments in the nonstrategic export business; lower shipments of Glad® base trash bags due to price increases; lower shipments in Venezuela, primarily driven by the Venezuelan government’s new price control law; and lower shipments of Pine-Sol® cleaners, primarily due to price increases. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 480 basis points), partially offset by unfavorable product mix (approximately 110 basis points) and higher trade-promotion spending (approximately 60 basis points).

Net sales in fiscal year 2011 were flat, primarily due to the benefit of price increases offset by unfavorable product mix, the impact of customer pick-up allowances and unfavorable foreign exchange rates, primarily related to Venezuela. Volume was also flat, which reflected higher shipments of Burt’s Bees® natural personal care products, primarily driven by lip balm strength and international market growth; higher shipments of Pine-Sol® cleaners, primarily due to increased merchandising events and distribution gains; and higher shipments of Fresh Step® cat litter, driven by product improvements and increased merchandising events. These increases were offset by lower shipments of Glad® food storage products and Glad® trash bags, primarily due to competitive activity. Category consumption on an all-outlet basis was down approximately 2% for fiscal year 2011; however, the Company increased its all-outlet market share by approximately 0.5%. In addition, strong retailer merchandising in the prior fiscal year, primarily related to Kingsford® charcoal products and Hidden Valley® bottled salad dressings, contributed to the Company’s flat sales.

Gross profit increased 1% in fiscal year 2012, from $2,273 to $2,304, and gross margin, defined as gross profit as a percentage of net sales, decreased 140 basis points to 42.1%. Gross margin contraction in fiscal year 2012 reflects 220 basis points from higher commodity costs, 180 basis points from higher manufacturing and logistics costs and 90 basis points from unfavorable product mix. These factors were partially offset by 220 and 160 basis points from the benefits of price increases and cost savings, respectively.

Gross profit decreased 2% in fiscal year 2011, from $2,319 to $2,273, and gross margin decreased 80 basis points to 43.5%. Gross margin contraction in fiscal year 2011 reflects 160 basis points from higher commodity costs and 60 basis points from unfavorable product mix. These factors were partially offset by 170 basis points from cost savings and 80 basis points from the benefit of price increases.

Diluted net earnings per share from continuing operations

The following table includes a reconciliation of diluted net earnings per share from continuing operations to diluted net earnings per share from continuing operations before the noncash goodwill impairment charge of $258 recognized in fiscal year 2011:

	2012	2011	2010
Diluted net earnings per share from continuing operations	$4.10	$2.07	$3.69
Add back: Noncash goodwill impairment per share	—	1.86	—
Diluted net earnings per share from continuing operations
before noncash goodwill impairment	$4.10	$3.93	$3.69
Percent change from prior fiscal year	4.3%	6.5%	10.8%

Excluding the fiscal year 2011 noncash goodwill impairment charge, the Company’s diluted net earnings per share from continuing operations increased $0.17 in fiscal year 2012, driven by price increases implemented across the portfolio, higher volume, strong cost savings, share repurchases and a lower effective tax rate. These factors were partially offset by higher commodity costs; inflationary pressures impacting manufacturing and logistics costs; and higher selling and administrative costs, primarily due to higher employee incentive compensation costs and investments in the Company’s information technology (IT) systems and a new facility located in Pleasanton, Calif.

Excluding the fiscal year 2011 noncash goodwill impairment charge, the Company’s diluted net earnings per share from continuing operations increased $0.24 in fiscal year 2011, primarily driven by cost savings, the benefit of price increases, lower employee incentive compensation costs, lower interest expense, a lower effective tax rate and share repurchases. These increases were partially offset by higher commodity costs, unfavorable product mix and higher manufacturing and logistics costs.

Free cash flow

	2012	2011	2010
Net cash provided by continuing operations	$620	$690	$764
Less: capital expenditures	(192)	(228)	(201)
Free cash flow	$428	$462	$563
Free cash flow as a percentage of net sales	7.8%	8.8%	10.8%

Free cash flow as a percentage of net sales decreased in fiscal year 2012, primarily due to lower tax payments in fiscal year 2011, resulting from favorable tax depreciation rules, and the timing of tax payments in the current year.

Free cash flow as a percentage of net sales decreased in fiscal year 2011, primarily due to changes in working capital and higher capital expenditures for investments in IT systems and the new Pleasanton facility.

Expenses

				Change		% of Net sales
	2012	2011	2010	2012 to 2011	2011 to 2010	2012	2011	2010
Selling and administrative expenses	$798	$735	$734	9%	—%	14.6%	14.1%	14.0%
Advertising costs	482	502	494	(4)	2	8.8	9.6	9.4
Research and development costs	121	115	118	5	(3)	2.2	2.2	2.3

Selling and administrative expenses increased in fiscal year 2012, driven by higher employee incentive compensation costs and investments in the Company’s IT systems and the new Pleasanton facility, partially offset by cost savings.

Selling and administrative expenses remained flat in fiscal year 2011, as increased investments in IT systems and the new Pleasanton facility were offset by lower employee incentive compensation costs and cost savings, primarily from the Company’s restructuring activities.

Advertising costs decreased as a percentage of net sales in fiscal year 2012, primarily driven by reduced media spending.

Advertising costs increased in fiscal year 2011, as the Company increased its investment behind new products and its established brands, primarily related to Hidden Valley® and K C Masterpiece® dressings and sauces, the on-the-go Brita® Bottle, and International initiatives. These increases were partially offset by decreased investment behind Green Works® natural cleaning products and Glad® trash bags, and cost savings.

Research and development costs remained flat as a percentage of net sales in fiscal year 2012 as the Company continues to support its new products and established brands with an emphasis on innovation.

Research and development costs decreased in fiscal year 2011, primarily due to lower employee incentive compensation costs and decreased investment behind Green Works® natural cleaning products, partially offset by increased investment behind Burt’s Bees® natural personal care products, Brita® water-filtration products and International initiatives.

Goodwill impairment, interest expense, other (income) expense, net, and the effective tax rate on income from continuing operations

	2012	2011	2010
Goodwill impairment	$—	$258	$—
Interest expense	125	123	139
Other (income) expense, net	(13)	(23)	29
Income taxes from continuing operations	248	276	279

Goodwill impairment

During the fourth quarter of fiscal year 2012, the Company completed its annual impairment test of goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets and no instances of impairment were identified.

During fiscal year 2011, the Company identified challenges in increasing sales for the Burt’s Bees business in certain international markets in accordance with projections, particularly in the European Union and Asia. Additionally, during fiscal year 2011, the Company initiated its process for updating the three-year long-range financial and operating plan for the Burt’s Bees business. In addition to slower than projected growth of international sales and challenges in the timing of certain international expansion plans, the domestic natural personal care category had not recovered in accordance with the Company’s projections. Following a comprehensive reevaluation, the Company recognized a noncash goodwill impairment charge of $258 during fiscal year 2011.

The impairment charge was a result of changes in the assumptions used to determine the fair value of the Burt’s Bees business based on slower than forecasted category growth as well as challenges in international expansion plans, which adversely affected the original assumptions for international growth and the estimates of expenses necessary to achieve that growth. The revised assumptions reflected somewhat higher cost levels than previously projected. As a result of this assessment, the Company determined that the book value of the Burt’s Bees reporting unit exceeded its fair value, resulting in a noncash goodwill impairment charge of $258 recognized in fiscal year 2011. The noncash goodwill impairment charge was based on the Company’s estimates regarding the future financial performance of the Burt’s Bees business and macroeconomic factors. There was no substantial tax benefit associated with this noncash charge.

To determine the fair value of the Burt’s Bees reporting unit, which was reflected in the Lifestyle reportable segment in fiscal year 2011, the Company used a discounted cash flow (DCF) approach, as it believed this approach was the most reliable indicator of the fair value of the business. Under this approach, the Company estimated the future cash flows of the Burt’s Bees reporting unit and discounted these cash flows at a rate of return that reflected its relative risk.

The Company’s trademarks and indefinite-lived intangible assets for the Burt’s Bees reporting unit were tested for impairment in fiscal year 2011, the Company concluded that these assets were not impaired. No other instances of impairment were identified during fiscal years 2011 and 2010.

Interest expense increased $2 in fiscal year 2012, primarily due to higher average commercial paper balances. Interest expense decreased $16 in fiscal year 2011, primarily due to a decline in average debt balances.

Other (income) expense, net, of $(13) in fiscal year 2012 included $(11) of income from equity investees and $(6) of income from transition services related to the Company’s sale of its Auto Businesses; partially offset by $9 of amortization of trademarks and other intangible assets.

Other (income) expense, net, of $(23) in fiscal year 2011 included $(13) of low-income housing partnership gains, $(9) of income from transition services related to the Company’s sale of its Auto Businesses and $(8) of income from equity investees; partially offset by $9 of amortization of trademarks and other intangible assets.

Other (income) expense, net, of $29 in fiscal year 2010 included $26 of net foreign exchange transaction and remeasurement losses, primarily related to the Company’s subsidiary in Venezuela and $9 of amortization of trademarks and other intangible assets; partially offset by $(9) of income from equity investees.

The effective tax rate on income from continuing operations was 31.4%, 49.0% and 34.7% in fiscal years 2012, 2011 and 2010, respectively. The decrease in the fiscal year 2012 effective tax rate was primarily due to the substantially higher tax rate in fiscal year 2011 as a result of the non-deductible noncash goodwill impairment charge of $258 related to the Burt’s Bees reporting unit, as there was no substantial tax benefit associated with this noncash charge. Also contributing to the decrease in fiscal year 2012 was lower tax on foreign earnings, favorable tax settlements and a decrease in the blended state tax rate; partially offset by higher uncertain tax position releases in fiscal year 2011. The substantially higher tax rate in fiscal year 2011 as compared to fiscal year 2010 was also driven by the effect of the noncash goodwill impairment charge.

Discontinued operations

In September 2010, the Company entered into a definitive agreement to sell its Auto Businesses to an affiliate of Avista Capital Partners in an all-cash transaction. In November 2010, the Company completed the sale pursuant to the terms of a Purchase and Sale Agreement (Purchase Agreement) and received cash consideration of $755. The Company also received cash flows of approximately $30 related to net working capital that was retained by the Company as part of the sale. Included in earnings from discontinued operations for the fiscal year ended June 30, 2011, was an after-tax gain on the transaction of $247. In fiscal year 2012, the Company recognized $1 of additional income tax expense related to the gain on the sale, which was recorded in (losses) earnings from discontinued operations, net of tax.

As part of the Purchase Agreement, certain transition services were provided to the buyer from the date of sale, November 5, 2010, through May 5, 2012, a period of eighteen months. The purpose of the services was to provide short-term assistance to the buyer in assuming the operations of the Auto Businesses. These services did not confer to the Company the ability to influence the operating or financial policies of the Auto Businesses under their new ownership. Income from these transition services for the fiscal years ended June 30, 2012 and 2011, was $6 and $9, respectively, and was reported in other (income) expense, net, in continuing operations in the consolidated statements of earnings. The costs associated with the services were also reflected in continuing operations. Aside from the transition services, the Company included the financial results of the Auto Businesses in discontinued operations for all periods presented.

The following table includes financial results attributable to the Auto Businesses as of June 30:

	2012	2011	2010
Net sales	$—	$95	$300
Earnings before income taxes	$—	$34	$120
Income tax expense on earnings	—	(11)	(43)
(Loss) gain on sale, net of tax	(1)	247	—
(Losses) earnings from discontinued operations, net of tax	$(1)	$270	$77

SEGMENT RESULTS FROM CONTINUING OPERATIONS

Beginning in the fourth quarter of fiscal year 2012, natural personal care financial results outside the U.S. are being reported in the International segment rather than in the Lifestyle segment because management of the International segment now has primary oversight of natural personal care financial results outside the U.S. All periods presented have been recast to reflect this change. For additional information regarding the financial impacts to the Company’s net sales and profit measures, refer to Note 20 of the Notes to Consolidated Financial Statements.

The following presents the results from continuing operations of the Company’s reportable segments and certain unallocated costs reflected in Corporate (See Note 20 of the Notes to Consolidated Financial Statements for a reconciliation of segment results to consolidated results):

Cleaning

				Change
	2012	2011	2010	2012 to 2011	2011 to 2010
Net sales	$1,692	$1,619	$1,624	5%	—%
Earnings from continuing operations before income taxes	381	356	368	7	(3)

Fiscal year 2012 versus fiscal year 2011: Net sales, volume and earnings from continuing operations before income taxes increased during fiscal year 2012. Volume growth of 2% was primarily driven by higher shipments in the professional products business, primarily due to the recent acquisitions of HealthLink and Aplicare, Inc. and distribution gains in health care channels; higher shipments of Clorox® disinfecting wipes behind strong merchandising activities; and higher shipments of Clorox® disinfecting bathroom cleaner due to product innovation. These increases were partially offset by lower shipments of Clorox® laundry additives, primarily due to price increases. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 450 basis points), partially offset by unfavorable product mix (approximately 190 basis points). The increase in earnings from continuing operations before income taxes was primarily due to $73 of higher net sales, $22 of cost savings due to various manufacturing efficiencies and $10 of lower advertising and sales promotion expenses. These increases were partially offset by $30 of higher commodity costs, primarily resin, $14 of unfavorable product mix and $14 of higher manufacturing and logistics costs.

Fiscal year 2011 versus fiscal year 2010: Net sales were flat, volume increased and earnings from continuing operations before income taxes decreased during fiscal year 2011. Volume growth of 1% was primarily driven by increased shipments of disinfecting products in the professional products business. Also contributing to volume growth were increased shipments of several products, including Pine-Sol® cleaners, Clorox® Clean-Up® Cleaner with Bleach, Clorox® disinfecting bathroom cleaners and Clorox® Disinfecting Wipes, primarily behind strong merchandising activities. These increases were partially offset by lower shipments of Clorox® laundry additives due to category softness; and lower shipments of Tilex® mold and mildew remover, due to competitive activity. Volume growth outpaced net sales primarily due to the impact of incremental customer pick-up allowances (approximately 60 basis points). The decrease in earnings from continuing operations before income taxes was primarily driven by $27 of higher commodity costs, $17 of unfavorable product mix and other smaller items. These decreases were partially offset by $29 of cost savings, due to various manufacturing efficiencies and network consolidations, and $12 of lower advertising and sales promotion activities.

Household

				Change
	2012	2011	2010	2012 to 2011	2011 to 2010
Net sales	$1,676	$1,611	$1,663	4%	(3)%
Earnings from continuing operations before income taxes	298	278	290	7	(4)

Fiscal year 2012 versus fiscal year 2011: Net sales, volume and earnings from continuing operations before income taxes increased during fiscal year 2012. Volume growth of 1% was primarily driven by higher shipments of Fresh Step® cat litter behind new product innovation and higher shipments of Glad® OdorShield® trash bags with Febreze®; partially offset by lower shipments of Glad® base trash bags due to price increases. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 530 basis points). The increase in earnings from continuing operations before income taxes was primarily due to $65 of higher net sales and $35 of cost savings related to various manufacturing efficiencies. These increases were partially offset by $44 of higher commodity costs, primarily resin, and $30 of higher manufacturing and logistics costs.

Fiscal year 2011 versus fiscal year 2010: Net sales, volume and earnings from continuing operations before income taxes decreased during fiscal year 2011. Volume decline of 2% was primarily driven by lower shipments of Glad® food-storage products, primarily due to competitive activity, and lower shipments of Kingsford® charcoal products. Also contributing to volume decline was lower shipments of Glad® base trash bags, primarily due to competitive activity and the impact of price increases. These decreases were partially offset by higher shipments of Fresh Step® cat litter, driven by product improvements and increased merchandising events; and higher shipments of Glad® premium trash bags, primarily due to product improvements.

The variance between net sales and volume was primarily due to the impact of incremental customer pick-up allowances (approximately 110 basis points) and unfavorable product mix (approximately 60 basis points), partially offset by the benefits of pricing (approximately 90 basis points). The decrease in earnings from continuing operations before income taxes was primarily due to lower net sales and $30 of higher commodity costs, primarily resin, partially offset by $30 of cost savings due to various manufacturing efficiencies and product improvements, and other smaller items.

Lifestyle

				Change
	2012	2011	2010	2012 to 2011	2011 to 2010
Net sales	$901	$849	$835	6%	2%
Earnings from continuing operations before income taxes	265	91	304	191	(70)
Noncash goodwill impairment	—	164	—
Earnings from continuing operations before income taxes and noncash
goodwill impairment charge	$265	$255	$304	4%	(16)%

Fiscal year 2012 versus fiscal year 2011: Net sales, volume and earnings from continuing operations before income taxes and noncash goodwill impairment charge increased during fiscal year 2012. Volume growth of 3% was primarily driven by higher shipments of Burt’s Bees® natural personal care products, primarily due to increased merchandising and new products, including the launch of the güd® natural personal care line, higher shipments of the on-the-go Brita® Bottle and the acquisition of Soy Vay Enterprises, Inc. These increases were partially offset by lower shipments of bottled Hidden Valley® salad dressings due to price increases and lower shipments of Brita® pour through water-filtration products. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 360 basis points). The increase in earnings from continuing operations before income taxes and noncash goodwill impairment charge was primarily due to $52 of higher net sales and $10 of cost savings related to various manufacturing efficiencies, partially offset by $20 of higher commodity costs, primarily soybean oil.

Fiscal year 2011 versus fiscal year 2010: Net sales and volume increased while earnings from continuing operations before income taxes and noncash goodwill impairment charge decreased during fiscal year 2011. Volume growth of 2% was primarily driven by higher shipments of Burt’s Bees® natural personal care products, due to lip balm strength. Also contributing to volume growth was higher shipments of Hidden Valley® salad dressings and higher shipments of the new on-the-go Brita® Bottle. These increases were partially offset by lower shipments of K C Masterpiece® barbeque sauces. The decrease in earnings from continuing operations before income taxes and the noncash goodwill impairment charge was primarily due to $22 of higher advertising costs in support of product innovation; $7 of higher commodity costs, primarily soybean oil and garlic; $6 of higher manufacturing and logistics costs; and $4 of higher selling and administrative expenses. These factors were partially offset by $14 of higher net sales and $9 of cost savings, due to various manufacturing efficiencies, and other smaller items.

International

				Change
	2012	2011	2010	2012 to 2011	2011 to 2010
Net sales	$1,199	$1,152	$1,112	4%	4%
Earnings from continuing operations before income taxes	119	55	143	116	(62)
Noncash goodwill impairment	—	94	—
Earnings from continuing operations before income taxes and
noncash goodwill impairment charge	$119	$149	$143	(20)%	4%

Fiscal year 2012 versus fiscal year 2011: Net sales and volume increased while earnings from continuing operations before income taxes and the noncash goodwill impairment charge decreased during fiscal year 2012. Volume growth of 2% was primarily due to higher shipments in Argentina; partially offset by lower shipments in the nonstrategic export business and Venezuela, primarily driven by the Venezuelan government’s new price control law. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 530 basis points), partially offset by unfavorable foreign currency exchange rates (approximately 110 basis points). The decrease in earnings from continuing operations before income taxes and noncash goodwill impairment charge was primarily due to $37 of higher manufacturing and logistics costs due to the impact of inflationary pressures in Argentina and Venezuela; $25 of higher selling and administrative costs associated with investments in IT systems; and $19 of higher commodity costs, primarily resin. These decreases were partially offset by $47 of higher net sales and $14 of cost savings, primarily related to various manufacturing efficiencies.

Fiscal year 2011 versus fiscal year 2010: Net sales, volume and earnings from continuing operations before income taxes and noncash goodwill impairment charge increased during fiscal year 2011. Volume growth of 1% was primarily due to Burt’s Bees® growth in international markets. Net sales growth outpaced volume growth primarily due to the benefit of price increases (approximately 650 basis points); partially offset by the impact of unfavorable foreign exchange rates (approximately 150 basis points) and unfavorable product mix (approximately 110 basis points). The increase in earnings from continuing operations before income taxes and noncash goodwill impairment charge was primarily due to $40 of higher net sales driven by inflation in Latin America and $17 of cost savings. These increases were partially offset by $28 of higher manufacturing and logistics costs, primarily due to inflation in Latin America; $28 of higher selling and administration costs, primarily associated with investments in IT systems; $22 of higher commodity costs behind inflationary pressures in Latin America and other smaller items.

Venezuela

Prior to December 31, 2009, the Company translated its Venezuelan subsidiary’s financial statements using Venezuela’s official currency exchange rate, which had been fixed by the Venezuelan government at 2.15 bolivar Fuertes (VEFs) to the U.S dollar. Effective December 31, 2009, the Company began translating its Venezuelan subsidiary’s financial statements using the then prevailing parallel market currency exchange rate (exchange rates negotiated with local financial intermediaries), the rate at which the Company expected to be able to remit dividends or return capital. The rate used at December 31, 2009, was 5.87 VEFs to the U.S. dollar. On a pretax basis, this change in the rate used for converting these currencies resulted in a remeasurement loss of $12, during the Company’s fiscal quarter ended December 31, 2009, which related primarily to U.S dollar denominated inventory purchases.

Effective January 1, 2010, the financial statements for the Company’s Venezuelan subsidiary are consolidated under the rules governing the translation of financial information in a highly inflationary economy. As such, the subsidiary’s non-U.S dollar monetary assets and liabilities are remeasured into U.S dollars each reporting period and the exchange gains and losses from these remeasurements are reflected in the Company’s current net earnings.

In May 2010, the Venezuelan government suspended the functioning of the parallel currency exchange market, and in June 2010, established an alternative currency exchange market controlled by the Central Bank of Venezuela. As a result, the Company began utilizing the exchange rate at which the Company was purchasing U.S. dollars through this alternative market as the remeasurement rate for the Company’s Venezuelan subsidiary’s financial statements. The average exchange rate for U.S. dollars purchased through this alternative market was 5.5 VEFs for both fiscal years ending June 30, 2012 and 2011, and 5.4 VEFs for the fiscal year ended June 30, 2010. This alternative market also includes volume restrictions on the amount of U.S dollars which may be converted each month.

For each of the fiscal years ended June 30, 2012, 2011 and 2010, Venezuela’s net sales and total assets represented 2% and 1% of the Company’s net sales and total assets, respectively.

In November 2011, the Venezuelan government enacted a price control law that negatively impacted the net selling prices of certain products sold in Venezuela. This impact was not significant for fiscal year 2012. The Company’s ability to effectively manage net sales and net earnings in Venezuela will be affected by a number of factors including the Company’s ability to mitigate the effect of the price controls, possible future currency devaluations, local economic conditions and the availability of raw materials and utilities.

Corporate

				Change
	2012	2011	2010	2012 to 2011	2011 to 2010
Losses from continuing operations before income taxes	$(272)	$(217)	$(300)	25%	(28)%

Corporate includes certain non-allocated administrative costs, interest income, interest expense and certain other non-operating income and expenses. Corporate assets include cash and cash equivalents, other investments and deferred taxes.

Fiscal year 2012 versus fiscal year 2011: The increase in losses from continuing operations before income taxes was primarily due to higher employee incentive compensation and benefit costs, higher low-income housing partnership gains in fiscal year 2011 and fees related to a withdrawn proxy contest in fiscal year 2012; partially offset by lower IT expenses reflected in Corporate.

Fiscal year 2011 versus fiscal year 2010: The decrease in losses from continuing operations before income taxes was primarily due to lower employee benefit and incentive compensation costs; lower interest expense, primarily due to a decline in average debt balances; low-income housing partnership gains; cost savings associated with the Company’s restructuring initiatives; and income from transition services related to the sale of the Auto Businesses.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities, contractual obligations and off-balance sheet arrangements.

The following table summarizes cash activities as of June 30:

	2012	2011	2010
Net cash provided by continuing operations	$620	$690	$764
Net cash (used for) provided by investing activities from continuing operations	(277)	544	(229)
Net cash used for financing activities	(321)	(1,078)	(706)

The Company’s cash position includes amounts held by foreign subsidiaries, and as a result the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balances is held in U.S. dollars by foreign subsidiaries whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in other (income) expense, net. The Company’s cash holdings as of the end of fiscal years 2012, 2011 and 2010 were as follows:

	2012	2011	2010
Non-U.S. dollar balances held by non-U.S. dollar functional currency subsidiaries	$81	$98	$42
U.S. dollar balances held by non-U.S. dollar functional currency subsidiaries	35	15	13
Non-U.S. dollar balances held by U.S. dollar functional currency subsidiaries	20	26	7
U.S. dollar balances held by U.S. dollar functional currency subsidiaries	131	120	25
Total	$267	$259	$87

The Company’s total cash balance remained essentially flat as of June 30, 2012, as compared to June 30, 2011.

The Company’s total cash balance increased $172 as of June 30, 2011, as compared to June 30, 2010. The increase was primarily attributable to the expiration of a U.S. federal tax law in June 2011 that provided tax relief for U.S. companies to borrow from their foreign subsidiaries on a short-term basis, borrowings which the Company used to pay down commercial paper balances in fiscal year 2010. As of June 30, 2010, the Company had short-term intercompany borrowings, with an initial maturity of 60 days, from its foreign subsidiaries of $155, pursuant to the provisions of this tax relief.

As of June 30, 2012 and 2011, total current liabilities exceeded total current assets (excluding assets held for sale) by $685 and $86, respectively. The year-over-year change was primarily attributable to $850 of current maturities of long-term debt at June 30, 2012.

Operating Activities

Net cash provided by continuing operations decreased to $620 in fiscal year 2012 from $690 in fiscal year 2011. The decrease was primarily due to lower tax payments in fiscal year 2011, resulting from favorable tax depreciation rules, and the timing of tax payments in the current year.

Net cash provided by continuing operations decreased to $690 in fiscal year 2011 from $764 in fiscal year 2010. The year-over-year decrease was primarily driven by higher fiscal year 2010 incentive compensation payments paid in fiscal year 2011, as compared to fiscal year 2009 incentive compensation payments paid in 2010, and other working capital changes; partially offset by lower tax payments.

Investing Activities

Capital expenditures were $192, $228 and $201, respectively, in fiscal years 2012, 2011 and 2010. Capital spending as a percentage of net sales was 3.5%, 4.4% and 3.8% for fiscal years 2012, 2011 and 2010, respectively. The decrease in fiscal year 2012 capital spending is primarily associated with higher spending for manufacturing efficiencies in the prior fiscal year. The Company estimates capital spending during fiscal year 2013 will be in the range of $230 to $240, which includes continuing investments in IT systems and the new Pleasanton facility.

In fiscal year 2011, investing activities included $747 of proceeds from the sale of the Auto Businesses, net of transaction costs.

Acquisitions

On December 31, 2011, the Company acquired HealthLink, Aplicare, Inc. and Soy Vay Enterprises, Inc. for purchase prices aggregating $97, funded through commercial paper borrowings. The amount paid of $93 represents the aggregate purchase prices less cash acquired. HealthLink, based in Jacksonville, Fla., and Aplicare, Inc., based in Meriden, Conn., are leading providers of infection control products for the health care industry, complementing and expanding the Company’s professional products business. Results for these businesses are reflected in the Cleaning reportable segment. Soy Vay Enterprises, Inc., a California-based operation, provides the Company’s food products business a presence in the growing market for Asian sauces. These acquisitions added a modest benefit of approximately 1% to the Company’s net sales and volume, respectively, for fiscal year 2012.

In January 2010, the Company acquired the assets of Caltech Industries, Inc., a company that provides disinfectants for the health care industry, for an aggregate price of $24, with the objective of expanding the Company’s capabilities in the areas of health and wellness. The Company paid for the acquisition in cash.

Financing Activities

Capital Resources and Liquidity

Net cash used for financing activities was $321 in fiscal year 2012, as compared to $1,078 in fiscal year 2011. The decrease in net cash used for financing activities was primarily due to the use of proceeds from the sale of the Auto Businesses to repay commercial paper in the prior year.

In November 2011, the Company filed a shelf registration statement with the SEC, which allows the Company to offer and sell an unlimited amount of its senior unsecured indebtedness from time to time. The shelf registration statement will expire in November 2014. Subsequently, in November 2011, the Company issued $300 of senior notes under the shelf registration statement. The notes carry an annual fixed interest rate of 3.80% payable semi-annually in May and November. The notes mature on November 15, 2021. Proceeds from the notes were used to retire commercial paper. The notes rank equally with all of the Company’s existing and future senior indebtedness.

In fiscal years 2011 and 2010, $300 and $598, respectively, of long-term debt became due and was paid. The Company funded the debt repayments with commercial paper and operating cash flows.

In fiscal year 2010, the Company issued $300 of long-term debt in senior notes. The notes carry an annual fixed interest rate of 3.55% payable semi-annually in May and November. The notes mature on November 1, 2015. Proceeds from the notes were used to repay commercial paper. The notes rank equally with all of the Company’s existing and future senior indebtedness.

Credit Arrangements

During fiscal year 2012, the Company entered into a new $1.1 billion revolving credit agreement, which expires in May 2017 and concurrently terminated its prior $1.1 billion revolving credit agreement, which was due to mature in April 2013. No termination fees or penalties were incurred by the Company in connection with the termination of the prior credit agreement. As of June 30, 2012, there were no borrowings under the agreement, and the Company believes that borrowings under the revolving credit facility are and will continue to be available for general corporate purposes. The agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a maximum ratio of total debt to earnings before interest, taxes, depreciation, amortization and other items (EBITDA) for the trailing four quarters (EBITDA ratio), as defined in the Company’s revolving credit agreement, of 3.50. EBITDA, as defined, includes adjustments to exclude results from discontinued operations, and may not be comparable to similarly titled measures used by other entities.

The following table sets forth the calculation of the EBITDA ratio as of June 30, using EBITDA for the trailing four quarters, as contractually defined in the periods presented:

	2012	2011	2010
Net earnings	$543	$557	$603
Add back:
Interest expense	125	123	139
Income tax expense	248	366	322
Depreciation and amortization	178	173	185
Goodwill impairment charge	—	258	—
Deduct:
Interest income	3	3	3
Gain on sale	—	326	—
EBITDA	$1,091	$1,148	$1,246
Total debt	$2,721	$2,584	$2,795
EBITDA ratio	2.49	2.25	2.24

The Company is in compliance with all restrictive covenants and limitations as of June 30, 2012. The Company anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its revolving credit facility, and currently expects that any drawing on the facility will be fully funded.

The Company had $44 of foreign and other credit lines at June 30, 2012, of which $29 was available for borrowing.

Based on the Company’s working capital requirements, anticipated ability to generate positive cash flows from operations in the future, investment-grade credit ratings, demonstrated access to long- and short-term credit markets and current borrowing availability under credit agreements, the Company believes it will have the funds necessary to meet its financing requirements and other fixed obligations as they become due. In October 2012 and March 2013, $350 and $500 of senior unsecured notes will become due and payable, respectively. The Company anticipates that the debt repayment will be made through partial debt refinancing and use of operating cash flows. Should the Company undertake other transactions requiring funds in excess of its current cash levels and available credit lines, it would consider the issuance of additional debt or other securities to finance acquisitions, repurchase shares, refinance debt or fund other activities for general business purposes. The Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2012		2011
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	BBB+	A-2	BBB+
Moody’s	P-2	Baa1	P-2	Baa1

Share Repurchases and Dividend Payments

The Company has three share repurchase programs: two open-market purchase programs and a program to offset the impact of share dilution related to share-based awards (the Evergreen Program). In May 2008, the Company’s board of directors approved an open-market purchase program with a total authorization of $750, of which $71 remained available as of June 30, 2012. In May 2011, the board of directors approved a second open-market purchase program with a total authorization of $750, all of which remained available for repurchase as of June 30, 2012. The Evergreen Program has no authorization limit as to amount or timing of repurchases. The purpose of the Evergreen Program is to offset the impact of share dilution related to share-based awards.

Share repurchases under authorized programs were as follows during the fiscal years ended June 30:

	2012		2011		2010
	Amount	Shares (000)	Amount	Shares (000)	Amount	Shares (000)
Open-market purchase programs	$158	2,429	$521	7,654	$—	—
Evergreen Program	67	990	134	2,122	150	2,374
Total	$225	3,419	$655	9,776	$150	2,374

During fiscal years 2012, 2011 and 2010, the Company declared dividends per share of $2.44, $2.25 and $2.05, respectively. During fiscal years 2012, 2011 and 2010, the Company paid dividends per share of $2.40, $2.20 and $2.00, respectively, equivalent to $315, $303 and $282, respectively.

Contractual Obligations

The Company had contractual obligations as of June 30, 2012, payable or maturing in the following fiscal years:

2013		2014	2015	2016	2017	Thereafter	Total
Long-term debt maturities including interest
payments (See Note 9)	$959	$75	$650	$341	$35	$763	$2,823
Notes and loans payable (See Note 9)	300	—	—	—	—	—	300
Purchase obligations(1)	348	160	88	28	25	48	697
Operating leases (See Note 16)	38	34	30	28	26	95	251
ITS Agreement (service agreement only)(2)	34	9	—	—	—	—	43
Contributions to non-qualified supplemental
post retirement plans(3)	19	16	15	15	17	82	164
Venture Agreement terminal obligation
(See Note 11)	—	—	—	—	—	281	281
Total	$1,698	$294	$783	$412	$103	$1,269	$4,559

(1)	Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for IT and related services, advertising contracts, utility agreements, capital expenditure agreements, software acquisition and license commitments, and service contracts.

(2)	In October 2006, the Company entered into an Information Technology Services (ITS) agreement with Hewlett-Packard (HP), a third-party service provider. Upon the terms and subject to the conditions set forth in the ITS Agreement, HP is providing certain IT and related services. The services began in March 2007 and will continue through October 2013. The total minimum contractual obligations at June 30, 2012, are $49, of which $6 are included in operating leases. The minimum contractual obligations are based on an annual service fee that is adjusted periodically based upon updates to services and equipment provided. Included in the ITS Agreement are certain acceleration payment clauses if the Company terminates the contract without cause.

(3)	Represents expected payments through 2022. Based on the accounting rules for retirement and postretirement benefit plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (See Note 19 of the Notes to Consolidated Financial Statements).

At June 30, 2012, the liability recorded for uncertain tax positions, excluding associated interest and penalties, was approximately $80. In the twelve months succeeding June 30, 2012, audit resolutions could potentially reduce total unrecognized tax benefits by up to $4, primarily as a result of cash settlement payments. Since the ultimate amount and timing of further cash settlements cannot be predicted due to the high degree of uncertainty, liabilities for uncertain tax positions are excluded from the contractual obligation table (See Note 18 of the Notes to Consolidated Financial Statements).

Off-Balance Sheet Arrangements

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

As of June 30, 2012, the Company was a party to a letter of credit of $15, related to one of its insurance carriers.

The Company had not recorded any liabilities on any of the aforementioned guarantees as of June 30, 2012.

CONTINGENCIES

The Company is involved in certain environmental matters, including response actions at various locations. The Company had a recorded liability of $14 and $15 as of June 30, 2012 and 2011, respectively, for its share of aggregate future remediation costs related to these matters. One matter in Dickinson County, Michigan, for which the Company is jointly and severally liable, accounted for a substantial majority of the recorded liability as of both June 30, 2012 and 2011. The Company has agreed to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Currently, the Company cannot accurately predict the timing of future payments that may be made under this obligation. In addition, the Company’s estimated loss exposure is sensitive to a variety of uncertain factors, including the efficacy of remediation efforts, changes in remediation requirements and the future availability of alternative clean-up technologies. Although it is possible that the Company’s exposure may exceed the amount recorded, any amount of such additional exposures, or range of exposures, is not estimable at this time.

The Company is subject to various other lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, and employee and other matters. Based on the Company’s analysis of these claims and litigation, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for or disclosed below, will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

On August 7, 2012, an appellate court hearing was convened in a lawsuit pending in Brazil against the Company and one of its wholly-owned subsidiaries, The Glad Products Company (“Glad”). The pending lawsuit was initially filed in a Brazilian lower court in 2002 by two Brazilian companies and one Uruguayan company (collectively “Petroplus”) related to joint venture agreements for the distribution of STP auto-care products in Brazil with three companies that became subsidiaries of the Company as a result of the Company’s merger with First Brands Corporation in January 1999 (collectively, “Clorox Subsidiaries”). The pending lawsuit seeks indemnification for damages and losses for alleged breaches of the joint venture agreements and abuse of economic power by the Company and Glad. Petroplus had previously unsuccessfully raised the same claims and sought damages from the Company and the Clorox Subsidiaries in an International Chamber of Commerce (“ICC”) arbitration proceeding in Miami filed in 2001. The ICC arbitration panel unanimously ruled against Petroplus in numerous rulings in 2001 through 2003, reaching a final decision against Petroplus in November 2003 (“Final ICC Arbitration Award”). The Final ICC Arbitration Award

was ratified by the Superior Court of Justice of Brazil in May 2007 (“Foreign Judgment”), and the United States District Court for the Southern District of Florida subsequently confirmed the Final ICC Arbitration Award and recognized and adopted the Foreign Judgment as a judgment of the United States District Court for the Southern District of Florida (“U.S. Judgment”). Despite this, in March 2008 a Brazilian lower court ruled against the Company and Glad in the pending lawsuit and awarded Petroplus R$22,952,678 ($13) plus interest. The current value of that judgment, including interest and foreign exchange fluctuation as of August 14, 2012, is approximately $34.

Because the Final ICC Arbitration Award, the Foreign Judgment and the U.S. Judgment relate to the same claims as those in the pending lawsuit, the Company believes that Petroplus is precluded from re-litigating these claims. Prior to the August 2012 court hearing, the Company viewed a potential loss in excess of amounts accrued in connection with this matter as remote. Based on the proceedings in August, the Company now believes that it is reasonably possible that a loss could be incurred in this matter in excess of amounts accrued, although it is unable to reasonably estimate the amount of any such additional loss. The Company continues to believe that its defenses are meritorious. If the appellate court rules against the Company and Glad, they plan to appeal the decision to the highest courts of Brazil, which could take years to resolve. Expenses related to this litigation and any potential additional loss would be reflected in Discontinued Operations, consistent with the Company’s classification of expenses related to its discontinued Brazil operations.

Glad and the Clorox Subsidiaries have also filed separate lawsuits against Petroplus alleging misuse of the STP trademark and related matters, which are currently pending before Brazilian courts.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of foreign currency fluctuations, changes in commodity prices, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of swaps, forward purchases and futures contracts. Derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, traded exchange market prices, or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2012 and 2011, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrate the change in the fair value of a derivative financial instrument assuming hypothetical changes in foreign exchange rates, commodity prices or interest rates. The results of the sensitivity analyses for foreign currency derivative contracts, commodity derivative contracts and interest rate contracts are summarized below. Actual changes in foreign exchange rates, commodity prices or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the balance sheet with an offset to net earnings or other comprehensive income, depending on whether or not, for accounting purposes, the derivative is designated and qualified as a hedge. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in other (income) expense, net.

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures with foreign-currency forward contracts. At June 30, 2012, the Company’s foreign-currency transactional exposures pertaining to derivative contracts existed with the Canadian dollar. At June 30, 2011, the Company’s foreign-currency transactional exposure pertaining to derivative contracts existed with the Canadian and Australian dollars. Based on a hypothetical decrease or increase of 10% in the value of the U.S. dollar against the Canadian and Australian dollars at June 30, 2012 and June 30, 2011, the estimated fair value of the Company’s foreign currency derivative contracts would decrease or increase by $1 and $4, respectively, with the corresponding impact included in accumulated other comprehensive net losses or other (income) expense, net, as appropriate.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts, where available at a reasonable cost. At June 30, 2012 and June 30, 2011, the Company’s raw materials exposures pertaining to derivative contracts existed with solvent and soybean oil. Based on a hypothetical decrease or increase of 10% in these commodity prices at June 30, 2012 and June 30, 2011, the estimated fair value of the Company’s then-existing derivative contracts would decrease or increase by $4 and $5, respectively, with the corresponding impact included in accumulated other comprehensive net losses or other (income) expense, net, as appropriate.

Interest Rate Risk

The Company is exposed to interest rate volatility with regard to existing and anticipated future issuances of debt. Primary exposures related to existing debt include movements in U.S. commercial paper rates. Weighted average interest rates for commercial paper have been less than 1 percent during fiscal years 2012 and 2011. Assuming average variable rate debt levels during the fiscal year, a 100 basis point increase in interest rates would increase interest expense from commercial paper by approximately $4 in fiscal years 2012 and 2011. Assuming average variable rate debt levels in fiscal years 2012 and 2011, a decrease in interest rates to zero percent would decrease interest expense from commercial paper by approximately $2, and $1, respectively.

The Company is also exposed to interest rate volatility with regard to anticipated future issuances of debt. Primary exposures include movements in U.S. Treasury rates. The Company periodically used forward interest rate contracts to reduce interest rate volatility during fiscal years 2012 and 2011. Based on a hypothetical decrease or increase of 100 basis points on the underlying U.S. Treasury rates at June 30, 2012 and June 30, 2011, the estimated fair value of the Company’s then-existing interest rate derivative contracts would decrease or increase by $21 and $25, respectively, with the corresponding impact included in accumulated other comprehensive net losses.

NEW ACCOUNTING PRONOUNCEMENTS

Recently Issued Pronouncements

On July 27, 2012, the Financial Accounting Standards Board (FASB) issued new guidance to simplify how entities test indefinite-lived intangible assets for impairment. The new guidance allows an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative indefinite-lived intangible asset impairment test. The new guidance is effective for annual indefinite-lived intangible asset impairment tests to be performed in fiscal year 2013, with early adoption permitted. The Company will adopt this guidance beginning in fiscal year 2013 and does not expect the adoption to have any impact on its consolidated financial statements.

On June 16, 2011, the FASB issued new requirements on the presentation of comprehensive income. Companies will be required to present the components of net income and other comprehensive income either in one continuous statement, referred to as the Statement of Comprehensive Income, or in two separate, consecutive statements. Presentation requirements also eliminate the current option to report other comprehensive income and its components in the Statement of Stockholders’ (Deficit) Equity. The components recognized in net income or other comprehensive income under current accounting guidance will not change. The presentation requirements are required to be adopted by the Company in the first quarter of fiscal year 2013.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Specific areas, among others, requiring the application of management’s estimates and judgment include assumptions pertaining to accruals for consumer and trade-promotion programs, share-based compensation costs, pension and post-employment benefit costs, future cash flows associated with impairment testing of goodwill and other long-lived assets, credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Accordingly, a different financial presentation could result depending on the judgments, estimates, or assumptions that are used. The most critical accounting policies are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make its most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies are: revenue recognition; valuation of intangible assets and property, plant and equipment; employee benefits, including estimates related to share-based compensation; and income taxes. The Company’s critical accounting policies have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies is contained in Note 1 of the Notes to Consolidated Financial Statements.

Revenue Recognition

Sales are recognized as revenue when the risk of loss and title pass to the customer and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable, and collection is reasonably assured. Sales are recorded net of allowances for trade-promotions and other discounts. The Company routinely commits to one-time or on-going trade-promotion programs with customers. Programs include shelf-price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Costs related to these programs are recorded as a reduction of sales. The Company’s estimated costs of trade-promotions incorporate historical sales and spending trends by customer and category. The determination of these estimated costs requires judgment and may change in the future as a result of changes in customer promotion participation, particularly for new programs and for programs related to the introduction of new products. Final determination of the total cost of promotion is dependent upon customers providing information about proof of performance and other information related to the promotional event. This process of analyzing and settling trade-promotion programs with customers could impact the Company’s results of operations and trade spending accruals depending on how actual results of the programs compare to original estimates. If the Company’s trade spending accrual estimates at June 30, 2012, were to differ by 10%, the impact on net sales would be approximately $9.

Valuation of Intangible Assets and Property, Plant and Equipment

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

During the fourth quarter of fiscal year 2012, the Company reassessed the structure of its International reporting units based on changes in the Company’s international management structure. As a result, the Company’s International reporting units for goodwill impairment testing purposes are Canada, Latin America and Rest of World. For the U.S., the Company’s reporting units continue to be its Strategic Business Units (SBUs). These reporting units are components of the Company’s business that are either operating segments or one level below an operating segment and for which discrete financial information is available that is reviewed by the managers of the respective operating segments. No instances of impairment were identified during the fiscal year 2012 impairment review and the change in reporting units did not prevent any impairment charges.

In its evaluation of goodwill impairment, the Company performs either an initial qualitative or quantitative evaluation for each of its reporting units. Factors considered in the qualitative test include reporting unit operating results as well as new events and circumstances impacting the operations. If a qualitative test is performed that indicates the potential for impairment, a quantitative test is also performed. For the quantitative test, impairment occurs when the carrying amount of a reporting unit’s goodwill exceeds its implied fair value. An impairment charge is recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF are consistent with the Company’s three year long-range plan, which is presented to the Board and gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF include, but are not limited to, future sales volumes, revenue and expense growth rates, changes in working capital, foreign exchange rates, currency devaluation, inflation, and a perpetuity growth rate.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, impairment occurs when the carrying amount of an asset is greater than its estimated fair value. An impairment charge is recorded for the difference between the carrying amount and the fair value. The Company uses an income approach, the relief-from-royalty method, to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This method assumes that, in lieu of ownership, a third party would be willing to pay a royalty in order to obtain the rights to use the comparable asset. The determination of the fair values of trademarks and other intangible assets with indefinite lives requires significant judgments in determining both the assets’ estimated cash flows as well as the appropriate discount and royalty rates applied to those cash flows to determine fair value. Changes in such estimates or the application of alternative assumptions could produce different results. There were no instances of impairment identified during fiscal years 2012, 2011 and 2010.

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant management judgment including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and estimated proceeds from the disposal of the assets. The Company conducts quarterly reviews of idle and underutilized equipment, and reviews business plans for possible impairment indicators. Impairment occurs when the carrying amount of the asset (or asset group) exceeds its estimated future undiscounted cash flows and the impairment is viewed as other than temporary. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s book value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF model or by reference to estimated selling values of assets in similar condition. The use of different assumptions would increase or decrease the estimated fair value of assets and would increase or decrease any impairment measurement.

Employee Benefits

The Company has various individual and group compensation and retirement income programs.

Incentive Compensation and Profit Sharing Programs

Through June 30, 2011, The Clorox Company 401(k) Plan (the “401(k) plan”) has two components: a 401(k) matching component and a profit sharing component. Employee contributions made to the 401(k) component are partially matched with Company contributions. As of June 30, 2011, the Company’s contributions to the profit sharing component above 3% of eligible employee earnings were discretionary and were based on the Company achieving certain financial targets. Effective July 1, 2011, The Clorox Company 401(k) Plan, was amended to enhance the matching provisions and also to provide for a fixed and non-discretionary annual contribution in place of the profit sharing component.

The Company’s payouts under the annual incentive compensation program are based on the Company achieving certain financial targets.

The Company accrues for the 401(k) contributions and annual incentive compensation program costs quarterly. The annual incentive compensation is based on estimated annual results versus targets established by the Company’s Board of Directors and is adjusted to actual results at the end of the fiscal year. As of June 30, 2012, the Company accrued $15 for the 401(k) contribution and anticipates making the payment to the 401(k) plan by the third quarter of fiscal year 2013. As of June 30, 2012 and 2011, the Company accrued $65 and $26, respectively, related to the annual incentive compensation program.

Share-Based Compensation

The Company grants various nonqualified stock-based compensation awards, including stock options, performance units and restricted stock. The share-based compensation expense and related income tax benefit recognized in the consolidated statement of earnings in fiscal year 2012 were $27 and $10, respectively. As of June 30, 2012, there was $35 of unrecognized compensation costs related to non-vested stock options, restricted stock, and performance unit awards, which is expected to be recognized over a weighted average remaining vesting period of two years.

The Company estimates the fair value of each stock option award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping and the estimated forfeiture rate is adjusted to reflect actual forfeitures upon vesting of such grouping. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. During fiscal year 2012, adjustments totaled less than $1.

The use of different assumptions in the Black-Scholes valuation model could lead to a different estimate of the fair value of each stock option. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. If the Company’s assumption for the volatility rate increased by one percentage point, the fair value of options granted in fiscal year 2012 would have increased by $1. The expected life of the stock options is based on observed historical exercise patterns. If the Company’s assumption for the expected life increased by one year, the fair value of options granted in fiscal year 2012 would have increased by less than $1.

The Company’s performance unit grants provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The performance unit grants generally vest after three years. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and the initial assumption that performance goals will be achieved. Compensation expense is adjusted based on management’s assessment of the probability that performance goals will be achieved. If such goals are not met or it is determined that achievement of performance goals is not probable, previously recognized compensation expense is adjusted to reflect the expected payout level. If it is determined that the performance goals will be exceeded, additional compensation expense is recognized.

Retirement Income Plans

The determination of net periodic pension cost is based on actuarial assumptions including a discount rate to reflect the time value of money, the long-term rate of return on plan assets, employee compensation rates and demographic assumptions to determine the probability and timing of benefit payments. The selection of assumptions is based on historical trends and known economic and market conditions at the time of valuation. The long-term rate of return on plan assets assumption is based on historical returns for similar classes of assets for each asset class and the current asset allocation. It is a summation of the estimated return of each asset class weighted by each class’s proportion to the total plan assets. The actual net periodic pension cost could differ from the expected results because actuarial assumptions and estimates are used. In the calculation of pension expense related to domestic plans for 2012, the Company used a long-term rate of return on plan assets assumption of 7.75% and a beginning of year discount rate assumption of 5.3%. The use of a different discount rate or long-term rate of return on domestic plan assets can significantly impact pension expense. For example, at June 30, 2012, a decrease of 100 basis points in the discount rate would increase pension liability by approximately $74, and increase fiscal year 2012 pension expense by $1. A 100 basis point decrease in the long-term rate of return on plan assets would increase fiscal year 2012 pension expense by $4. In fiscal year 2012, the long-term rate of return is assumed to be 7.6% for the domestic plan assets. This change is a result of the change in the plan’s target investment allocation. The Company also has defined benefit pension plans for eligible international employees, including Canadian and Australian employees, and different assumptions are used in the determination of pension expense for those plans, as appropriate. Refer to Note 19 of the Notes to Consolidated Financial Statements for further discussion of pension and other retirement plan obligations.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances where it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, statutory carry-back and carry-forward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses in certain foreign countries.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

United States income taxes and foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. The Company determines whether its foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a periodic basis. A change to the Company’s determination may be warranted based on the Company’s experience as well as plans regarding future international operations and expected remittances. Changes in the Company’s determination would likely require an adjustment to the income tax provision in the quarter in which the determination is made.

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures included in this MD&A and Exhibit 99.3 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Where indicated each of the following financial measures is presented on a U.S. GAAP basis as well as a non-GAAP basis to exclude the fiscal year 2011 noncash goodwill impairment charge:

  Earnings from continuing operations before income taxes,
  Earnings from continuing operations
  Diluted net earnings per share from continuing operations

The Company’s management believes measures excluding the fiscal year 2011 noncash goodwill impairment charge are reflective of its sustainable results and trends and that this non-GAAP information provides investors with a more comparable measure of year-over-year financial performance. Refer to “Executive Summary,” “Results of Operations – Diluted net earnings per share from continuing operations,” “Segment results from continuing operations – Lifestyle” and “Segment results from continuing operations – International” for reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

EBIT represents earnings before income taxes, excluding goodwill impairment (for fiscal year 2011), interest income and interest expense. EBIT margin is a measure of EBIT as a percentage of net sales. The Company’s management believes these measures provide additional useful information to investors about current trends in the business.

Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, noncash restructuring related and asset impairment costs, noncash goodwill impairment (for fiscal year 2011) and interest expense; less an amount of tax based on the effective tax rate (before the fiscal year 2011 noncash goodwill charge) and less a capital charge. The Company’s management uses EP to evaluate business performance and allocate resources, and is a component in determining management’s incentive compensation. EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. (Refer to Exhibit 99.3 for a reconciliation of EP to earnings from continuing operations before income taxes.)

Free cash flow is calculated as net cash provided by continuing operations less capital expenditures. The Company’s management uses this measure and free cash flow as a percentage of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed below, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed below. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Annual Report on Form 10-K for the fiscal year ended June 30, 2012, as updated from time to time in the Company’s Securities and Exchange Commission (SEC) filings. These factors include, but are not limited to the Company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, high-strength bleach, agricultural commodities and other raw materials; increases in energy costs; the ability of the Company to implement and generate expected savings from its programs to reduce costs, including its supply chain restructuring and other restructuring plans; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole-source or single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including, but not limited to, chlorine; the success of the Company’s strategies; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the Company’s joint venture regarding the Company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology, procure to pay and other key services by third parties; risks relating to acquisitions, mergers and divestitures, and the costs associated therewith; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers, and the need to refine controls to adjust for accounting, financial reporting and other organizational changes or business conditions; the ability of the Company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation, including class action litigation and International litigation; risks related to maintaining and updating the Company’s information systems, including potential disruptions, costs and the ability of the Company to implement adequate information systems in order to support the current business and to support the Company’s potential growth; the ability of the Company to develop commercially successful products that delight the consumer; consumer and customer reaction to price changes; actions by competitors; risks related to customer concentration; customer-specific ordering patterns and trends; risks arising out of natural disasters; the impact of disease outbreaks or pandemics on the Company’s, suppliers’ or customers’ operations; changes in the Company’s tax rate; unfavorable worldwide, regional or local general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation or deflation, and the financial condition of the Company’s customers, suppliers and service providers; foreign currency exchange rate fluctuations and other risks of international operations, including government-imposed price controls; unfavorable political conditions in the countries where we do business and other operational risks in such countries; the impact of the volatility of the debt and equity markets on the Company’s cost of borrowing, cost of capital and access to funds, including commercial paper and the Company’s credit facility; risks relating to changes in the Company’s capital structure, including risks related to the Company’s ability to implement share repurchase plans and the impact thereof on the Company’s capital structure and earnings per share; the impact of any unanticipated restructuring or asset-impairment charges and the ability of the Company to successfully implement restructuring plans; risks arising from declines in cash flow, whether resulting from declining sales, declining product categories, higher cost levels, tax payments, debt payments, share repurchases, higher capital spending, interest cost increases greater than management’s expectations, interest rate fluctuations, increases in debt or changes in credit ratings, or otherwise; the costs and availability of shipping and transport services; potential costs in the event of stockholder activism; and the Company’s ability to maintain its business reputation and the reputation of its brands.

The Company’s forward-looking statements in this Report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

In this Report, unless the context requires otherwise, the terms “the Company” and “Clorox” refer to The Clorox Company and its subsidiaries.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting at June 30, 2012 and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young LLP has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of The Clorox Company and subsidiaries

We have audited the accompanying consolidated balance sheets of The Clorox Company and subsidiaries as of June 30, 2012 and 2011, and the related consolidated statements of earnings, stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended June 30, 2012. Our audits also included the financial statement schedule in Exhibit 99.2. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Clorox Company and subsidiaries at June 30, 2012 and 2011, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2012, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), The Clorox Company’s internal control over financial reporting as of June 30, 2012, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated August 24, 2012 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, California
August 24, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders of The Clorox Company and subsidiaries

We have audited The Clorox Company and subsidiaries internal control over financial reporting as of June 30, 2012, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Clorox Company and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, The Clorox Company and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of June 30, 2012 based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of The Clorox Company and subsidiaries as of June 30, 2012 and 2011, and the related consolidated statements of earnings, stockholders’ (deficit) equity, and cash flows for each of the three years in the period ended June 30, 2012, of The Clorox Company and subsidiaries and our report dated August 24, 2012 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, California
August 24, 2012

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company

Years ended June 30
Dollars in millions, except per share amounts	2012	2011	2010
Net sales	$5,468	$5,231	$5,234
Cost of products sold	3,164	2,958	2,915
Gross profit	2,304	2,273	2,319

Selling and administrative expenses	798	735	734
Advertising costs	482	502	494
Research and development costs	121	115	118
Goodwill impairment	—	258	—
Interest expense	125	123	139
Other (income) expense, net	(13)	(23)	29
Earnings from continuing operations before income taxes	791	563	805
Income taxes on continuing operations	248	276	279
Earnings from continuing operations	543	287	526
(Losses) earnings from discontinued operations, net of tax	(2)	270	77
Net earnings	$541	$557	$603

Earnings (losses) per share
Basic
Continuing operations	$4.15	$2.09	$3.73
Discontinued operations	(0.01)	1.97	0.55
Basic net earnings per share	$4.14	$4.06	$4.28

Diluted
Continuing operations	$4.10	$2.07	$3.69
Discontinued operations	(0.01)	1.95	0.55
Diluted net earnings per share	$4.09	$4.02	$4.24

Weighted average shares outstanding (in thousands)
Basic	130,852	136,699	140,272
Diluted	132,310	138,101	141,534

See Notes to Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS
The Clorox Company

As of June 30
Dollars in millions, except share amounts	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$267	$259
Receivables, net	576	525
Inventories, net	384	382
Other current assets	149	113
Total current assets	1,376	1,279
Property, plant and equipment, net	1,081	1,039
Goodwill	1,112	1,070
Trademarks, net	556	550
Other intangible assets, net	86	83
Other assets	144	142
Total assets	$4,355	$4,163

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Notes and loans payable	$300	$459
Current maturities of long-term debt	850	—
Accounts payable	412	423
Accrued liabilities	494	442
Income taxes payable	5	41
Total current liabilities	2,061	1,365
Long-term debt	1,571	2,125
Other liabilities	739	619
Deferred income taxes	119	140
Total liabilities	4,490	4,249

Commitments and contingencies

Stockholders’ deficit
Preferred stock: $0.001 par value; 5,000,000 shares authorized; none
issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 158,741,461 shares issued at
June 30, 2012 and 2011; and 129,562,082 and 131,066,864 shares outstanding at June 30, 2012
and 2011, respectively	159	159
Additional paid-in capital	633	632
Retained earnings	1,350	1,143
Treasury shares, at cost: 29,179,379 and 27,674,597 shares at June 30, 2012 and 2011, respectively	(1,881)	(1,770)
Accumulated other comprehensive net losses	(396)	(250)
Stockholders’ deficit	(135)	(86)

Total liabilities and stockholders’ deficit	$4,355	$4,163

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY
The Clorox Company

									Accumulated
									Other
	Preferred Stock		Common Stock		Additional		Treasury Shares		Comprehensive		Total
Dollars in millions, except share	Shares		Shares		Paid-in	Retained	Shares		Net (Losses)		Comprehensive
amounts	(000)	Amount	(000)	Amount	Capital	Earnings	(000)	Amount	Gains	Total	Income
Balance at June 30, 2009	—	$—	158,741	$159	$579	$640	(19,583)	$(1,206)	$(347)	$(175)
Comprehensive income
Net earnings						603				603	$603
Translation adjustments,
net of tax of $1									9	9	9
Change in valuation of derivatives,
net of tax of $4									10	10	10
Pension and postretirement benefit
adjustments, net of tax of $26									(43)	(43)	(43)
Total comprehensive income											$579
Accrued dividends						(290)				(290)
Employee stock plans					38	(26)	1,980	114		126
Treasury stock purchased							(2,374)	(150)		(150)
Other						(7)				(7)
Balance at June 30, 2010	—	—	158,741	159	617	920	(19,977)	(1,242)	(371)	83
Comprehensive income
Net earnings						557				557	$557
Currency translation adjustments,
net of tax of $12									54	54	54
Change in valuation of derivatives,
net of tax of $3									5	5	5
Pension and postretirement benefit
adjustments, net of tax of $39									64	64	64
Accrued dividends						(306)				(306)
Employee stock plans and other					15	(28)	2,078	127	(2)	112	(2)
Total comprehensive income											$678
Treasury stock purchased							(9,776)	(655)		(655)
Balance at June 30, 2011	—	—	158,741	159	632	1,143	(27,675)	(1,770)	(250)	(86)
Comprehensive income
Net earnings						541				541	$541
Translation adjustments,
net of tax of $5									(41)	(41)	(41)
Change in valuation of derivatives,
net of tax of $4									(37)	(37)	(37)
Pension and postretirement benefit
adjustments, net of tax of $37									(68)	(68)	(68)
Total comprehensive income											$395
Accrued dividends						(320)				(320)
Employee stock plans					1	(14)	1,915	114		101
Treasury stock purchased							(3,419)	(225)		(225)
Balance at June 30, 2012	—	$—	158,741	$159	$633	$1,350	(29,179)	$(1,881)	$(396)	$(135)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company

Years ended June 30
Dollars in millions	2012	2011	2010
Operating activities:
Net earnings	$541	$557	$603
Deduct: (Losses) earnings from discontinued operations	(2)	270	77
Earnings from continuing operations	543	287	526
Adjustments to reconcile earnings from continuing operations to net cash provided by continuing operations:
Depreciation and amortization	178	173	183
Share-based compensation	27	32	60
Deferred income taxes	(12)	73	24
Goodwill impairment	—	258	—
Other	(36)	12	(15)
Changes in:
Receivables, net	(52)	(33)	(21)
Inventories, net	1	(37)	6
Other current assets	(3)	21	(9)
Accounts payable and accrued liabilities	10	(52)	30
Income taxes payable	(36)	(44)	(20)
Net cash provided by continuing operations	620	690	764
Net cash (used for) provided by discontinued operations	(8)	8	55
Net cash provided by operations	612	698	819
Investing activities:
Capital expenditures	(192)	(228)	(201)
Proceeds from sale of businesses, net of transaction costs	—	747	—
Businesses acquired, net of cash acquired	(93)	—	(19)
Other	8	25	(9)
Net cash (used for) provided by investing activities from continuing operations	(277)	544	(229)
Net cash used for investing activities from discontinued operations	—	—	(2)
Net cash (used for) provided by investing activities	(277)	544	(231)
Financing activities:
Notes and loans payable, net	(164)	87	(52)
Long-term debt borrowings, net of issuance costs	297	—	296
Long-term debt repayments	—	(300)	(598)
Treasury stock purchased	(225)	(655)	(150)
Cash dividends paid	(315)	(303)	(282)
Issuance of common stock for employee stock plans and other	86	93	80
Net cash used for financing activities	(321)	(1,078)	(706)
Effect of exchange rate changes on cash and cash equivalents	(6)	8	(1)
Net increase (decrease) in cash and cash equivalents	8	172	(119)
Cash and cash equivalents:
Beginning of year	259	87	206
End of year	$267	$259	$87
Supplemental cash flow information:
Interest paid	$123	$131	$149
Income taxes paid, net of refunds	292	295	301
Non-cash financing activities:
Dividends declared and accrued, but not paid	85	80	78

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Clorox Company
(Dollars in millions, except per share amounts)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sales of consumer products through mass merchandisers, grocery stores, other retail outlets, distributors and medical supply providers. The consolidated financial statements include the statements of the Company and its wholly-owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation. Certain prior year reclassifications were made in the consolidated financial statements and related notes to consolidated financial statements to conform to the current year presentation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include assumptions pertaining to accruals for consumer and trade-promotion programs, share-based compensation costs, pension and post-employment benefit costs, future cash flows associated with impairment testing of goodwill and other long-lived assets, credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

New Accounting Pronouncements

Recently Issued Pronouncements

On July 27, 2012, the Financial Accounting Standards Board (FASB) issued new guidance to simplify how entities test indefinite-lived intangible assets for impairment. The new guidance allows an entity to first assess qualitative factors to determine whether it is necessary to perform a quantitative indefinite-lived intangible asset impairment test. The new guidance is effective for annual indefinite-lived intangible asset impairment tests to be performed in fiscal year 2013, with early adoption permitted. The Company will adopt this guidance beginning in fiscal year 2013 and does not expect the adoption to have any impact on its consolidated financial statements.

On June 16, 2011, the FASB issued new requirements on the presentation of comprehensive income. Companies will be required to present the components of net income and other comprehensive income either in one continuous statement, referred to as the Statement of Comprehensive Income, or in two separate, consecutive statements. Presentation requirements also eliminate the current option to report other comprehensive income and its components in the Statement of Stockholders’ (Deficit) Equity. The components recognized in net income or other comprehensive income under current accounting guidance will not change. The presentation requirements are required to be adopted by the Company in the first quarter of fiscal year 2013.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid instruments, time deposits and money market funds with an initial maturity at purchase of three months or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries, and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

balances is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in other expense (income), net. The Company’s cash holdings were as follows as of June 30:

	2012	2011
Non-U.S. dollar balances held by non-U.S. dollar functional currency subsidiaries	$81	$98
U.S. dollar balances held by non-U.S. dollar functional currency subsidiaries	35	15
Non-U.S. dollar balances held by U.S. dollar functional currency subsidiaries	20	26
U.S. dollar balances held by U.S. dollar functional currency subsidiaries	131	120
Total	$267	$259

Inventories

Inventories are stated at the lower of cost or market. When necessary, the Company provides allowances to adjust the carrying value of its inventory to the lower of cost or market, including any costs to sell or dispose. Appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value for the purposes of determining the lower of cost or market.

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are calculated by the straight-line method using the estimated useful lives of the related assets. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Land improvements	10 - 30 years
Buildings	10 - 40 years
Machinery and equipment	3 - 15 years
Computer equipment	3 years
Capitalized software costs	3 - 7 years

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. The Company’s impairment review is based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the book value of the asset exceeds the estimated future undiscounted cash flows generated by the asset and the impairment is viewed as other than temporary. When an impairment is indicated, an impairment charge is recorded for the difference between the book value of the asset and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model, or by reference to estimated selling values of assets in similar condition.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired. With respect to goodwill, the Company performs either a qualitative or quantitative evaluation for each of its reporting units. Factors considered in the qualitative test include reporting unit specific operating results as well as new events and circumstances impacting the operations at the reporting units. For the quantitative test, impairment occurs when the carrying amount of a reporting unit’s goodwill exceeds its implied fair value. An impairment charge is recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill. For other intangible assets with indefinite lives, a quantitative test is performed. Impairment occurs when the carrying amount of an asset is greater than its estimated fair value. An impairment

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

charge is recorded for the difference between the carrying amount and the estimated fair value. The Company’s estimates of fair value are based primarily on a discounted cash flow approach that requires significant management judgment with respect to future sales volumes, revenue and expense growth rates, changes in working capital, foreign-exchange rates, currency devaluation, inflation, and a perpetuity growth rate.

Capitalization of Software Costs

The Company capitalizes significant costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees incurred in developing internal-use computer software once final selection of the software is made. Costs incurred prior to the final selection of software and costs not qualifying for capitalization are charged to expense. Capitalized software amortization was $18, $19 and $29, in fiscal years 2012, 2011 and 2010.

Share-Based Compensation

The Company grants various nonqualified stock-based compensation awards, including stock options and performance units.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping and the estimated forfeiture rate is adjusted to reflect actual forfeitures upon vesting of such grouping. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. The expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance unit grants provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The grants generally vest after three years. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and the initial assumption that performance goals will be achieved. Compensation expense is adjusted based on management’s assessment of the probability that performance goals will be achieved. If such goals are not met or it is determined that achievement of performance goals is not probable, previously recognized compensation expense is adjusted to reflect the expected payout level. If it is determined that the performance goals will be exceeded, additional compensation expense is recognized.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for share-based payment arrangements (excess tax benefit) are primarily classified as financing cash flows. For the fiscal years ended June 30, 2012, 2011 and 2010, $10, $9, and $10, respectively, of excess tax benefits were generated from share-based payment arrangements, and were recognized as financing cash flows.

Employee Benefits

The Company accounts for its defined benefit retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase, and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis, and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The required use of an expected return on plan assets may result in recognized pension expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. This method employs an asset smoothing approach. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to pension expense by the Company. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that include medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and on-going compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The aggregate accrual for environmental matters is included in other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to the uncertainty and timing of future payments.

Revenue Recognition

Sales are recognized as revenue when the risk of loss and title pass to the customer and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable, and collection is reasonably assured. Sales are recorded net of allowances for returns, trade-promotions, coupons and other discounts. The Company routinely commits to one-time or on-going trade-promotion programs with customers and consumer coupon programs that require the Company to estimate and accrue the expected costs of such programs. Programs include shelf price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Coupons are recognized as a liability when distributed based upon expected consumer redemptions. The Company maintains liabilities at the end of each period for the estimated expenses incurred, but unpaid for these programs. Trade-promotion and coupon costs are recorded as a reduction of sales. The Company provides an allowance for doubtful accounts based on its historical experience and a periodic review of its accounts receivable. Receivables were presented net of an allowance for doubtful accounts of $7 and $5 at June 30, 2012 and 2011, respectively. The Company’s provision for doubtful accounts was $3 in fiscal year 2012 and less than $1 for fiscal year 2011.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract packer fees, shipping and handling, warehousing, package design, depreciation, amortization and direct and indirect labor and operating costs for the Company’s manufacturing facilities including salary, benefit costs and incentive compensation.

Costs associated with developing and designing new packaging are expensed as incurred and include design, artwork, films and labeling. Expenses for fiscal years ended June 30, 2012, 2011 and 2010 were $10, $11, and $8, respectively, of which $10, $10 and $7 were classified as cost of products sold, with the remainder classified as selling and administrative expenses.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services, software and licensing fees and other operating costs associated with the Company’s non-manufacturing, non-research and development staff, facilities and equipment.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

U.S. income tax expense and foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. Where foreign earnings are indefinitely reinvested, no provision for U.S. income or foreign withholding taxes is made. When circumstances change and the Company determines that some or all of the undistributed earnings will be remitted in the foreseeable future, the Company accrues an expense in the current period for U.S. income taxes and foreign withholding taxes attributable to the anticipated remittance.

Foreign Currency Transactions and Translation

Other than Venezuela, which operates in a highly inflationary economy, local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of other (income) expense, net. In addition, certain assets and liabilities denominated in currencies different than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Income and expenses are translated at the average monthly exchange rates during the year. Gains and losses on foreign currency translations are reported as a component of other comprehensive income. Deferred taxes are not provided on cumulative translation adjustments where the Company expects earnings of a foreign subsidiary to be indefinitely reinvested. The income tax effect of currency translation adjustments related to foreign subsidiaries and joint ventures for which earnings are not considered indefinitely reinvested is recorded as a component of deferred taxes with an offset to other comprehensive income.

Venezuela

Prior to December 31, 2009, the Company translated its Venezuelan subsidiary’s financial statements using Venezuela’s official currency exchange rate, which had been fixed by the Venezuelan government at 2.15 bolivar Fuertes (VEFs) to the U.S dollar. Effective December 31, 2009, the Company began translating its Venezuelan subsidiary’s financial statements using the then prevailing parallel market currency exchange rate (exchange rates negotiated with local financial intermediaries), the rate at which the Company expected to be able to remit dividends or return capital. The rate used at December 31, 2009, was 5.87 VEFs to the U.S. dollar.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Effective January 1, 2010, the financial statements for the Company’s Venezuelan subsidiary are consolidated under the rules governing the translation of financial information in a highly inflationary economy. As such, the subsidiary’s non-U.S dollar monetary assets and liabilities are remeasured into U.S dollars each reporting period and the exchange gains and losses from these remeasurements are reflected in the Company’s current net earnings.

In May 2010, the Venezuelan government suspended the functioning of the parallel currency exchange market, and in June 2010, established an alternative currency exchange market controlled by the Central Bank of Venezuela. As a result, the Company began utilizing the exchange rate at which the Company was purchasing U.S. dollars through this alternative market as the remeasurement rate for the Company’s Venezuelan subsidiary’s financial statements. The average exchange rate for U.S. dollars purchased through this alternative market was 5.5 VEFs for both fiscal years ending June 30, 2012 and 2011, and 5.4 VEFs for the fiscal year ended June 30, 2010.

Derivative Instruments

The Company’s use of derivative instruments, principally swaps, futures, and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in interest rates, foreign currencies and commodity prices. The Company’s contracts are hedges for transactions with notional balances and periods consistent with the related exposures and do not constitute investments independent of these exposures.

Most commodity derivative contracts, interest rate forwards and foreign-exchange contracts are designated as cash flow hedges of certain raw material, forecasted interest payments and finished goods inventory purchase obligations based on certain hedge criteria. The criteria used to determine if hedge accounting treatment is appropriate are: (a) whether the designation of the hedge is to an underlying exposure and (b) whether there is sufficient correlation between the value of the derivative instrument and the underlying obligation. The changes in the fair value of derivatives are recorded as either assets or liabilities in the balance sheet with an offset to net earnings or other comprehensive income, depending on whether, for accounting purposes, the derivative is designated and qualified as a hedge. The Company de-designates a hedge relationship that is accounted for as a hedge whenever it determines that the hedge relationship is no longer highly effective or that the forecasted transaction is no longer probable. Upon de-designation of a hedge, the portion of gains or losses on the subject derivative instrument that was previously accumulated in other comprehensive income remains in accumulated other comprehensive income until the forecasted transaction is recognized in net earnings, or is recognized in earnings immediately if the forecasted transaction is no longer probable. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value of these contracts in other (income) expense, net. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, traded exchange market prices, or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

NOTE 2. DISCONTINUED OPERATIONS

In September 2010, the Company entered into a definitive agreement to sell its global auto care businesses (Auto Businesses) to an affiliate of Avista Capital Partners in an all-cash transaction. In November 2010, the Company completed the sale pursuant to the terms of a Purchase and Sale Agreement (Purchase Agreement) and received cash consideration of $755. The Company also received cash flows of approximately $30 related to net working capital that was retained by the Company as part of the sale. Included in earnings from discontinued operations for the fiscal year ended June 30, 2011, was an after-tax gain on the transaction of $247. In fiscal year 2012, the Company recognized $1 of additional income tax expense related to the gain on the sale, which was recorded in (losses) earnings from discontinued operations, net of tax.

As part of the Purchase Agreement, certain transition services were provided to the buyer from the date of sale, November 5, 2010, through May 2012, a period of eighteen months. The purpose of the services was to provide short-term assistance to the buyer in assuming the operations of the Auto Businesses. These services did not confer to the Company the ability to influence

NOTE 2. DISCONTINUED OPERATIONS (Continued)

the operating or financial policies of the Auto Businesses under their new ownership. Income from these transition services for the fiscal years ended June 30, 2012 and 2011, was $6 and $9, respectively, and was reported in other (income) expense, net, in continuing operations in the consolidated statements of earnings. The costs associated with the services were also reflected in continuing operations. Aside from the transition services, the Company included the financial results of the Auto Businesses in discontinued operations for all periods presented.

The following table includes financial results attributable to the Auto Businesses as of June 30:

	2012	2011	2010
Net sales	$—	$95	$300
Earnings before income taxes	$—	$34	$120
Income tax expense on earnings	—	(11)	(43)
(Loss) gain on sale, net of tax	(1)	247	—
(Losses) earnings from discontinued operations, net of tax	$(1)	$270	$77

NOTE 3. BUSINESSES ACQUIRED

Fiscal Year 2012

On December 31, 2011, the Company acquired HealthLink, Aplicare, Inc. and Soy Vay Enterprises, Inc., including each business’ workforce, for purchase prices aggregating $97, funded through commercial paper borrowings. The amount paid of $93 represents the aggregate purchase prices less cash acquired. HealthLink, based in Jacksonville, Fla., and Aplicare, Inc., based in Meriden, Conn., are leading providers of infection control products for the health care industry, complementing and expanding the Company’s professional products business. Results for these businesses are reflected in the Cleaning reportable segment. Soy Vay Enterprises, Inc., a California-based operation, provides the Company’s food products business a presence in the growing market for Asian sauces. Results for this business are reflected in the Lifestyle reportable segment. Pro forma results reflecting the acquisitions were not presented because the acquisitions were not significant, individually or when aggregated, to the Company’s consolidated financial results.

Fiscal Year 2010

In January 2010, the Company acquired the assets of Caltech Industries, Inc., a company that provides disinfectants for the health care industry, for an aggregate price of $24, with the objective of expanding the Company’s capabilities in the areas of health and wellness. In connection with the purchase, the Company acquired Caltech Industries, Inc.’s workforce. The Company paid for the acquisition in cash. Results for this business are reflected in the Cleaning reportable segment. Pro forma results were not presented because the acquisition was not significant to the Company’s consolidated financial results.

NOTE 4. INVENTORIES, NET

Inventories, net, consisted of the following as of June 30:

	2012	2011
Finished goods	$307	$315
Raw materials and packaging	120	104
Work in process	4	3
LIFO allowances	(37)	(29)
Allowances for obsolescence	(10)	(11)
Total	$384	$382

NOTE 4. INVENTORIES, NET (Continued)

The last-in, first-out (LIFO) method was used to value approximately 39% and 37% of inventories as of June 30, 2012 and 2011, respectively. The carrying values for all other inventories, including inventories of all international businesses, are determined on the first-in, first-out (FIFO) method. The effect on earnings of the liquidation of LIFO layers was a benefit of $2, $1 and $3 for the fiscal years ended June 30, 2012, 2011 and 2010, respectively.

During fiscal years 2012, 2011 and 2010, the Company’s inventory obsolescence expense was $13, $15 and $11, respectively.

NOTE 5. OTHER CURRENT ASSETS

Other current assets consisted of the following as of June 30:

	2012	2011
Deferred tax assets	$92	$68
Prepaid expenses	43	36
Other	14	9
Total	$149	$113

NOTE 6. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2012	2011
Machinery and equipment	$1,533	$1,540
Buildings	646	615
Capitalized software costs	328	360
Construction in progress	149	130
Land and improvements	142	137
Computer equipment	87	92
	2,885	2,874
Less: accumulated depreciation and amortization	(1,804)	(1,835)
Total	$1,081	$1,039

Depreciation and amortization expense related to property, plant and equipment, net, was $158, $153 and $163 in fiscal years 2012, 2011 and 2010, respectively.

NOTE 7. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

Beginning in the fourth quarter of fiscal year 2012, natural personal care financial results outside the U.S. are being reported in the International segment rather than in the Lifestyle segment because management of the International segment now has primary oversight of natural personal care financial results outside the U.S. All periods presented have been recast to reflect this change. For fiscal year 2011, the Lifestyle and International reportable segments included a noncash goodwill impairment charge of $164 and $94, respectively, for the Burt’s Bees business.

NOTE 7. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

Changes in the carrying amount of goodwill, trademarks and other intangible assets for the fiscal years ended June 30, 2012 and 2011, were as follows:

	Goodwill
	Cleaning	Lifestyle	Household	International	Total
Balance June 30, 2010	$275	$399	$85	$544	$1,303
Goodwill impairment	—	(164)	—	(94)	(258)
Translation adjustments and other	—	—	—	25	25
Balance June 30, 2011	$275	$235	$85	$475	$1,070
Acquisitions	48	8	—	—	56
Translation adjustments and other	—	1	—	(15)	(14)
Balance June 30, 2012	$323	$244	$85	$460	$1,112

	Trademarks			Other intangible assets subject to amortization
	Subject to amortization	Not subject to amortization	Total	Technology and Product formulae	Other	Total
Balance June 30, 2010	$24	$526	$550	$37	$59	$96
Amortization	(3)	—	(3)	(9)	(5)	(14)
Translation adjustments and other	2	1	3	3	(2)	1
Balance June 30, 2011	23	527	550	31	52	83
Acquisitions	—	10	10	—	18	18
Amortization	(3)	—	(3)	(8)	(6)	(14)
Translation adjustments and other	(1)	—	(1)	—	(1)	(1)
Balance June 30, 2012	$19	$537	$556	$23	$63	$86

Intangible assets subject to amortization were net of total accumulated amortization of $257 and $243 at June 30, 2012 and 2011, respectively, of which $18 and $15, respectively, related to trademarks. Total accumulated amortization included $131 and $129 at June 30, 2012 and 2011, respectively, related to intangible assets subject to amortization that were fully amortized, of which $7 and $5, respectively, related to trademarks. Estimated amortization expense for these intangible assets is $17, $16, $12, $7 and $7 for fiscal years 2013, 2014, 2015, 2016 and 2017.

During the fourth quarter of fiscal year 2012, the Company completed its annual impairment test of goodwill and indefinite-lived intangible assets and no instances of impairment were identified.

During fiscal year 2011, the Company identified challenges in increasing sales for the Burt’s Bees business in certain international markets in accordance with projections, particularly in the European Union and Asia. Additionally, during fiscal year 2011, the Company initiated its process for updating the three-year long-range financial and operating plan for the Burt’s Bees business. In addition to slower than projected growth of international sales and challenges in the timing of certain international expansion plans, the domestic natural personal care category had not recovered in accordance with the Company’s projections. Following a comprehensive reevaluation, the Company recognized a noncash goodwill impairment charge of $258 during fiscal year 2011.

The impairment charge was a result of changes in the assumptions used to determine the fair value of the Burt’s Bees business based on slower than forecasted category growth as well as challenges in international expansion plans, which adversely affected the original assumptions for international growth and the estimates of expenses necessary to achieve that growth. The revised assumptions reflected somewhat higher cost levels than previously projected. As a result of this assessment, the Company determined that the book value of the Burt’s Bees reporting unit exceeded its fair value, resulting in a noncash goodwill impairment charge of $258 recognized in fiscal year 2011. The noncash goodwill impairment charge was based on the Company’s estimates regarding the future financial performance of the Burt’s Bees business and macroeconomic factors. There was no substantial tax benefit associated with this noncash charge.

NOTE 7. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS (Continued)

To determine the fair value of the Burt’s Bees reporting unit, which was reflected in the Lifestyle reportable segment in fiscal year 2011, the Company used a discounted cash flow (DCF) approach, as it believed this approach was the most reliable indicator of the fair value of the business. Under this approach, the Company estimated the future cash flows of the Burt’s Bees reporting unit and discounted these cash flows at a rate of return that reflected its relative risk.

The Company’s trademarks and indefinite-lived intangible assets for the Burt’s Bees reporting unit were tested for impairment in fiscal year 2011, and the Company concluded that these assets were not impaired. No other instances of impairment were identified during fiscal years 2011 and 2010.

NOTE 8. ACCRUED LIABILITIES

Accrued liabilities consisted of the following as of June 30:

	2012	2011
Compensation and employee benefit costs	$165	$120
Trade and sales promotion	105	88
Dividends	85	80
Interest	34	32
Other	105	122
Total	$494	$442

NOTE 9. DEBT

Notes and loans payable, which mature in less than one year, included the following as of June 30:

	2012	2011
Commercial paper	$289	$456
Foreign borrowings	11	3
Total	$300	$459

The weighted average interest rate on commercial paper was 0.46% and 0.33% as of June 30, 2012 and 2011, respectively. During the fiscal years ended June 30, 2012, 2011 and 2010, the weighted average interest rates on the average balance of notes and loans payable was 0.85%, 0.73% and 0.62%, respectively. The carrying value of notes and loans payable as of June 30, 2012 and 2011 approximated its fair value due to its short maturity.

Long-term debt, carried at face value net of unamortized discounts or premiums, included the following as of June 30:

	2012	2011
Senior unsecured notes and debentures:
5.45%, $350 due October 2012	$350	$350
5.00%, $500 due March 2013	500	500
5.00%, $575 due January 2015	575	575
3.55%, $300 due November 2015	300	299
5.95%, $400 due October 2017	399	398
3.80%, $300 due November 2021	297	—
Foreign borrowings	—	3
Total	2,421	2,125
Less: Current maturities of long-term debt	(850)	—
Long-term debt	$1,571	$2,125

NOTE 9. DEBT (Continued)

The weighted average interest rate on long-term debt was 5.18% and 5.20% as of June 30, 2012 and 2011, respectively. During the fiscal years ended June 30, 2012, 2011 and 2010, the weighted average interest rates on the average balance of long-term debt, including the effect of interest rate swaps, was 5.21%, 5.22% and 5.16%, respectively. The estimated fair value of long-term debt, including current maturities, was $2,606 and $2,303 as of June 30, 2012 and 2011, respectively. The fair value of long-term debt was determined using secondary market prices quoted by corporate bond dealers, and was classified as level 2.

In November 2011, the Company filed a shelf registration statement with the SEC, which allows the Company to offer and sell an unlimited amount of its senior unsecured indebtedness from time to time. The shelf registration statement will expire in November 2014. Subsequently, in November 2011, the Company issued $300 of senior notes under the shelf registration statement. The notes carry an annual fixed interest rate of 3.80% payable semi-annually in May and November. The notes mature on November 15, 2021. Proceeds from the notes were used to retire commercial paper. The notes rank equally with all of the Company’s existing and future senior indebtedness.

In fiscal years 2011 and 2010, $300 and $598, respectively, of long-term debt became due and was paid. The Company funded the debt repayments with commercial paper and operating cash flows.

In fiscal year 2010, the Company issued $300 of long-term debt in senior notes. The notes carry an annual fixed interest rate of 3.55% payable semi-annually in May and November. The notes mature on November 1, 2015. Proceeds from the notes were used to repay commercial paper. The notes rank equally with all of the Company’s existing and future senior indebtedness.

The Company’s borrowing capacity under other financing arrangements as of June 30 was as follows:

	2012	2011
Revolving credit facility	$1,100	$1,100
Foreign credit lines	31	18
Other credit lines	13	13
Total	$1,144	$1,131

During fiscal year 2012, the Company entered into a new $1.1 billion revolving credit agreement, which expires in May 2017 and concurrently terminated its prior $1.1 billion revolving credit agreement, which was due to mature in April 2013. No termination fees or penalties were incurred by the Company in connection with the termination of the prior credit agreement. As of June 30, 2012, there were no borrowings under the agreement, and the Company believes that borrowings under the revolving credit facility are and will continue to be available for general corporate purposes. The agreement includes certain restrictive covenants and limitations, with which the Company was in compliance as of June 30, 2012.

Of the $44 of foreign and other credit lines at June 30, 2012, $29 was available for borrowing.

Long-term debt maturities as of June 30, 2012, are $850, zero, $575, $300, zero and $700 in fiscal years 2013, 2014, 2015, 2016, 2017 and thereafter, respectively.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Accounting guidance on fair value measurements for certain financial assets and liabilities requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2012 and 2011, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the year included derivative financial instruments, which were all level 2.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, interest rate and foreign currency risks relating to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity exchange traded futures and over-the-counter swap contracts to fix the price of a portion of its forecasted raw material requirements. Contract maturities, which are generally no longer than 18 months, are matched to the length of the raw material purchase contracts. Commodity purchase contracts are measured at fair value using market quotations obtained from commodity derivative dealers.

As of June 30, 2012, the net notional value of commodity derivatives was $39, of which $22 related to jet fuel, $14 related to soybean oil, and $3 related to crude oil. As of June 30, 2011, the net notional value of commodity derivatives was $44, of which $22 related to jet fuel, $16 related to soybean oil, $3 related to crude oil and $3 related to diesel fuel.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate forward contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt. These interest rate forward contracts generally have durations of less than twelve months. The interest rate contracts are measured at fair value using information quoted by U.S. government bond dealers. During the fiscal year ended June 30, 2012, the Company paid $36 to settle interest rate forward contracts, which were reflected as operating cash flows.

As of June 30, 2012 and 2011, the net notional value of interest rate forward contracts was $250 and $300, respectively.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter foreign currency-related derivative contracts to manage a portion of the Company’s foreign exchange risk associated with the purchase of inventory and certain intercompany transactions. These foreign currency contracts generally have durations no longer than twelve months. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The net notional values of outstanding foreign currency forward contracts used by the Company’s subsidiaries in Canada and Australia to hedge forecasted purchases of inventory were $28 and $0 as of June 30, 2012, respectively, and $28 and $13 as of June 30, 2011, respectively. The net notional values of outstanding foreign currency forward contracts used by the Company to economically hedge foreign exchange risk associated with certain intercompany transactions were $17 and $0 as of June 30, 2012 and 2011, respectively.

Counterparty Risk Management

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. The $4 and $1 of derivative instruments in accrued liabilities as of June 30, 2012 and 2011, respectively, contain such terms. As of June 30, 2012, the Company was not required to post any collateral.

Certain terms of the agreements governing the over-the-counter derivative instruments contain provisions that require the credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of June 30, 2012, the Company and each of its counterparties maintained investment grade ratings with both Standard & Poor’s and Moody’s.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Fair Value of Derivative Instruments

The accounting for changes in the fair value (i.e., gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as a hedge, and, if so, on the type of the hedging relationship. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument as a fair value hedge or a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. The Company does not designate its foreign currency forward contracts for certain intercompany transactions as accounting hedges.

During the fiscal years ended June 30, 2012, 2011 and 2010, the Company had no hedging instruments designated as fair value hedges.

The Company’s derivative instruments designated as hedging instruments were recorded at fair value in the consolidated balance sheets as of June 30 as follows:

	Balance Sheet classification	2012	2011
Assets
Foreign exchange contracts	Other current assets	$1	$—
Interest rate contracts	Other current assets	—	1
Commodity purchase contracts	Other current assets	—	4
		$1	$5

Liabilities
Interest rate contracts	Accrued liabilities	$3	$1
Commodity purchase contracts	Accrued liabilities	1	—
		$4	$1

During the fiscal year ended June 30, 2012, the Company entered into foreign currency forward contracts that were not designated as accounting hedging instruments. These derivatives are used by the Company to economically hedge foreign exchange risk associated with certain intercompany transactions between subsidiaries in Canada and the U.S. The Company did not enter into any such transactions during the years ended June 30, 2011 and 2010.

The Company’s derivative financial instruments not designated as hedging instruments were recorded at fair value in the consolidated balance sheets as of June 30 as follows:

	Balance Sheet classification	2012	2011
Assets
Commodity purchase contracts	Other current assets	$—	$1

Liabilities
Foreign exchange contracts	Accrued liabilities	$—	$—

For derivative instruments designated and qualifying as cash flow hedges, the effective portion of gains or losses is reported as a component of other comprehensive income (OCI) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The estimated amount of the existing net loss as of June 30, 2012, expected to be reclassified into earnings within the next twelve months is $4. Gains and losses on derivative instruments representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in current earnings. During the fiscal years ended June 30, 2012 and 2011, hedge ineffectiveness was not material. The Company de-designates cash flow hedge relationships whenever it determines that the hedge relationships are no longer highly effective or that the forecasted transaction is no longer probable. The portion of gains or losses on the derivative instrument previously accumulated in OCI for

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

de-designated hedges remains in accumulated OCI until the forecasted transaction is recognized in earnings, or is recognized in earnings immediately if the forecasted transaction is no longer probable. Changes in the value of derivative instruments not designated as accounting hedges are recorded in other (income) expense, net. The effects of derivative instruments designated as hedging instruments on OCI and the consolidated statements of earnings were as follows during the fiscal years ended June 30:

	(Losses) gains recognized in OCI			Gains (losses) reclassified from OCI and recognized in earnings
	2012	2011	2010	2012	2011	2010
Commodity purchase contracts	$(1)	$8	$(3)	$4	$3	$(15)
Interest rate contracts	(39)	3	—	(2)	—	—
Foreign exchange contracts	3	(4)	(2)	2	(3)	(3)
Total	$(37)	$7	$(5)	$4	$—	$(18)

The gains and losses reclassified from OCI and recognized in earnings during the fiscal years ended June 30, 2012, 2011 and 2010 for commodity purchase contracts and foreign exchange contracts were included in cost of products sold. The loss reclassified from OCI and recognized in earnings during the fiscal year ended June 30, 2012 for interest rate contracts was included in interest expense. Of the losses reclassified from OCI and recognized in earnings during fiscal year 2010, $16 was included in cost of products sold and $2 was included in earnings from discontinued operations.

The loss from derivatives not designated as accounting hedges was $0 during the fiscal year ended June 30, 2012. The gain reclassified from OCI and recognized in earnings from de-designated hedges was $0 for fiscal years ended June 30, 2012, 2011 and 2010. Changes in the value of derivative instruments after de-designation were included in other (income) expense, net, and amounted to $0, $(6) and $3 for fiscal years 2012, 2011 and 2010, respectively.

Other

During fiscal year 2011, the Company determined that the book value of the Burt’s Bees reporting unit exceeded its fair value and recognized a noncash goodwill impairment charge of $258 (See Note 7). The implied fair value was based on significant unobservable inputs, and as a result, the fair value measurement was classified as level 3. During the fiscal years ended June 30, 2012, 2011 and 2010, the Company did not recognize any other significant fair value measurements classified as level 3.

The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values as of June 30, 2012 and 2011, due to their nature.

NOTE 11. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2012	2011
Employee benefit obligations	$312	$215
Venture agreement net terminal obligation	281	277
Taxes	82	89
Other	64	38
Total	$739	$619

NOTE 11. OTHER LIABILITIES (Continued)

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for its Glad® plastic bags, wraps and containers business. The Company maintains a net terminal obligation liability, which reflects the estimated value of the contractual requirement to repurchase P&G’s interest at the termination of the agreement. As of June 30, 2012 and 2011, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad® business, which is included in cost of products sold.

The agreement, entered into in 2003, has a 20-year term, with a 10-year renewal option and can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company, or, at either party’s option, upon the sale of the Glad® business by the Company. Upon termination of the agreement, the Company will purchase P&G’s interest for cash at fair value as established by predetermined valuation procedures. Following termination, the Glad® business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty free basis for the licensed products marketed.

NOTE 12. OTHER CONTINGENCIES AND GUARANTEES

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had a recorded liability of $14 and $15 as of June 30, 2012 and 2011, respectively, for its share of aggregate future remediation costs related to these matters. One matter in Dickinson County, Michigan, for which the Company is jointly and severally liable, accounted for a substantial majority of the recorded liability as of both June 30, 2012 and 2011. The Company has agreed to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Currently, the Company cannot accurately predict the timing of future payments that may be made under this obligation. In addition, the Company’s estimated loss exposure is sensitive to a variety of uncertain factors, including the efficacy of remediation efforts, changes in remediation requirements and the future availability of alternative clean-up technologies. Although it is possible that the Company’s exposure may exceed the amount recorded, any amount of such additional exposures, or range of exposures, is not estimable at this time.

The Company is subject to various other lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, and employee and other matters. Based on the Company’s analysis of these claims and litigation, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for or disclosed below, will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

On August 7, 2012, an appellate court hearing was convened in a lawsuit pending in Brazil against the Company and one of its wholly-owned subsidiaries, The Glad Products Company (“Glad”). The pending lawsuit was initially filed in a Brazilian lower court in 2002 by two Brazilian companies and one Uruguayan company (collectively “Petroplus”) related to joint venture agreements for the distribution of STP auto-care products in Brazil with three companies that became subsidiaries of the Company as a result of the Company’s merger with First Brands Corporation in January 1999 (collectively, “Clorox Subsidiaries”). The pending lawsuit seeks indemnification for damages and losses for alleged breaches of the joint venture agreements and abuse of economic power by the Company and Glad. Petroplus had previously unsuccessfully raised the same claims and sought damages from the Company and the Clorox Subsidiaries in an International Chamber of Commerce (“ICC”) arbitration proceeding in Miami filed in 2001. The ICC arbitration panel unanimously ruled against Petroplus in numerous rulings in 2001 through 2003, reaching a final decision against Petroplus in November 2003 (“Final ICC Arbitration Award”). The Final ICC Arbitration Award was ratified by the Superior Court of Justice of Brazil in May 2007 (“Foreign Judgment”), and the United States District Court for the Southern District of Florida subsequently confirmed the Final ICC Arbitration Award and recognized and adopted the Foreign Judgment as a judgment of the United States District Court for the Southern District of Florida (“U.S. Judgment”). Despite this, in March 2008 a Brazilian lower court ruled against the Company and Glad in the pending lawsuit and awarded Petroplus R$22,952,678 ($13) plus interest. The current value of that judgment, including interest and foreign exchange fluctuation as of August 14, 2012, is approximately $34.

NOTE 12. OTHER CONTINGENCIES AND GUARANTEES (Continued)

Because the Final ICC Arbitration Award, the Foreign Judgment and the U.S. Judgment relate to the same claims as those in the pending lawsuit, the Company believes that Petroplus is precluded from re-litigating these claims. Prior to the August 2012 court hearing, the Company viewed a potential loss in excess of amounts accrued in connection with this matter as remote. Based on the proceedings in August, the Company now believes that it is reasonably possible that a loss could be incurred in this matter in excess of amounts accrued, although it is unable to reasonably estimate the amount of any such additional loss. The Company continues to believe that its defenses are meritorious. If the appellate court rules against the Company and Glad, they plan to appeal the decision to the highest courts of Brazil, which could take years to resolve. Expenses related to this litigation and any potential additional loss would be reflected in Discontinued Operations, consistent with the Company’s classification of expenses related to its discontinued Brazil operations.

Glad and the Clorox Subsidiaries have also filed separate lawsuits against Petroplus alleging misuse of the STP trademark and related matters, which are currently pending before Brazilian courts.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

As of June 30, 2012, the Company was a party to a letter of credit of $15, related to one of its insurance carriers.

The Company had not recorded any liabilities on any of the aforementioned guarantees as of June 30, 2012.

NOTE 13. STOCKHOLDERS’ (DEFICIT) EQUITY

The Company has three share repurchase programs: two open-market purchase programs and a program to offset the impact of share dilution related to share-based awards (the Evergreen Program). In May 2008, the Company’s board of directors approved an open-market purchase program with a total authorization of $750, of which $71 remained available as of June 30, 2012. In May 2011, the board of directors approved a second open-market purchase program with a total authorization of $750, all of which remained available for repurchase as of June 30, 2012. The Evergreen Program has no authorization limit as to amount or timing of repurchases. The purpose of the Evergreen Program is to offset the impact of share dilution related to share-based awards.

Share repurchases under authorized programs were as follows during the fiscal years ended June 30:

	2012		2011		2010
	Amount	Shares (000)	Amount	Shares (000)	Amount	Shares (000)
Open-market purchase programs	$158	2,429	$521	7,654	$—	—
Evergreen Program	67	990	134	2,122	150	2,374
Total	$225	3,419	$655	9,776	$150	2,374

During fiscal years 2012, 2011 and 2010, the Company declared dividends per share of $2.44, $2.25 and $2.05, respectively, and paid dividends per share of $2.40, $2.20 and $2.00, respectively.

NOTE 13. STOCKHOLDERS’ (DEFICIT) EQUITY (Continued)

Accumulated other comprehensive net losses at June 30, 2012, 2011 and 2010 included the following net-of-tax gains (losses):

	2012	2011	2010
Currency translation	$(198)	$(157)	$(211)
Derivatives	(33)	4	1
Pension and postretirement benefit adjustments	(165)	(97)	(161)
Total	$(396)	$(250)	$(371)

Preferred Stock and Shareholder Rights Plan

The Company is authorized to issue up to 5.0 million shares of preferred stock, of which 1.4 million shares have been designated as Series A Junior Participating Preferred Stock in connection with the adoption of a Rights Agreement (see below). As of June 30, 2012 and 2011, no shares of preferred stock were issued or outstanding. The Company’s board of directors may issue preferred stock in one or more series from time to time. The board of directors is authorized to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

On July 18, 2011, the Board of Directors adopted a stockholder rights plan (the “Rights Agreement”). Pursuant to the Rights Agreement, the Board of Directors declared a dividend distribution of one right for each share of common stock (the “Rights”). Each Right entitled the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock at an initial exercise price of $350 per share. The Rights expired on July 16, 2012.

NOTE 14. NET EARNINGS PER SHARE

The following is the reconciliation of net earnings to net earnings applicable to common stock:

	2012	2011	2010
Earnings from continuing operations	$543	$287	$526
(Loss) earnings from discontinued operations	(2)	270	77
Net earnings	541	557	603
Less: Earnings allocated to participating securities	—	2	3
Net earnings applicable to common stock	$541	$555	$600

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net earnings per share (EPS) to those used to calculate diluted net EPS:

	2012	2011	2010
Basic	130,852	136,699	140,272
Dilutive effect of stock options and other	1,458	1,402	1,262
Diluted	132,310	138,101	141,534

During fiscal years 2012, 2011 and 2010, the Company did not include stock options to purchase approximately 1.8 million, 2.0 million and 4.0 million shares, respectively, of the Company’s common stock in the calculations of diluted net EPS because their exercise price was greater than the average market price, making them anti-dilutive.

NOTE 15. SHARE-BASED COMPENSATION PLANS

In November 2005, the Company’s stockholders approved the 2005 Stock Incentive Plan (2005 Plan). The 2005 Plan permits the Company to grant various nonqualified, share-based compensation awards, including stock options, restricted stock, performance units, deferred stock units, restricted stock units, stock appreciation rights and other stock-based awards. The Company is authorized to grant up to 7 million common shares under the 2005 Plan, and, as of June 30, 2012, approximately 4 million common shares were available for grant under the plan.

Compensation cost and the related income tax benefit recognized in the Company’s fiscal years 2012, 2011 and 2010 consolidated financial statements for share-based compensation plans were classified as indicated below.

	2012	2011	2010
Cost of products sold	$3	$4	$8
Selling and administrative expenses	22	26	46
Research and development costs	2	2	6
Total compensation cost	$27	$32	$60
Related income tax benefit	$10	$12	$22

Cash received during fiscal years 2012, 2011 and 2010 from stock options exercised under all share-based payment arrangements was $79, $84 and $69, respectively. The Company issues shares for share-based compensation plans from treasury stock. The Company may repurchase shares under its Evergreen Program to offset the estimated impact of share dilution related to share-based awards (See Note 13).

Details regarding the valuation and accounting for stock options, restricted stock awards, performance units and deferred stock units for non-employee directors follow.

Stock Options

The fair value of each stock option award granted during fiscal years 2012, 2011 and 2010 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2012	2011	2010
Expected life	4.9 - 5.7 years	4.9 - 5.9 years	5.1 - 5.4 years
Weighted-average expected life	5.7 years	5.4 years	5.2 years
Expected volatility	21.9% to 25.9%	20.6% to 21.0%	21.6% to 22.9%
Weighted-average volatility	23.5%	20.6%	22.0%
Risk-free interest rate	0.9% to 1.1%	1.5%	2.2% to 2.4%
Weighted-average risk-free interest rate	0.9%	1.5%	2.4%
Dividend yield	3.5%-3.8%	3.4%-3.6%	3.4% to 3.6%
Weighted-average dividend yield	3.5%	3.4%	3.6%

The expected life of the stock options is based on observed historical exercise patterns. Groups of employees having similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each separate employee grouping, and adjusts the rate to expected forfeitures periodically. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant,

NOTE 15. SHARE-BASED COMPENSATION PLANS (Continued)

historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant. Details of the Company’s stock option plan at June 30 are summarized below:

	Number of Shares	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
	(In thousands)
Outstanding at June 30, 2011	9,954	$59	6 years	$83
Granted	1,894	68
Exercised	(1,530)	52
Cancelled	(214)	59
Outstanding at June 30, 2012	10,104	$62	6 years	$108

Options vested at June 30, 2012	5,792	$59	5 years	$78

The weighted-average fair value per share of each option granted during fiscal years 2012, 2011, and 2010, estimated at the grant date using the Black-Scholes option pricing model, was $9.24, $8.27 and $8.34, respectively. The total intrinsic value of options exercised in fiscal years 2012, 2011 and 2010 was $29, $38 and $36, respectively.

Stock option awards outstanding as of June 30, 2012, have been granted at prices that are either equal to or above the market value of the stock on the date of grant. Stock option grants generally vest over four years and expire no later than ten years after the grant date. The Company recognizes compensation expense ratably over the vesting period. As of June 30, 2012, there was $17 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of two years, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally three to four years. The total number of restricted stock awards expected to vest is adjusted by estimated forfeiture rates. Restricted stock grants prior to July 1, 2009, receive dividend distributions during their vesting period. Restricted stock grants after July 1, 2009, receive dividend distributions earned during the vesting period upon vesting.

As of June 30, 2012, there was $1 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of two years. The total fair value of the shares that vested in fiscal years 2012, 2011 and 2010 was $3, $4 and $5, respectively. The weighted-average grant-date fair value of awards granted was $68.52, $67.58 and $58.91 per share for fiscal years 2012, 2011 and 2010, respectively.

NOTE 15. SHARE-BASED COMPENSATION PLANS (Continued)

A summary of the status of the Company’s restricted stock awards as of June 30 is presented below:

	Number of Shares	Weighted-Average Grant Date Fair Value per Share
	(In thousands)
Restricted stock awards at June 30, 2011	68	$64
Granted	4	69
Vested	(47)	64
Forfeited	(3)	65
Restricted stock awards at June 30, 2012	22	$65

Performance Units

The Company’s performance unit grants provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves certain performance targets. The performance unit grants vest after three years. Performance unit grants prior to July 1, 2009 receive dividend distributions during their vesting periods. Performance unit grants after July 1, 2009 receive dividends earned during the vesting period upon vesting.

The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates, and the initial assumption that performance goals will be achieved. Compensation expense is adjusted, as necessary, on a quarterly basis based on management’s assessment of the probability that performance goals will be achieved. If such goals are not met or it is determined that achievement of performance goals is not probable, any previously recognized compensation expense is reversed to reflect the expected payout level. If it is determined that the performance goals will be exceeded, additional compensation expense is recognized, subject to a cap of 150% of target.

The number of shares issued will be dependent upon vesting and the achievement of specified performance targets. At June 30, 2012, there was $17 in unrecognized compensation cost related to non-vested performance unit grants that is expected to be recognized over a remaining weighted-average performance period of two years. The weighted-average grant-date fair value of awards granted was $68.17, $66.48 and $57.28 per share for fiscal years 2012, 2011 and 2010, respectively.

A summary of the status of the Company’s performance unit awards as of June 30 is presented below:

	Number of Shares	Weighted-Average Grant Date Fair Value per Share
	(In thousands)
Performance unit awards as of June 30, 2011	1,479	$60
Granted	579	68
Distributed	(602)	64
Forfeited	(86)	64
Performance unit awards as of June 30, 2012	1,370	$62
Performance units vested and deferred as of June 30, 2012	210	$51

The non-vested performance units outstanding at June 30, 2012 and 2011 were 1,160,000 and 1,203,000, respectively, and the weighted average grant date fair value was $64.04 and $62.55 per share, respectively. Total shares vested during fiscal year 2012 were 536,000 which had a weighted average grant date fair value per share of $63.95. The total fair value of shares vested was $34, $27 and $33 during fiscal years 2012, 2011 and 2010, respectively. Upon vesting, the recipients of the grants receive the

NOTE 15. SHARE-BASED COMPENSATION PLANS (Continued)

distribution as shares or, if previously elected by eligible recipients, as deferred stock. During fiscal years 2012 and 2011, $33 and $25, respectively, of the vested awards were paid by the issuance of shares. During fiscal years 2012 and 2011, $1 and $2, respectively, of the vested awards were deferred. Deferred shares receive dividend distributions during their deferral period.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the termination of a director’s service.

During fiscal year 2012, the Company granted 22,500 deferred stock units, reinvested dividends of 7,600 units and distributed 16,400 shares, which had a weighted-average fair value on grant date of $66.95, $67.54 and $60.93 per share, respectively. As of June 30, 2012, 222,900 units were outstanding, which had a weighted-average fair value on grant date of $58.80 per share.

NOTE 16. LEASES AND OTHER COMMITMENTS

The Company leases transportation equipment, certain information technology equipment and various manufacturing, warehousing, and office facilities. The Company’s leases are classified as operating leases, and the Company’s existing contracts will expire by 2024. The Company expects that, in the normal course of business, existing contracts will be renewed or replaced by other leases. The future minimum rental payments required under the Company’s existing non-cancelable lease agreements at June 30, 2012, are expected to be $38, $34, $30, $28, $26 and $95 in fiscal years 2013, 2014, 2015, 2016, 2017 and thereafter, respectively.

In the fourth quarter of fiscal year 2012, the Company began the process of relocating certain employees from its general office building in Oakland, Calif. to a new facility located in Pleasanton Calif. Employees from its Technical and Data Center in Pleasanton, Calif. are also expected to be relocated to the new facility by the end of fiscal year 2013. The new facility consists of approximately 343,000 square feet of leased space and will house the Company’s research and development group, as well as other administrative and operational support personnel. The future minimum rental payments required under the Company’s existing non-cancelable lease agreement for the new facility at June 30, 2012, are expected to be $4, $6, $6, $7, $7 and $43 in fiscal years 2013, 2014, 2015, 2016, 2017 and thereafter, respectively. These amounts are included in the Company’s future minimum rental payments disclosed above.

Rental expense for all operating leases was $68, $62 and $59 in fiscal years 2012, 2011 and 2010, respectively. Certain space not occupied by the Company in its general office building is rented to other tenants under operating leases expiring through 2017. Future minimum rentals to be received under these leases total $3 and do not exceed $1 in any one year.

The Company is also a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally-binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, utility agreements, capital expenditure agreements, software acquisition and license commitments, and service contracts. At June 30, 2012, the Company’s purchase obligations, including the services related to the Information Technology Services (ITS) Agreement, totaled $382, $169, $88, $28, $25 and $48 for fiscal years 2013 through 2017, and thereafter, respectively. Estimates for the ITS Agreement are based on an annual service fee that is adjusted periodically based upon updates to services and equipment provided. Included in the ITS Agreement are certain acceleration payment clauses if the Company terminates the contract without cause.

NOTE 17. OTHER (INCOME) EXPENSE, NET

The major components of other (income) expense, net, for the fiscal years ended June 30 were:

	2012	2011	2010
Income from equity investees	$(11)	$(8)	$(9)
Income from transition services (Note 2)	(6)	(9)	—
Low-income housing partnership (gains) losses	(2)	(13)	1
Amortization of trademarks and other intangible assets (Note 7)	9	9	9
Foreign exchange transaction losses (gains), net (Note 1)	1	(2)	26
Other, net	(4)	—	2
Total	$(13)	$(23)	$29

As of June 30, 2012, the Company owns, directly or indirectly, limited partnership interests of up to 99% in 24 low-income housing partnerships. In fiscal year 2011, the Company sold three properties and recognized a gain of $13.

Approximately $24 of the fiscal year 2010 foreign exchange transaction losses, net, represent remeasurement losses for the Company’s Venezuelan subsidiary (see Note 1).

NOTE 18. INCOME TAXES

The provision for income taxes on continuing operations, by tax jurisdiction, consisted of the following as of June 30:

	2012	2011	2010
Current
Federal	$200	$139	$193
State	12	19	23
Foreign	48	45	39
Total current	260	203	255

Deferred
Federal	—	71	18
State	1	2	2
Foreign	(13)	—	4
Total deferred	(12)	73	24
Total	$248	$276	$279

The components of earnings from continuing operations before income taxes, by tax jurisdiction, consisted of the following as of June 30:

	2012	2011	2010
United States	$655	$446	$664
Foreign	136	117	141
Total	$791	$563	$805

NOTE 18. INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on continuing operations follows as of June 30:

	2012	2011	2010
Statutory federal tax rate	35.0%	35.0%	35.0%
State taxes (net of federal tax benefits)	1.1	2.3	2.2
Tax differential on foreign earnings	(2.5)	(1.0)	(1.0)
Domestic manufacturing deduction	(2.2)	(3.5)	(1.8)
Noncash goodwill impairment	—	16.0	—
Other differences	—	0.2	0.3
Effective tax rate	31.4%	49.0%	34.7%

The substantially different effective tax rate in fiscal year 2011 primarily resulted from the 16.0% impact of the non-deductible noncash goodwill impairment charge of $258 related to the Burt’s Bees reporting unit as there was no substantial tax benefit associated with this noncash charge.

Applicable U.S. income taxes and foreign withholding taxes have not been provided on approximately $146 of undistributed earnings of certain foreign subsidiaries at June 30, 2012, because these earnings are considered indefinitely reinvested. The net federal income tax liability that would arise if these earnings were not indefinitely reinvested is approximately $36. Applicable U.S. income and foreign withholding taxes are provided on these earnings in the periods in which they are no longer considered indefinitely reinvested.

Tax benefits resulting from share-based payment arrangements that are in excess of the tax benefits recorded in net earnings over the vesting period of those arrangements are recorded as increases to additional paid-in capital. Excess tax benefits of approximately $10, $9, and $10, were realized and recorded to additional paid-in capital for the fiscal years 2012, 2011 and 2010, respectively. The components of deferred tax assets (liabilities) as of June 30 are shown below:

	2012	2011
Deferred tax assets
Compensation and benefit programs	$203	$157
Basis difference related to Venture Agreement	30	30
Accruals and reserves	49	34
Inventory costs	22	13
Net operating loss and tax credit carryforwards	21	18
Other	23	36
Subtotal	348	288
Valuation allowance	(20)	(14)
Total deferred tax assets	328	274

Deferred tax liabilities
Fixed and intangible assets	(268)	(258)
Low-income housing partnerships	(29)	(27)
Other	(32)	(35)
Total deferred tax liabilities	(329)	(320)
Net deferred tax liabilities	$(1)	$(46)

NOTE 18. INCOME TAXES (Continued)

The Company periodically reviews its deferred tax assets for recoverability. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2012	2011
Valuation allowance at beginning of year	$(14)	$(12)
Net decrease in realizability of foreign deferred tax assets	(3)	(1)
Net increase in foreign net operating loss carryforward and other	(3)	(1)
Valuation allowance at end of year	$(20)	$(14)

At June 30, 2012, the Company had foreign tax credit carryforwards of $7 for U.S. income tax purposes. Tax benefits from foreign net operating loss carryforwards of $8 have expiration dates between fiscal years 2013 and 2021. Tax benefits from foreign net operating loss carryforwards of $6 may be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. In the first quarter of fiscal year 2010, the Company paid federal tax and interest of $8 related to audits of the 2004 and 2006 fiscal tax years. In the first quarter of fiscal year 2011, certain issues relating to 2003, 2004 and 2006 were effectively settled by the Company and the IRS Appeals Division. Tax and interest payments of $18 were made with respect to these issues in the second quarter of fiscal year 2011. Interest payments of $4 were made with respect to these issues in the third quarter of fiscal year 2011. No tax benefits had previously been recognized for the issues related to the 2003, 2004 and 2006 tax settlements. The federal statute of limitations has expired for all tax years through June 30, 2008. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2012 and 2011, the total balance of accrued interest and penalties related to uncertain tax positions was $7 and $8, respectively. Interest and penalties included in income tax expense resulted in a net benefit of $3, a net benefit of $3 and a net expense of $5 in fiscal years 2012, 2011 and 2010, respectively. The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2012	2011	2010
Unrecognized tax benefits - July 1	$97	$84	$98
Gross increases - tax positions in prior periods	4	3	10
Gross decreases - tax positions in prior periods	(16)	(9)	(15)
Gross increases - current period tax positions	6	45	5
Gross decreases - current period tax positions	(1)	—	—
Settlements	(10)	(26)	(14)
Unrecognized tax benefits - June 30	$80	$97	$84

Included in the balance of unrecognized tax benefits at June 30, 2012, 2011 and 2010, are potential benefits of $56, $68 and $57, respectively, which if recognized, would affect the effective tax rate on earnings.

In the twelve months succeeding June 30, 2012, audit resolutions could potentially reduce total unrecognized tax benefits by up to $4, primarily as a result of cash settlement payments. Audit outcomes and the timing of audit settlements are subject to significant uncertainty.

NOTE 19. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

Effective July 1, 2011, and as part of a set of long-term, cost neutral enhancements to the Company’s overall employee benefit plans, the domestic qualified plan was frozen for service accrual and eligibility purposes, however, interest credits will continue to accrue on participant balances. As of June 30, 2012, the benefits of the domestic qualified plan are based on either employee years of service and compensation or a stated dollar amount per years of service. The Company is the sole contributor to the plan in amounts deemed necessary to provide benefits and to the extent deductible for federal income tax purposes. Assets of the plan consist primarily of investments in cash equivalents, mutual funds and common collective trusts.

The Company did not make any contributions to its domestic qualified retirement income plan during the fiscal year 2012. It contributed $15 and $43 in fiscal years 2011 and 2010, respectively. Contributions made to the domestic non-qualified retirement income plans were $11, $8 and $8 in fiscal years 2012, 2011 and 2010, respectively. The Company has also contributed $1, $1, and $2 to its foreign retirement income plans for fiscal years 2012, 2011 and 2010, respectively. The Company’s funding policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

Retirement Health Care

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain of these plans.

The assumed domestic health care cost trend rate used in measuring the accumulated postretirement benefit obligation (APBO) was 7.8% for medical and 8.7% for prescription drugs for fiscal year 2012. These rates have been assumed to gradually decrease each year until an assumed ultimate trend of 4.5% is reached in 2028. The health care cost trend rate assumption has an effect on the amounts reported. The effect of a hypothetical 100 basis point increase or decrease in the assumed domestic health care cost trend rate on the total service and interest cost components, and the postretirement benefit obligation would have been $1 for the fiscal year ended June 30, 2012, and less than $1 for both fiscal years ended June 30, 2011 and 2010.

NOTE 19. EMPLOYEE BENEFIT PLANS (Continued)

Financial Information Related to Retirement Income and Retirement Health Care

Summarized information for the Company’s retirement income and retirement health care plans at and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2012	2011	2012	2011
Change in benefit obligations:
Projected benefit obligation at beginning of year	$566	$560	$58	$78
Service cost	—	12	1	2
Interest cost	29	29	3	4
Employee contributions to deferred compensation plans	5	7	—	—
Actuarial (gain) loss	82	(12)	3	(23)
Plan amendments	—	—	—	(2)
Curtailment (gain) loss	—	(1)	—	—
Translation adjustment	—	3	(1)	—
Benefits paid	(36)	(32)	(1)	(1)
Projected benefit obligation at end of year	646	566	63	58

Change in plan assets:
Fair value of assets at beginning of year	410	335	—	—
Actual return on plan assets	9	80	—	—
Employer contributions to qualified and nonqualified plans	12	24	1	1
Translation adjustment	(1)	3	—	—
Benefits paid	(36)	(32)	(1)	(1)
Fair value of plan assets at end of year	394	410	—	—
Accrued benefit cost, net funded status	$(252)	$156	$(63)	$(58)

Amount recognized in the balance sheets consists of:
Pension benefit assets	$—	$1	$—	$—
Current accrued benefit liability	(14)	(11)	(6)	(5)
Non-current accrued benefit liability	(238)	(146)	(57)	(53)
Accrued benefit cost, net	$(252)	$(156)	$(63)	$(58)

Information for retirement income plans with an accumulated benefit obligation (ABO) in excess of plan assets as of June 30 follows:

	Pension Plans		Other Retirement Plans
	2012	2011	2012	2011
Projected benefit obligation	$561	$473	$84	$71
Accumulated benefit obligation	561	469	84	71
Fair value of plan assets	393	388	—	—

NOTE 19. EMPLOYEE BENEFIT PLANS (Continued)

The ABO for all pension plans was $561, $490 and $490, respectively, as of June 30, 2012, 2011 and 2010. The ABO for all retirement income plans increased by $85 in fiscal year 2012, primarily due to a decrease in the discount rate. The net costs of the retirement income and health care plans for the fiscal years ended June 30 include the following components:

	Retirement Income			Retirement Health Care
	2012	2011	2010	2012	2011	2010
Service cost	$—	$12	$9	$1	$2	$2
Interest cost	29	29	30	3	4	4
Expected return on plan assets	(31)	(33)	(31)	—	—	—
Curtailment gain	—	(1)	—	—	—	—
Amortization of unrecognized items	8	17	9	(3)	(2)	(2)
Total	$6	$24	$17	$1	$4	$4

Items not yet recognized as a component of postretirement expense as of June 30, 2012, consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$286	$(22)
Prior service cost (benefit)	1	(2)
Net deferred income tax (assets) liabilities	(107)	9
Accumulated other comprehensive loss (income)	$180	$(15)

Net actuarial loss (gain) recorded in accumulated other comprehensive net losses for the fiscal year ended June 30, 2012, included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) at beginning of year	$186	$(28)
Amortization during the year	(7)	2
Loss during the year	107	4
Net actuarial loss (gain) at end of year	$286	$(22)

The Company uses the straight line amortization method for unrecognized prior service costs and benefits. In fiscal year 2013, the Company expects to recognize, on a pretax basis, approximately less than $1 of the prior service cost and $12 of the net actuarial loss, and approximately $1 of the prior service credit and $2 of the net actuarial gain, as a component of net periodic benefit cost for the retirement income and retirement health care plans, respectively.

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations as of June 30 are as follows:

	Retirement Income		Retirement Health Care
	2012	2011	2012	2011
Discount rate	3.87%	5.31%	3.86%	5.29%
Rate of compensation increase	3.71%	3.93%	n/a	n/a

NOTE 19. EMPLOYEE BENEFIT PLANS (Continued)

Weighted-average assumptions used to estimate the net periodic pension and other postretirement benefit costs as of June 30 are as follows:

	Retirement Income
	2012	2011	2010
Discount rate	5.31%	5.34%	6.81%
Rate of compensation increase	3.93%	4.20%	4.22%
Expected return on plan assets	8.12%	8.11%	8.11%

	Retirement Health Care
	2012	2011	2010
Discount rate	5.29%	5.36%	6.80%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation.

Expected benefit payments for the Company’s pension and other postretirement plans as of June 30 are as follows:

	Retirement Income	Retirement Health Care
2013	$34	$6
2014	34	6
2015	35	5
2016	35	4
2017	37	4
Fiscal years 2018 — 2021	189	19

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 are:

	% Target Allocation	% of Plan Assets
		2012	2011
U.S. equity	29%	29%	50%
International equity	30	29	19
Fixed income	36	37	25
Other	5	5	6
Total	100%	100%	100%

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic qualified retirement income plan.

NOTE 19. EMPLOYEE BENEFIT PLANS (Continued)

The following table sets forth by level, within the fair value hierarchy, the retirement income plans’ assets carried at fair value as of June 30:

	2012
	Level 1	Level 2	Total
Cash equivalents	$2	$—	$2
Common/collective trusts
Bond funds	—	149	149
International equity funds	—	116	116
Domestic equity funds	—	106	106
Real Estate fund	—	21	21
Total common/collective trusts	—	392	392
Total assets at fair value	$2	$392	$394

	2011
	Level 1	Level 2	Total
Cash equivalents	$3	$—	$3
Mutual funds
Domestic equity fund	96	—	96
International equity funds	75	—	75
Bond fund	48	—	48
Real Estate fund	19	—	19
Total mutual funds	238	—	238
Common/collective trusts
Domestic equity fund	—	96	96
International equity funds	—	11	11
Bond funds	—	62	62
Total common/collective trusts	—	169	169
Total assets at fair value	$241	$169	$410

The carrying value of cash equivalents approximates their fair value as of June 30, 2012 and 2011.

Mutual funds are valued at quoted market prices, which represent the net asset values of shares held by the plans as of June 30, 2011. As of June 30, 2012, the plan is not invested in mutual funds.

Common/collective trust funds are valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2012 and 2011.

The common/collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds which have characteristics consistent with each trust’s overall investment objective and strategy.

NOTE 19. EMPLOYEE BENEFIT PLANS (Continued)

Defined Contribution Plans

The Company has defined contribution plans for most of its domestic employees. The plans include The Clorox Company 401(k) Plan. Effective July 1, 2011, The Clorox Company 401(k) Plan was amended to enhance the matching of employee contributions and to provide for a fixed and non-discretionary annual contribution in place of the profit sharing component. Prior to July 1, 2011, Company contributions to the profit sharing component above 3% of employee eligible earnings were discretionary and were based on certain Company performance targets for eligible employees. The aggregate cost of the defined contribution plans was $46, $21, and $33 in fiscal years 2012, 2011 and 2010, respectively. Included in the 2011 and 2010 costs was $17, and $29, respectively, of profit sharing contributions. The Company also has defined contribution plans for certain of its international employees. The aggregate cost of these foreign plans was $1, $1 and $3 in fiscal years 2012, 2011 and 2010, respectively.

NOTE 20. SEGMENT REPORTING

The Company operates through strategic business units that are aggregated into four reportable segments: Cleaning, Household, Lifestyle and International. Beginning in the fourth quarter of fiscal year 2012, natural personal care financial results outside the U.S. are being reported in the International segment rather than in the Lifestyle segment because management of the International segment now has primary oversight of natural personal care financial results outside the U.S. All periods presented have been recast to reflect this change. The four reportable segments consist of the following:

  Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived home care products under the Green Works® brand; and professional cleaning and disinfecting products under the Clorox®, Dispatch®, Aplicare®, HealthLink® and Clorox HealthcareTM brands.

  Household consists of charcoal, cat litter and plastic bags, wraps and container products marketed and sold in the United States. Products within this segment include plastic bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and charcoal products under the Kingsford® and Match Light® brands.

  Lifestyle consists of food products, water-filtration systems and filters and natural personal care products marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley® and K C Masterpiece® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® and güd® brands.

  International consists of products sold outside the United States. Products within this segment include laundry, homecare, water-filtration, charcoal and cat litter products, dressings and sauces, plastic bags, wraps and containers and natural personal care products, primarily under the Clorox®, Javex®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Nevex®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, K C Masterpiece®, Hidden Valley® and Burt’s Bees® brands.

Certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses are reflected in Corporate. Corporate assets include cash and cash equivalents, other investments and deferred taxes.

NOTE 20. SEGMENT REPORTING (Continued)

	Fiscal Year	Cleaning	Household	Lifestyle	International	Corporate	Total Company
Net sales	2012	$1,692	$1,676	$901	$1,199	$—	$5,468
	2011	1,619	1,611	849	1,152	—	5,231
	2010	1,624	1,663	835	1,112	—	5,234
Earnings (losses) from continuing operations
before income taxes	2012	381	298	265	119	(272)	791
	2011	356	278	91	55	(217)	563
	2010	368	290	304	143	(300)	805
Income from equity investees	2012	—	—	—	11	—	11
	2011	—	—	—	8	—	8
	2010	—	—	—	9	—	9
Total assets	2012	942	818	887	1,219	489	4,355
	2011	838	848	886	1,201	390	4,163
Capital expenditures	2012	63	79	18	32	—	192
	2011	72	95	24	37	—	228
	2010	74	79	18	30	—	201
Depreciation and amortization	2012	45	73	18	25	17	178
	2011	44	73	18	22	16	173
	2010	51	77	21	22	12	183
Significant noncash charges included in
earnings before income taxes:
Share-based compensation	2012	13	12	6	1	(5)	27
	2011	14	13	6	2	(3)	32
	2010	11	10	5	2	32	60
Noncash goodwill impairment	2012	—	—	—	—	—	—
	2011	—	—	164	94	—	258
	2010	—	—	—	—	—	—

Fiscal year 2011 earnings (losses) from continuing operations before income taxes for the Lifestyle and International reportable segments included a noncash goodwill impairment charge of $164 and $94, respectively, for the Burt’s Bees business. Fiscal year 2011 diluted net earnings per share from continuing operations included the impact of $1.86 from this noncash goodwill impairment charge.

Fiscal years 2011 and 2010 net sales for the International segment included $34 and $29, respectively, that was previously reported in the Lifestyle segment. Fiscal years 2011 and 2010 earnings (losses) from continuing operations before income taxes for the International segment also included $92 and $1 of losses, respectively, that were previously reported in the Lifestyle segment. In addition, total assets for fiscal year 2011 for the International segment included $264 that was previously reported in the Lifestyle segment.

Total assets for Corporate included $267 and $259 of cash and cash equivalents for fiscal years 2012 and 2011, respectively.

All intersegment sales are eliminated and are not included in the Company’s reportable segments’ net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 26%, 27% and 27% for the fiscal years ended 2012, 2011 and 2010, respectively, of consolidated net sales and occurred in each of the Company’s reportable segments. No other customers exceeded 10% of consolidated net sales in any year. During fiscal years 2012, 2011 and 2010, the Company’s five largest customers accounted for 44%, 44% and 45% of its net sales, respectively.

The Company has three product lines that have accounted for 10% or more of consolidated net sales during each of the past three fiscal years. In fiscal years 2012, 2011 and 2010, respectively, sales of liquid bleach represented approximately 13%, 14% and 13% of the Company’s consolidated net sales, approximately 26%, 27% and 28% of net sales in the Cleaning segment and approximately 22%, 23% and 22% of net sales in the International segment. In fiscal years 2012, 2011 and 2010, respectively, sales of trash bags represented approximately 13%, 13% and 12% of the Company’s consolidated net sales, approximately 35%, 34% and 31% of net sales in the Household segment and approximately 10%, 11% and 10% of net sales in the International segment. Sales of charcoal represented approximately 11% of the Company’s consolidated net sales in each of the fiscal years 2012, 2011 and 2010 and approximately 35%, 34% and 36% of net sales in the Household segment, respectively.

NOTE 20. SEGMENT REPORTING (Continued)

Net sales and long-lived assets by geographic area as of and for the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2012	$4,316	$1,152	$5,468
	2011	4,125	1,106	5,231
	2010	4,172	1,062	5,234
Property, plant and equipment, net	2012	$906	$175	$1,081
	2011	881	158	1,039

NOTE 21. UNAUDITED QUARTERLY DATA

	Quarters Ended
	September 30	December 31	March 31	June 30	Total Year
Fiscal year ended June 30, 2012
Net sales	$1,305	$1,221	$1,401	$1,541	$5,468
Cost of products sold	$759	$714	$808	$883	$3,164
Earnings from continuing operations	$130	$105	$134	$174	$543
Losses from discontinued operations, net of tax	$—	$—	$(2)	$—	$(2)
Net earnings	$130	$105	$132	$174	$541
Per common share:
Basic
Continuing operations	$0.99	$0.79	$1.03	$1.34	$4.15
Discontinued operations	—	—	(0.01)	—	(0.01)
Basic net earnings per share	$0.99	$0.79	$1.02	$1.34	$4.14
Diluted
Continuing operations	$0.98	$0.79	$1.02	$1.32	$4.10
Discontinued operations	—	—	(0.01)	—	(0.01)
Diluted net earnings per share	$0.98	$0.79	$1.01	$1.32	$4.09
Dividends declared per common share	$0.60	$0.60	$0.60	$0.64	$2.44
Market price (NYSE)
High	$75.44	$69.61	$70.89	$73.54	$75.44
Low	63.56	63.06	66.37	66.72	63.06
Year-end					72.46
Fiscal year ended June 30, 2011
Net sales	$1,266	$1,179	$1,304	$1,482	$5,231
Cost of products sold	$705	$687	$729	$837	$2,958
Earnings (losses) from continuing operations	$140	$(163)	$141	$169	$287
Earnings from discontinued operations, net of tax	$76	$184	$10	$—	$270
Net earnings	$216	$21	$151	$169	$557
Per common share:
Basic
Continuing operations	$0.99	$(1.17)	$1.03	$1.27	$2.09
Discontinued operations	0.55	1.32	0.07	—	1.97
Basic net earnings per share	$1.54	$0.15	$1.10	$1.27	$4.06
Diluted
Continuing operations	$0.98	$(1.17)	$1.02	$1.26	$2.07
Discontinued operations	0.54	1.32	0.07	—	1.95
Diluted net earnings per share	$1.52	$0.15	$1.09	$1.26	$4.02
Dividends declared per common share	$0.55	$0.55	$0.55	$0.60	$2.25
Market price (NYSE)
High	$67.86	$69.00	$72.43	$71.00	$72.43
Low	61.52	61.45	60.56	65.97	60.56
Year-end					67.44

Fiscal year 2011 earnings (losses) from continuing operations and net earnings included a $258 noncash goodwill impairment charge recognized for the Burt’s Bees business. Fiscal year 2011 diluted net earnings per share from continuing operations included the impact of $1.86 from this noncash goodwill impairment charge.

FIVE-YEAR FINANCIAL SUMMARY
The Clorox Company

	Years ended June 30
Dollars in millions, except share data	2012	2011(1)(2)	2010(1)	2009(1)	2008(1)(3)
OPERATIONS
Net sales	$5,468	$5,231	$5,234	$5,158	$4,954
Gross profit	2,304	2,273	2,319	2,204	2,012

Earnings from continuing operations	$543	$287	$526	$472	$382
(Losses) earnings from discontinued operations, net of tax	(2)	270	77	65	79
Net earnings	$541	$557	$603	$537	$461

COMMON STOCK
Earnings per share
Continuing operations
Basic	$4.15	$2.09	$3.73	$3.36	$2.71
Diluted	4.10	2.07	3.69	3.33	2.68
Dividends declared per share	$2.44	$2.25	$2.05	$1.88	$1.66

OTHER DATA
Total assets	$4,355	$4,163	$4,548	$4,569	$4,704
Long-term debt	1,571	2,125	2,124	2,151	2,720

(1)	In November 2010, the Company completed the sale of the Auto Businesses pursuant to the terms of a Purchase and Sale Agreement and received cash consideration of $755. Included in earnings from discontinued operations for fiscal year ended June 30, 2011, is an after-tax gain on the transaction of $247. In connection with the discontinued operations presentation in the consolidated financial statements, certain financial statement footnotes have been updated to reflect the impact of discontinued operations.

(2)	Earnings from continuing operations and net earnings included the $258 noncash goodwill impairment charge recognized in fiscal year 2011 for the Burt’s Bees business. Diluted net earnings per share from continuing operations included the impact of $1.86 from this noncash goodwill impairment charge.

(3)	In fiscal year 2008, the Company acquired Burt’s Bees Inc. for an aggregate price of $913 excluding $25 paid for tax benefits associated with the acquisition. In addition, the Company entered into an accelerated share repurchase agreement under which it repurchased 12 million of its shares for an aggregate price of $750.

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES (Dollars in Millions)

Column A	Column B	Column C		Column D		Column E
		Additions		Deductions
Description	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts	Credited to costs and expenses	Credited to other accounts	Balance at end of period
Allowance for doubtful accounts
Year ended June 30, 2012	$(5)	$(3)	$—	$1	$—	$(7)
Year ended June 30, 2011	(6)	—	—	1	—	(5)
Year ended June 30, 2010	(6)	—	—	—	—	(6)
LIFO allowance
Year ended June 30, 2012	$(29)	$(8)	$—	$—	$—	$(37)
Year ended June 30, 2011	(28)	(1)	—	—	—	(29)
Year ended June 30, 2010	(31)	—	—	3	—	(28)
Valuation allowance on deferred tax assets
Year ended June 30, 2012	$(14)	$(6)	$—	$—	$—	$(20)
Year ended June 30, 2011	(12)	(2)	—	—	—	(14)
Year ended June 30, 2010	(6)	(6)	—	—	—	(12)
Allowance for inventory obsolescence
Year ended June 30, 2012	$(11)	$(13)	$—	$—	$14	$(10)
Year ended June 30, 2011	(10)	(15)	—	—	14	(11)
Year ended June 30, 2010	(10)	(11)	—	—	11	(10)

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT

Dollars in millions	FY12	FY11(1)	FY10(1)
Earnings from continuing operations before income taxes	$791	$563	$805
Noncash restructuring-related and asset impairment costs	4	6	4
Noncash goodwill impairment	—	258	—
Interest expense	125	123	139
Earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, noncash goodwill
impairment and interest expense	$920	$950	$948
Adjusted after tax profit(2)	$631	$629	$619
Average capital employed(3)	2,544	2,618	2,525
Capital charge(4)	229	236	227
Economic profit (Adjusted after tax profit less capital charge)	$402	$393	$392
% change over prior year	+2.3%	+0.3%	+12.6%

(1)	In the fiscal year 2011 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K, economic profit (EP) for all fiscal years presented included the results of the Auto Businesses (but excluded the net gain on sale) because this was the method used by the Company to calculate EP to determine the amount of short-term compensation for fiscal year 2011. In the current fiscal year and in this table, EP calculations for all fiscal years presented exclude the Auto Businesses.

(2)	Adjusted after tax profit represents earnings from continuing operations before income taxes, noncash restructuring-related and asset impairment costs, noncash goodwill impairment and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations before the noncash goodwill impairment charge for fiscal year 2011, which was 31.4%, 33.8% and 34.7% in fiscal years 2012, 2011 and 2010, respectively. The difference between the fiscal year 2011 effective tax rate on continuing operations before the noncash goodwill impairment charge and the effective tax rate on continuing operations of 49% is (16.0)% related to the non-deductible noncash goodwill impairment charge and 0.8% for other tax effects related to excluding this charge.

(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year noncash restructuring-related and asset impairment costs and noncash goodwill impairment. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY12	FY11(1)	FY10(1)
Total assets	$4,355	$4,163	$4,548
Adjustments related to the Auto Businesses	—	—	(405)
Total assets adjusted for the Auto Businesses	4,355	4,163	4,143
Less:
Accounts payable	412	423	409
Accrued liabilities	494	442	491
Income taxes payable	5	41	74
Other liabilities	739	619	677
Deferred income taxes	119	140	19
Non-interest bearing liabilities	1,769	1,665	1,670
Total capital employed	2,586	2,498	2,473
Noncash restructuring-related and asset impairment costs	4	6	4
Noncash goodwill impairment	—	258	—
Adjusted capital employed	$2,590	$2,762	$2,477
Average capital employed	$2,544	$2,618	$2,525

(4)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate the capital charge was 9% for all fiscal years presented.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
‚PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.‚

A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:

1.	Election of Directors:	For	Against	Abstain				For	Against	Abstain		For	Against	Abstain

	01 - Daniel Boggan, Jr.	☐	☐	☐		04 - George J. Harad		☐	☐	☐	07 - Edward A. Mueller	☐	☐	☐

	02 - Richard H. Carmona	☐	☐	☐		05 - Donald R. Knauss		☐	☐	☐	08 - Pamela Thomas-Graham	☐	☐	☐

	03 - Tully M. Friedman	☐	☐	☐		06 - Robert W. Matschullat		☐	☐	☐	09 - Carolyn M. Ticknor	☐	☐	☐

B	The Board of Directors recommends a vote FOR Proposal 2.							C	The Board of Directors recommends a vote FOR Proposal 3.

					For	Against	Abstain						For	Against	Abstain

2.	Advisory Vote on Executive Compensation.				☐	☐	☐	3.			Ratification of Independent Registered Public Accounting Firm.		☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.

					For	Against	Abstain

4.	To Approve the Amended and Restated 2005 Stock Incentive Plan.				☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

Dear Stockholders:

Attached is the proxy for The Clorox Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote your shares. You may vote via telephone, the Internet or mail. If you wish to vote via telephone or the Internet, instructions are printed on this form. If you wish to vote by mail, please mark, sign, date and return the proxy using the enclosed envelope.

Only stockholders on the record date, September 18, 2012, or their legal proxy holders, may attend the Annual Meeting. To be admitted to the Annual Meeting, you must bring a current form of government-issued photo identification and proof that you owned Clorox common stock on the record date. Please see the “Attending the Annual Meeting” section of the proxy statement for further information.

Sincerely,

Angela C. Hilt
Vice President – Corporate Secretary &
Associate General Counsel

Annual Meeting of Stockholders
  Meeting Date: November 14, 2012
  Check – In Time: 8:30 a.m. Pacific Time
  Meeting Time: 9:00 a.m. Pacific Time
  Meeting Location: the Company’s Pleasanton Campus, located at 4900 Johnson Drive, Building C, Pleasanton, CA 94588

Please note that cameras, recording equipment and other electronic devices will not be allowed in the meeting except for use by the Company. For your protection, briefcases, purses, packages, etc. may be inspected as you enter the meeting.

The Notice of Annual Meeting, Proxy Statement and 2012 Annual Report — Executive Summary are available at www.envisionreports.com/CLX.

‚ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — The Clorox Company
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 14, 2012

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Donald R. Knauss, Stephen M. Robb and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific time on Wednesday, November 14, 2012, at the Company’s Pleasanton Campus located at 4900 Johnson Drive, Building C, Pleasanton, CA 94588 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Items to be voted appear on reverse side)

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.